                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                             Registration File No. 333-140804-05

SEPTEMBER 12, 2007                                             JPMCC 2007-CIBC20

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                      STRUCTURAL AND COLLATERAL TERM SHEET

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                           --------------------------

                                 $2,263,222,000
                                  (Approximate)

                J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES
                                TRUST 2007-CIBC20
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2007-CIBC20

                           --------------------------

                            JPMORGAN CHASE BANK, N.A.
                                    CIBC INC.
                              Mortgage Loan Sellers

JPMORGAN                                                      CIBC WORLD MARKETS
CREDIT SUISSE                                                    LEHMAN BROTHERS

This material is for your information, and none of J.P. Morgan Securities Inc.,
CIBC World Markets Corp., Credit Suisse Securities (USA) LLC and Lehman Brothers
Inc. (collectively, the "Underwriters") are soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus"), dated September 12, 2007.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

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                                  KEY FEATURES
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CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                         CIBC World Markets Corp.

CO-MANAGERS:             Credit Suisse Securities (USA) LLC
                         Lehman Brothers Inc.

MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (69.7%)
                         CIBC Inc. (30.3%)

MASTER SERVICER:         Midland Loan Services, Inc.

SPECIAL SERVICER:        Centerline Servicing Inc.

TRUSTEE:                 Wells Fargo Bank, N.A.

RATING AGENCIES:         Moody's Investors Service, Inc.
                         Standard & Poor's Ratings Services, a division of The
                         McGraw Hill Companies, Inc.
                         Fitch, Inc.

PRICING DATE:            On or about September 21, 2007

CLOSING DATE:            On or about September 28, 2007

CUT-OFF DATE:            With respect to each mortgage loan, the due date of the
                         related mortgage loan in September 2007 or September 1,
                         2007, with respect to those mortgage loans that were
                         originated in August 2007 and have their first due date
                         in October 2007, or with respect to those mortgage
                         loans that were originated in September 2007 and have
                         their first due date in either October 2007 or November
                         2007, the origination date.

DISTRIBUTION DATE:       12th of each month, or if the 12th day is not a
                         business day, on the next succeeding business day,
                         beginning in October 2007.

PAYMENT DELAY:           11 days

TAX STATUS:              REMIC

ERISA CONSIDERATION:     It is expected that the Offered Certificates will be
                         ERISA eligible.

OPTIONAL TERMINATION:    1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:   $10,000 for each class of certificates other than the
                         Class X-1 and Class X-2 Certificates, and in the case
                         of the Class X-1 and Class X-2 Certificates, $1,000,000

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

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                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                 MORTGAGE LOANS     LOAN GROUP 1     LOAN GROUP 2
--------------------------                                 --------------    --------------    ------------

INITIAL POOL BALANCE (IPB):                                $2,631,654,457    $2,270,271,223    $361,383,234
NUMBER OF MORTGAGE LOANS:                                             144               113              31
NUMBER OF MORTGAGED PROPERTIES:                                       227               196              31
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:               $18,275,378       $20,090,896     $11,657,524
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                    $11,593,191       $11,583,016     $11,657,524
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                     6.21273%          6.21000%        6.22989%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                            1.29x             1.31x           1.19x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(1):               72.6%             72.9%           70.7%
WEIGHTED AVERAGE MATURITY DATE LTV(1),(2):                          68.6%             69.0%           66.4%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):          112 months        113 months      106 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):       354 months        353 months      360 months
WEIGHTED AVERAGE SEASONING (MONTHS):                              1 month           1 month        2 months
10 LARGEST MORTGAGE LOANS AS % OF IPB:                              48.6%             55.8%           67.3%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                           11.1%             11.7%            7.6%
% OF MORTGAGED PROPERTIES WITH SINGLE TENANTS:                      16.7%             19.4%            0.0%

(1)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(2)   Excludes the fully amortizing mortgage loans.

(3)   Excludes mortgage loans that are interest-only for the entire term.

                                     2 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

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                        APPROXIMATE SECURITIES STRUCTURE
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PUBLICLY OFFERED CLASSES

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                                                   APPROXIMATE
                                                     INITIAL
          EXPECTED RATINGS      APPROXIMATE       CREDIT SUPPORT      EXPECTED WEIGHTED     EXPECTED PAYMENT
CLASS    (MOODY'S/S&P/FITCH)   FACE AMOUNT(1)   (% OF BALANCE)(2)    AVG. LIFE (YEARS)(3)      WINDOW(3)
-------------------------------------------------------------------------------------------------------------

A-1          Aaa/AAA/AAA        $   29,213,000       30.000%                 2.58             10/07-02/12
A-2          Aaa/AAA/AAA        $  105,083,000       30.000%                 4.92             03/12-10/12
A-3          Aaa/AAA/AAA        $  208,581,000       30.000%                 6.73             10/13-10/14
A-4          Aaa/AAA/AAA        $1,052,752,000       30.000%                 9.80             11/16-08/17
A-SB         Aaa/AAA/AAA        $   85,146,000       30.000%                 6.99             02/12-11/16
A-1A         Aaa/AAA/AAA        $  361,383,000       30.000%                 8.62             10/07-08/17
X-2          Aaa/AAA/AAA        $2,545,748,000         N/A                   N/A                  N/A
A-M          Aaa/AAA/AAA        $  263,165,000       20.000%                 9.94             08/17-09/17
A-J          Aaa/AAA/AAA        $  157,899,000       14.000%                 9.96             09/17-09/17
-------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES

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                                                   APPROXIMATE
                                                     INITIAL
          EXPECTED RATINGS      APPROXIMATE       CREDIT SUPPORT      EXPECTED WEIGHTED     EXPECTED PAYMENT
CLASS    (MOODY'S/S&P/FITCH)   FACE AMOUNT(1)   (% OF BALANCE)(2)    AVG. LIFE (YEARS)(3)      WINDOW(3)
-------------------------------------------------------------------------------------------------------------

X-1          Aaa/AAA/AAA       $2,631,654,456          N/A                   N/A                  N/A
B            Aa1/AA+/AA+       $   29,606,000        12.875%                 N/A                  N/A
C             Aa2/AA/AA        $   26,317,000        11.875%                 N/A                  N/A
D            Aa3/AA-/AA-       $   29,606,000        10.750%                 N/A                  N/A
E             A1/A+/A+         $   26,317,000         9.750%                 N/A                  N/A
F              A2/A/A          $   19,737,000         9.000%                 N/A                  N/A
G             A3/A-/A-         $   29,606,000         7.875%                 N/A                  N/A
H          Baa1/BBB+/BBB+      $   36,185,000         6.500%                 N/A                  N/A
J           Baa2/BBB/BBB       $   32,896,000         5.250%                 N/A                  N/A
K          Baa3/BBB-/BBB-      $   29,606,000         4.125%                 N/A                  N/A
L            NR/BB+/BB+        $   32,896,000         2.875%                 N/A                  N/A
M             NR/BB/BB         $    9,869,000         2.500%                 N/A                  N/A
N            NR/BB-/BB-        $    6,579,000         2.250%                 N/A                  N/A
P             NR/B+/NR         $   19,737,000         1.500%                 N/A                  N/A
Q              NR/B/NR         $    3,290,000         1.375%                 N/A                  N/A
T             NR/B-/NR         $    9,868,000         1.000%                 N/A                  N/A
NR            NR/NR/NR         $   26,317,456          N/A                   N/A                  N/A
-------------------------------------------------------------------------------------------------------------

(1)   Approximate, subject to a permitted variance of plus or minus 5%.

(2)   The credit support percentages set forth for Class A-1, Class A-2, Class
      A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)   The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
      Considerations--Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

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                               STRUCTURAL OVERVIEW
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o     For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
      A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and
      A-SB Certificates will be based on amounts available relating to Loan
      Group 1 and interest and principal distributions on the Class A-1A
      Certificates will be based on amounts available relating to Loan Group 2.

o     Interest payments will be made concurrently to the Class A-1, A-2, A-3,
      A-4, A-SB and A-1A (pro rata to the Class A-1, A-2, A-3, A-4 and A-SB
      Certificates, from Loan Group 1, and to the Class A-1A Certificates from
      Loan Group 2, the foregoing classes, collectively, the "Class A
      Certificates") and Class X-1 and Class X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid sequentially to the Class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P,
      Q, T and NR Certificates.

o     The pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB, A-1A, A-M,
      A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other
      Certificates.

      All Classes will accrue interest on a 30/360 basis.

o     Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class
      A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balances of the Class A-4 and A-SB Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR
      Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed
      (without regard to loan group) to the Class A-1, A-2, A-3, A-4, A-SB and
      A-1A Certificates on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class
      A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the free writing prospectus). After the certificate balances of the Class A-1, A-2,
      A-3, A-4, A-SB and A-1A Certificates have been reduced to zero, principal payments will be paid sequentially to the Class A-M, A-J, B, C, D, E, F,
      G, H, J, K, L, M, N, P, Q, T and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and
      Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o     Losses will be borne by the Classes (other than the Class X-1 and X-2
      Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates, and then pro rata to the Class A-1, A-2,
      A-3, A-4, A-SB and A-1A Certificates (without regard to the Class A-SB planned principal balance).

o     Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated in the following manner: the holders of each class of offered certificates (other than the Class X-2
      Certificates) and the Class B, C, D, E, F, G, H, J and K Certificates will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates) on each
      Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates).

                  Group Principal Paid to Class   (Pass-Through Rate on Class -- Discount Rate)
      YM Charge x ----------------------------- x ---------------------------------------------
                   Group Total Principal Paid       (Mortgage Rate on Loan -- Discount Rate)

o     Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any P&I
Advance will be reduced in proportion to such adjustment.

                                    4 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

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                   LOAN GROUP 1 SHORT-TERM COLLATERAL SUMMARY*
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                      CUT-OFF DATE     BALLOON          PROPERTY
LOAN ID      LOAN NAME                                  BALANCE        BALANCE            TYPE
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
CLASS A-1
-----------------------------------------------------------------------------------------------------
                   TOTAL BALLOON PAYMENT                             $          0
                   TOTAL AMORTIZATION PAYMENT                          29,213,000
                   TOTAL CLASS BALANCE                               $ 29,213,000

-----------------------------------------------------------------------------------------------------
CLASS A-2
-----------------------------------------------------------------------------------------------------
 61          Mid Memphis Tower                        $ 11,700,000   $ 11,700,000        Office
106          Quality Inn(1)                           $  5,990,647      5,631,838         Hotel
121          Comfort Inn - Bethlehem(1)               $  4,693,183      4,426,357         Hotel
100          One Milk Street                          $  6,500,000      6,500,000        Office
120          Mansfield Portfolio(1)                   $  4,750,000      4,600,537       Mixed Use
131          521-545 St. Paul Place                   $  3,800,000      3,800,000        Office
105          L-3 Communications(1)                    $  6,000,000      5,636,540       Mixed Use
  7          Dry Creek Corporate Center II & III(2)   $ 17,166,000     17,166,000        Office
  8          65 Corporate Woods Drive(2)              $ 14,050,000     14,050,000      Industrial
  9          550 North Continental(2)                 $ 12,741,000     12,741,000        Office
 10          3000 SouthPoint(2)                       $  6,960,000      6,960,000      Industrial
 93          Hampton Inn - Des Moines Airport(1),(2)  $  7,200,000      6,754,342         Hotel
110          Citizen Square(1),(2)                    $  5,300,000      5,118,156        Retail

                   TOTAL BALLOON PAYMENT:                            $105,083,000   WEIGHTED AVERAGE:
                   TOTAL AMORTIZATION PAYMENT:                                  0
                   TOTAL CLASS BALANCE:                              $105,083,000

-----------------------------------------------------------------------------------------------------
CLASS A-3
-----------------------------------------------------------------------------------------------------
  5          Financial Plaza(2)                       $ 27,330,000   $ 27,330,000        Office
  4          Sawgrass Mills Mall(1)                   $139,411,765    139,411,765        Retail
 75          The Andrew Hotel(1)                      $  9,493,050      8,660,804         Hotel
125          Chesterbrook Academy(1)                  $  4,300,000      4,104,077        Office
  6          Scripps Waterbridge(2)                   $ 22,800,000     22,800,000        Office
 11          O'Hare Industrial 701 Lunt(2)            $  2,820,000      2,820,000      Industrial
 12          O'Hare Industrial 55 East Howard(2)      $  2,340,000      2,340,000      Industrial
 13          O'Hare Industrial 1525 Chase(2)          $  1,116,000      1,116,000      Industrial

                   TOTAL BALLOON PAYMENT:                            $208,581,000   WEIGHTED AVERAGE:
                   TOTAL AMORTIZATION PAYMENT:                                  0
                   TOTAL CLASS BALANCE:                              $208,581,000

-----------------------------------------------------------------------------------------------------
CLASS A-SB
-----------------------------------------------------------------------------------------------------
                   TOTAL BALLOON PAYMENT                             $          0
                   TOTAL AMORTIZATION PAYMENT                          85,146,000
                   TOTAL CLASS BALANCE                               $ 85,146,000
-----------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                 REMAINING    REMAINING
                   TERM        IO TERM       UW       CUT-OFF
 LOAN ID         (MONTHS)     (MONTHS)      DSCR     LTV RATIO
---------------------------------------------------------------

---------------------------------------------------------------
 CLASS A-1
---------------------------------------------------------------

---------------------------------------------------------------
 CLASS A-2
---------------------------------------------------------------
  61                54           54         1.35x      79.6%
 106                58            0         1.35x      74.3%
 121                58            0         1.69x      58.7%
 100                59           59         1.63x      43.5%
 120                59           23         1.16x      68.8%
 131                59           59         1.12x      76.0%
 105                60            0         1.29x      64.2%
   7                60           60         1.55x      60.1%
   8                60           60         1.55x      60.1%
   9                60           60         1.55x      60.1%
  10                60           60         1.55x      60.1%
  93                60            0         1.82x      75.0%
 110                60           24         1.23x      79.1%
                    59           43         1.48x      65.0%

---------------------------------------------------------------
 CLASS A-3
---------------------------------------------------------------
   5                72           72         1.55x      60.1%
   4                82           82         1.20x      80.0%
  75                83            0         1.32x      66.9%
 125                83           35         1.18x      76.8%
   6                84           84         1.55x      60.1%
  11                84           84         1.55x      60.1%
  12                84           84         1.55x      60.1%
  13                84           84         1.55x      60.1%
                    81           77         1.30x      74.0%

---------------------------------------------------------------
 CLASS A-SB
---------------------------------------------------------------

(1)   A de minimis portion of the balloon payment is allocated to the Class A-SB
      Certificates.

(2)   The first payment date for the related loan will be in November of 2007.

*     The information presented above is intended to depict the assumed effect of the repayment of certain mortgage loans on certain classes of
      Certificates. As of the cut-off date, the balloon balances, total balloon payments and remaining class amortization were calculated taking into account the assumptions set forth under "YIELD AND MATURITY CONSIDERATION
      -- Yield Considerations" in the free writing prospectus as well as assuming no prepayments will be made on the mortgage loans prior to their related maturity dates or anticipated repayment dates.

                                    5 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
RANGE OF                      NUMBER OF    PRINCIPAL      % OF      WA     WA UW
PRINCIPAL BALANCES              LOANS       BALANCE       IPB     LTV(2)   DSCR
--------------------------------------------------------------------------------
$1,116,000 - $2,999,999           13     $   29,577,500     1.1%  67.4%    1.35x
$3,000,000 - $3,999,999            7         25,202,570     1.0   72.9%    1.19x
$4,000,000 - $4,999,999           14         63,989,772     2.4   71.1%    1.30x
$5,000,000 - $6,999,999           20        119,534,526     4.5   71.2%    1.27x
$7,000,000 - $9,999,999           26        215,562,565     8.2   71.5%    1.31x
$10,000,000 - $14,999,999         26        316,185,827    12.0   73.1%    1.24x
$15,000,000 - $24,999,999         19        363,451,519    13.8   68.1%    1.31x
$25,000,000 - $49,999,999         12        415,929,000    15.8   66.1%    1.50x
$50,000,000 - $99,999,999          3        180,659,413     6.9   75.7%    1.33x
$100,000,000 - $321,000,000        4        901,561,765    34.3   77.4%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          144     $2,631,654,457   100.0%  72.6%    1.29x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:      $18,275,378
AVERAGE BALANCE PER PROPERTY:  $11,593,191
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST    NUMBER OF    PRINCIPAL      % OF      WA     WA UW
RATES                           LOANS       BALANCE       IPB     LTV(2)   DSCR
--------------------------------------------------------------------------------
5.4465% - 5.4999%                  1     $   40,000,000     1.5%  38.3%    3.37x
5.5000% - 5.7499%                  4         43,140,000     1.6   59.7%    2.03x
5.7500% - 5.9999%                 23        699,957,921    26.6   77.3%    1.21x
6.0000% - 6.2499%                 30        497,775,146    18.9   69.8%    1.35x
6.2500% - 6.4999%                 34        779,494,871    29.6   73.4%    1.23x
6.5000% - 7.1500%                 52        571,286,519    21.7   71.6%    1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          144     $2,631,654,457   100.0%  72.6%    1.29x
--------------------------------------------------------------------------------
WA INTEREST RATE:             6.2127%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS TO    NUMBER OF    PRINCIPAL      % OF      WA     WA UW
MATURITY                        LOANS       BALANCE       IPB     LTV(2)   DSCR
--------------------------------------------------------------------------------
60 - 72                           20     $  204,410,830     7.8%  66.6%    1.38x
73 - 84                            7        182,280,814     6.9   76.1%    1.26x
85 - 120                         113      2,204,370,242    83.8   73.0%    1.29x
121 - 240                          4         40,592,570     1.5   65.6%    1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          144     $2,631,654,457   100.0%  72.6%    1.29x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:        114 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------
                             NUMBER OF     PRINCIPAL      % OF      WA     WA UW
GEOGRAPHIC LOCATION          PROPERTIES     BALANCE       IPB     LTV(2)    DSCR
--------------------------------------------------------------------------------
ILLINOIS                         11      $  407,269,750    15.5%   77.3%   1.21x
FLORIDA                          16         331,483,035    12.6    76.7%   1.19x
CALIFORNIA                       18         283,367,021    10.8    64.4%   1.59x
  Southern California            14         192,881,771     7.3    67.5%   1.29x
  Northern California             4          90,485,250     3.4    57.7%   2.24x
TEXAS                            47         275,308,935    10.5    73.7%   1.21x
NORTH CAROLINA                    6         185,101,423     7.0    75.1%   1.22x
OTHER                           129       1,149,124,293    43.7    71.2%   1.30x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         227      $2,631,654,457   100.0%   72.6%   1.29x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
RANGE OF UW DSCRS               LOANS       BALANCE       IPB     LTV(2)   DSCR
--------------------------------------------------------------------------------
1.10X - 1.14X                     14     $  236,647,570     9.0%  72.6%    1.11x
1.15X - 1.19X                     41        784,396,194    29.8   74.6%    1.16x
1.20X - 1.29X                     43      1,000,050,589    38.0   76.4%    1.22x
1.30X - 1.49X                     26        311,121,008    11.8   68.3%    1.37x
1.50X - 1.99X                     18        239,439,096     9.1   64.7%    1.62x
2.00X - 3.37X                      2         60,000,000     2.3   37.7%    3.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          144     $2,631,654,457   100.0%  72.6%    1.29x
--------------------------------------------------------------------------------
WA UW DSCR:                    1.29X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   REMAINING TERMS TO MATURITY DATE IN MONTHS
--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS      NUMBER OF    PRINCIPAL      % OF      WA     WA UW
TO MATURITY                     LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
54 - 60                           19     $  177,080,830     6.7%  67.6%    1.35x
61 - 84                            8        209,610,814     8.0   74.0%    1.30x
85 - 120                         113      2,204,370,242    83.8   73.0%    1.29x
121 - 239                          4         40,592,570     1.5   65.6%    1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          144     $2,631,654,457   100.0%  72.6%    1.29x
--------------------------------------------------------------------------------
WA REMAINING TERM:            112 MONTHS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                     PROPERTY TYPE DISTRIBUTION(1)
-------------------------------------------------------------------------------------------------------
                                                   NUMBER OF       PRINCIPAL      % OF      WA    WA UW
PROPERTY TYPE           SUB PROPERTY TYPE          PROPERTIES       BALANCE        IPB    LTV(2)  DSCR
-------------------------------------------------------------------------------------------------------

RETAIL                  Anchored                       46       $ 1,184,069,248    45.0%   76.1%  1.20x
                        Unanchored                     12            61,513,570     2.3    70.6%  1.27x
                        Shadow Anchored                 1            12,500,000     0.5    79.9%  1.20x
                        -------------------------------------------------------------------------------
                          SUBTOTAL:                    59       $ 1,258,082,818    47.8%   75.8%  1.20x
-------------------------------------------------------------------------------------------------------
OFFICE                  Suburban                       34       $   416,979,378    15.8%   71.7%  1.28x
                        CBD                             7            79,500,000     3.0    61.4%  1.75x
                        -------------------------------------------------------------------------------
                          SUBTOTAL:                    41       $   496,479,378    18.9%   70.0%  1.35x
-------------------------------------------------------------------------------------------------------
MULTIFAMILY             Garden                         19       $   246,388,504     9.4%   73.1%  1.15x
                        Mid/High Rise                   6            27,800,000     1.1    71.4%  1.33x
                        Student Housing                 2            17,839,729     0.7    68.5%  1.32x
                        -------------------------------------------------------------------------------
                          SUBTOTAL:                    27       $   292,028,234    11.1%   72.7%  1.18x
-------------------------------------------------------------------------------------------------------
INDUSTRIAL              Warehouse/Distribution         70       $   194,520,375     7.4%   72.1%  1.41x
                        Flex                            3            29,363,000     1.1    77.9%  1.15x
                        -------------------------------------------------------------------------------
                          SUBTOTAL:                    73       $   223,883,375     8.5%   72.9%  1.38x
-------------------------------------------------------------------------------------------------------
HOTEL                   Limited Service                 9       $    84,580,306     3.2%   66.9%  1.61x
                        Full Service                    5            81,521,938     3.1    54.8%  2.32x
                        -------------------------------------------------------------------------------
                          SUBTOTAL:                    14       $   166,102,244     6.3%   61.0%  1.96x
-------------------------------------------------------------------------------------------------------
MIXED USE               Office/Retail                   1       $    38,800,000     1.5%   75.9%  1.10x
                        Office/Industrial               4            29,323,408     1.1    67.0%  1.21x
                        Multifamily/Retail              1            27,300,000     1.0    52.3%  1.38x
                        Office/Retail/Industrial        1            22,750,000     0.9    68.5%  1.15x
                        -------------------------------------------------------------------------------
                          SUBTOTAL:                     7       $   118,173,408     4.5%   66.8%  1.20x
-------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                    4       $    46,905,000     1.8%   69.4%  1.13x
-------------------------------------------------------------------------------------------------------
PARKING GARAGE                                          2       $    30,000,000     1.1%   71.5%  1.29x
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               227       $ 2,631,654,457   100.0%   72.6%  1.29x
-------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the free writing prospectus.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

                                     6 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF ORIGINAL             NUMBER OF    PRINCIPAL      % OF      WA     WA UW
AMORTIZATION TERMS              LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
180 - 240                         5      $   28,297,232     1.7%  61.8%    1.24x
241 - 300                         6          79,950,000     4.7   65.8%    1.30x
301 - 360                       102       1,596,861,547    93.7   72.8%    1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         113      $1,705,108,779   100.0%  72.3%    1.23x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:       354 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE CUT-OFF DATE(2)
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
RANGE OF CUT-OFF LTVS           LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
36.4% - 50.0%                      4     $   69,200,000     2.6%  38.4%    3.00x
50.1% - 60.0%                      5         76,985,345     2.9   55.9%    1.37x
60.1% - 65.0%                     21        221,103,593     8.4   61.5%    1.49x
65.1% - 70.0%                     27        277,183,965    10.5   67.9%    1.21x
70.1% - 75.0%                     36        516,790,993    19.6   72.9%    1.29x
75.1% - 80.0%                     51      1,470,390,561    55.9   77.6%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          144     $2,631,654,457   100.0%  72.6%    1.29x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:      72.6%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
AMORTIZED TYPES                 LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
  Partial Interest-only          74      $1,347,482,000    51.2%  73.7%    1.19x
  Interest-only                  31         926,545,678    35.2   73.2%    1.40x
  Balloon                        37         346,284,209    13.2   67.5%    1.38x
FULLY AMORTIZING LOANS            2          11,342,570     0.4   60.4%    1.15x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         144      $2,631,654,457   100.0%  72.6%    1.29x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS
--------------------------------------------------------------------------------
RANGE OF PARTIAL INTEREST-    NUMBER OF    PRINCIPAL      % OF      WA     WA UW
ONLY PERIODS                    LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
2 - 12                             4     $   37,410,000     2.8%  71.9%    1.33x
13 - 24                           13        165,820,000    12.3   70.9%    1.20x
25 - 36                           20        216,194,000    16.0   73.5%    1.24x
37 - 48                            3         48,000,000     3.6   63.2%    1.30x
49 - 72                           34        880,058,000    65.3   74.9%    1.17x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           74     $1,347,482,000   100.0%  73.7%    1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
LOAN PURPOSE                   LOANS        BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
ACQUISITION                      59      $1,424,519,060    54.1%  74.7%    1.25x
REFINANCE                        85       1,207,135,397    45.9   70.2%    1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         144      $2,631,654,457   100.0%  72.6%    1.29x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER OF    PRINCIPAL      % OF      WA     WA UW
AMORTIZATION TERMS              LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
180 - 240                          5     $   28,297,232     1.7%  61.8%    1.24x
241 - 300                          6         79,950,000     4.7   65.8%    1.30x
301 - 360                        102      1,596,861,547    93.7   72.8%    1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113     $1,705,108,779   100.0%  72.3%    1.23x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:      354 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF MATURITY(2),(3)
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
RANGE OF MATURITY LTVS         LOANS        BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
30.5% - 50.0%                     10     $  166,879,662     6.4%  50.9%    2.02x
50.1% - 60.0%                     13        125,746,122     4.8   64.6%    1.30x
60.1% - 65.0%                     41        416,286,283    15.9   66.7%    1.37x
65.1% - 70.0%                     35        417,739,642    15.9   73.1%    1.21x
70.1% - 75.0%                     29        833,395,413    31.8   76.5%    1.21x
75.1% - 80.0%                     14        660,264,765    25.2   78.4%    1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          142     $2,620,311,887   100.0%  72.7%    1.29x
--------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY:       68.6%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED(4)
--------------------------------------------------------------------------------
RANGE OF YEARS               NUMBER OF     PRINCIPAL      % OF      WA     WA UW
BUILT/RENOVATED              PROPERTIES     BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
1964 - 1969                       1      $    7,250,000     0.3%  79.0%    1.15x
1970 - 1979                       9          47,003,301     1.8   74.7%    1.25x
1980 - 1989                      28         180,961,867     6.9   68.9%    1.27x
1990 - 1999                      60         780,916,068    29.7   74.4%    1.28x
2000 - 2004                      48         628,955,261    23.9   71.8%    1.24x
2005 - 2007                      81         986,567,959    37.5   72.3%    1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         227      $2,631,654,457   100.0%  72.6%    1.29x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
PREPAYMENT PROTECTION          LOANS        BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
DEFEASANCE                       125     $2,319,564,800    88.1%  72.9%    1.29x
YIELD MAINTENANCE                 15        161,780,244     6.1   70.2%    1.18x
YM/DEF                             1         67,709,413     2.6   75.0%    1.60x
DEF/YM                             1         49,000,000     1.9   77.8%    1.15x
YM/FIXED PENALTY                   1         27,300,000     1.0   52.3%    1.38x
DEF, DEF/YM                        1          6,300,000     0.2   71.6%    1.18x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          144     $2,631,654,457   100.0%  72.6%    1.29x
--------------------------------------------------------------------------------

(1)   Excludes loans that are interest-only for the entire term.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)   Excludes the fully amortizing mortgage loans.

(4)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                     7 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
RANGE OF                      NUMBER OF    PRINCIPAL      % OF      WA     WA UW
PRINCIPAL BALANCES              LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
$1,116,000 - $2,999,999            8     $   17,969,500     0.8%  62.0%    1.41x
$3,000,000 - $3,999,999            5         18,857,570     0.8   70.6%    1.19x
$4,000,000 - $4,999,999           11         50,939,772     2.2   70.3%    1.32x
$5,000,000 - $6,999,999           17        100,253,526     4.4   70.2%    1.29x
$7,000,000 - $9,999,999           21        174,042,565     7.7   71.1%    1.32x
$10,000,000 - $14,999,999         21        255,360,593    11.2   73.3%    1.25x
$15,000,000 - $24,999,999         14        265,071,519    11.7   67.9%    1.38x
$25,000,000 - $49,999,999         10        357,755,000    15.8   66.9%    1.54x
$50,000,000 - $99,999,999          2        128,459,413     5.7   75.2%    1.43x
$100,000,000 - $321,000,000        4        901,561,765    39.7   77.4%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113     $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:     $20,090,896
--------------------------------------------------------------------------------
AVERAGE BALANCE PER PROPERTY: $11,583,016
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST    NUMBER OF    PRINCIPAL      % OF      WA     WA UW
RATES                           LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
5.4465% - 5.4999%                  1     $   40,000,000     1.8%  38.3%    3.37x
5.5000% - 5.7499%                  2         29,500,000     1.3   50.4%    2.40x
5.7500% - 5.9999%                 14        586,717,417    25.8   78.6%    1.21x
6.0000% - 6.4999%                 54      1,185,522,288    52.2   72.2%    1.28x
6.5000% - 7.1500%                 42        428,531,519    18.9   72.0%    1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113     $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------
WA INTEREST RATE:             6.2100%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS       NUMBER OF    PRINCIPAL      % OF      WA     WA UW
TO MATURITY                     LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
60 - 72                           14     $  134,180,830     5.9%  64.1%    1.50x
73 - 84                            7        182,280,814     8.0   76.1%    1.26x
85 - 120                          88      1,913,217,009    84.3   73.4%    1.30x
121 - 240                          4         40,592,570     1.8   65.6%    1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113     $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:        114 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------
                             NUMBER OF     PRINCIPAL      % OF      WA     WA UW
GEOGRAPHIC LOCATION          PROPERTIES     BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
ILLINOIS                          9      $  374,505,750    16.5%  78.1%    1.22x
FLORIDA                          16         331,483,035    14.6   76.7%    1.19x
CALIFORNIA                       18         283,367,021    12.5   64.4%    1.59x
  SOUTHERN CALIFORNIA            14         192,881,771     8.5   67.5%    1.29x
  NORTHERN CALIFORNIA             4          90,485,250     4.0   57.7%    2.24x
TEXAS                            37         187,745,431     8.3   74.0%    1.20x
NORTH CAROLINA                    6         185,101,423     8.2   75.1%    1.22x
OTHER                           110         908,068,563    40.0   71.5%    1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         196      $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
RANGE OF UW DSCRS               LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
1.10X - 1.14X                     6      $   74,692,570     3.3%  74.4%    1.10x
1.15X - 1.19X                    33         702,871,194    31.0   74.7%    1.16x
1.20X - 1.29X                    33         938,340,084    41.3   76.7%    1.21x
1.30X - 1.49X                    22         263,648,278    11.6   69.7%    1.37x
1.50X - 1.99X                    17         230,719,096    10.2   64.6%    1.63x
2.00X - 3.37X                     2          60,000,000     2.6   37.7%    3.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         113      $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------
WA UW DSCR:                    1.31X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY IN MONTHS
--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS      NUMBER OF    PRINCIPAL      % OF      WA     WA UW
TO MATURITY                     LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
54 - 60                           13     $  106,850,830     4.7%  65.1%    1.48x
61 - 84                            8        209,610,814     9.2   74.0%    1.30x
85 - 120                          88      1,913,217,009    84.3   73.4%    1.30x
121 - 239                          4         40,592,570     1.8   65.6%    1.23x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113     $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------
WA REMAINING TERM:            113 MONTHS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                       PROPERTY TYPE DISTRIBUTION(1)
-----------------------------------------------------------------------------------------------------------
                                                     NUMBER OF       PRINCIPAL      % OF       WA     WA UW
PROPERTY TYPE             SUB PROPERTY TYPE          PROPERTIES       BALANCE        IPB     LTV(2)   DSCR
-----------------------------------------------------------------------------------------------------------

RETAIL                    Anchored                       46       $ 1,184,069,248    52.2%    76.1%   1.20x
                          Unanchored                     12            61,513,570     2.7     70.6%   1.27x
                          Shadow Anchored                 1            12,500,000     0.6     79.9%   1.20x
                          ---------------------------------------------------------------------------------
                            SUBTOTAL:                    59       $ 1,258,082,818    55.4%    75.8%   1.20x
-----------------------------------------------------------------------------------------------------------
OFFICE                    Suburban                       34       $   416,979,378    18.4%    71.7%   1.28x
                          CBD                             7            79,500,000     3.5     61.4%   1.75x
                          ---------------------------------------------------------------------------------
                            SUBTOTAL:                    41       $   496,479,378    21.9%    70.0%   1.35x
-----------------------------------------------------------------------------------------------------------
INDUSTRIAL                Warehouse/Distribution         70       $   194,520,375     8.6%    72.1%   1.41x
                          Flex                            3            29,363,000     1.3     77.9%   1.15x
                          ---------------------------------------------------------------------------------
                            SUBTOTAL:                    73       $   223,883,375     9.9%    72.9%   1.38x
-----------------------------------------------------------------------------------------------------------
HOTEL                     Limited Service                 9       $    84,580,306     3.7%    66.9%   1.61x
                          Full Service                    5            81,521,938     3.6     54.8%   2.32x
                          ---------------------------------------------------------------------------------
                            SUBTOTAL:                    14       $   166,102,244     7.3%    61.0%   1.96x
-----------------------------------------------------------------------------------------------------------
MIXED USE                 Office/Retail                   1       $    38,800,000     1.7%    75.9%   1.10x
                          Office/Industrial               4            29,323,408     1.3     67.0%   1.21x
                          Office/Retail/Industrial        1            22,750,000     1.0     68.5%   1.15x
                          ---------------------------------------------------------------------------------
                            SUBTOTAL:                     6       $    90,873,408     4.0%    71.2%   1.15x
-----------------------------------------------------------------------------------------------------------
PARKING GARAGE                                            2       $    30,000,000     1.3%    71.5%   1.29x
-----------------------------------------------------------------------------------------------------------
MULTIFAMILY               Student Housing                 1       $     4,850,000     0.2%    74.6%   1.26x
-----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 196       $ 2,270,271,223   100.0%    72.9%   1.31x
-----------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on the Loan Group 1 allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the free writing prospectus.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

                                     8 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF ORIGINAL             NUMBER OF    PRINCIPAL      % OF      WA     WA UW
AMORTIZATION TERMS              LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
180 - 240                         5      $   28,297,232     2.1%  61.8%    1.24x
241 - 300                         6          79,950,000     5.8   65.8%    1.30x
301 - 360                        79       1,268,061,314    92.1   73.5%    1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          90      $1,376,308,545   100.0%  72.8%    1.24x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:       353 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE CUT-OFF DATE(2)
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
RANGE OF CUT-OFF LTVS           LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
36.4% - 50.0%                      4     $   69,200,000     3.0%  38.4%    3.00x
50.1% - 60.0%                      4         49,685,345     2.2   57.8%    1.37x
60.1% - 65.0%                     20        201,103,593     8.9   61.5%    1.51x
65.1% - 70.0%                     17        153,014,235     6.7   67.7%    1.23x
70.1% - 75.0%                     30        450,810,993    19.9   73.0%    1.32x
75.1% - 80.0%                     38      1,346,457,056    59.3   77.6%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113     $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:      72.9%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
AMORTIZED TYPES                 LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
  PARTIAL INTEREST-ONLY          53      $1,042,412,000    45.9%  74.7%    1.20x
  INTEREST-ONLY                  23         893,962,678    39.4   73.1%    1.41x
  BALLOON                        35         322,553,975    14.2   67.3%    1.38x
FULLY AMORTIZING LOANS            2          11,342,570     0.5   60.4%    1.15x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         113      $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS
--------------------------------------------------------------------------------
RANGE OF PARTIAL              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
INTEREST-ONLY PERIODS           LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
2 - 24                           14      $  164,225,000    15.8%  71.7%    1.24x
25 - 36                          16         162,169,000    15.6   75.5%    1.25x
37 - 48                           2          20,700,000     2.0   77.5%    1.20x
49 - 72                          21         695,318,000    66.7   75.2%    1.18x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          53      $1,042,412,000   100.0%  74.7%    1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
LOAN PURPOSE                    LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
ACQUISITION                       45     $1,202,080,060    52.9%  75.3%    1.27x
REFINANCE                         68      1,068,191,164    47.1   70.3%    1.35x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113     $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER OF    PRINCIPAL      % OF      WA     WA UW
AMORTIZATION TERM               LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
180 - 240                         5      $   28,297,232     2.1%  61.8%    1.24x
241 - 300                         6          79,950,000     5.8   65.8%    1.30x
301 - 360                        79       1,268,061,314    92.1   73.5%    1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          90      $1,376,308,545   100.0%  72.8%    1.24x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:        353 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE MATURITY(2),(3)
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
RANGE OF MATURITY LTVS          LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
30.5% - 50.0%                      9     $  139,579,662     6.2%  50.7%    2.14x
50.1% - 60.0%                     11         92,756,392     4.1   65.1%    1.30x
60.1% - 70.0%                     62        668,160,421    29.6   69.9%    1.32x
70.1% - 75.0%                     22        723,420,413    32.0   76.5%    1.22x
75.1% - 80.0%                      7        635,011,765    28.1   78.4%    1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          111     $2,258,928,653   100.0%  73.0%    1.31x
--------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY:       69.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(4)
--------------------------------------------------------------------------------
RANGE OF YEARS                NUMBER OF    PRINCIPAL      % OF      WA     WA UW
BUILT/RENOVATED                 LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
1964 - 1979                       9      $   48,012,301     2.1%  76.1%    1.25x
1980 - 1989                      25         142,631,867     6.3   68.8%    1.31x
1990 - 1999                      50         672,747,339    29.6   75.1%    1.29x
2000 - 2004                      39         530,304,756    23.4   72.8%    1.25x
2005 - 2007                      73         876,574,959    38.6   71.9%    1.36x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         196      $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
PREPAYMENT PROTECTION           LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
DEFEASANCE                       99      $2,056,231,566    90.6%  72.9%    1.30x
YIELD MAINTENANCE                11          91,030,244     4.0   70.5%    1.25x
YM/DEF                            1          67,709,413     3.0   75.0%    1.60x
DEF/YM                            1          49,000,000     2.2   77.8%    1.15x
DEF, DEF/YM                       1           6,300,000     0.3   71.6%    1.18x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         113      $2,270,271,223   100.0%  72.9%    1.31x
--------------------------------------------------------------------------------

(1)   Excludes loans that are interest-only for the entire term.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)   Excludes the fully amortizing mortgage loans.

(4)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                     9 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
RANGE OF                      NUMBER OF    PRINCIPAL      % OF      WA     WA UW
PRINCIPAL BALANCES              LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
$1,610,000 - $2,999,999           5      $   11,608,000     3.2%  75.7%    1.27x
$3,000,000 - $3,999,999           2           6,345,000     1.8   79.8%    1.22x
$4,000,000 - $4,999,999           3          13,050,000     3.6   74.5%    1.26x
$5,000,000 - $6,999,999           3          19,281,000     5.3   76.3%    1.17x
$7,000,000 - $9,999,999           5          41,520,000    11.5   73.0%    1.27x
$10,000,000 - $14,999,999         5          60,825,234    16.8   72.2%    1.19x
$15,000,000 - $24,999,999         5          98,380,000    27.2   68.5%    1.14x
$25,000,000 - $52,200,000         3         110,374,000    30.5   68.4%    1.18x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:     $11,657,524
AVERAGE BALANCE PER PROPERTY: $11,657,524
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
RANGE OF MORTGAGE             NUMBER OF    PRINCIPAL      % OF      WA     WA UW
INTEREST RATES                  LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
5.5600% - 5.7499%                  2     $   13,640,000     3.8%  80.0%    1.23x
5.7500% - 6.2499%                 12        135,813,234    37.6   70.6%    1.25x
6.2500% - 6.5800%                 17        211,930,000    58.6   70.1%    1.14x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           31     $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------
WA INTEREST RATE:             6.2299%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS       NUMBER OF    PRINCIPAL      % OF      WA     WA UW
TO MATURITY                     LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
60 - 84                           6      $   70,230,000    19.4%  71.4%    1.16x
85 - 120                         25         291,153,234    80.6   70.5%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:     108 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------
                             NUMBER OF     PRINCIPAL      % OF      WA     WA UW
GEOGRAPHIC LOCATION          PROPERTIES     BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
TEXAS                            10      $   87,563,504    24.2%  73.3%    1.22x
ARIZONA                           4          70,750,000    19.6   69.9%    1.10x
INDIANA                           2          58,441,000    16.2   75.9%    1.10x
ILLINOIS                          2          32,764,000     9.1   68.6%    1.13x
DISTRICT OF COLUMBIA              1          27,300,000     7.6   52.3%    1.38x
NEW YORK                          6          23,400,000     6.5   73.1%    1.35x
ALABAMA                           1          20,425,000     5.7   72.2%    1.15x
OTHER                             5          40,739,729    11.3   70.6%    1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
RANGE OF UW                   NUMBER OF    PRINCIPAL      % OF      WA     WA UW
DSCRS                           LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
1.10X - 1.14X                     8      $  161,955,000    44.8%  71.8%    1.11x
1.15X - 1.19X                     8          81,525,000    22.6   73.6%    1.16x
1.20X - 1.29X                    10          61,710,504    17.1   72.2%    1.24x
1.30X - 1.39X                     2          40,289,729    11.1   56.8%    1.37x
1.40X - 1.49X                     2           7,183,000     2.0   79.8%    1.42x
1.50X - 1.58X                     1           8,720,000     2.4   68.1%    1.58x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------
WA UW DSCR:                    1.19X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY IN MONTHS
--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS      NUMBER OF    PRINCIPAL      % OF      WA     WA UW
TO MATURITY                     LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
57 - 84                           6      $   70,230,000    19.4%  71.4%    1.16x
85 - 120                         25         291,153,234    80.6   70.5%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------
WA REMAINING TERM:              106 MONTHS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                       PROPERTY TYPE DISTRIBUTION(1)
-----------------------------------------------------------------------------------------------------------
                                                     NUMBER OF      PRINCIPAL       % OF      WA      WA UW
PROPERTY TYPE             SUB-PROPERTY TYPE          PROPERTIES      BALANCE         IPB     LTV(2)   DSCR
-----------------------------------------------------------------------------------------------------------

MULTIFAMILY               Garden                        19        $ 246,388,504      68.2%    73.1%   1.15x
                          Mid/High Rise                  6           27,800,000       7.7     71.4%   1.33x
                          Student Housing                1           12,989,729       3.6     66.2%   1.34x
                          ---------------------------------------------------------------------------------
                           SUBTOTAL:                    26        $ 287,178,234      79.5%    72.6%   1.18x
-----------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                     4        $  46,905,000      13.0%    69.4%   1.13x
-----------------------------------------------------------------------------------------------------------
MIXED USE                                                1        $  27,300,000       7.6%    52.3%   1.38x
-----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 31        $ 361,383,234     100.0%    70.7%   1.19x
-----------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on the Loan Group 2 allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the free writing prospectus.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

                                    10 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF ORIGINAL             NUMBER OF    PRINCIPAL      % OF      WA     WA UW
AMORTIZATION TERMS              LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
360 - 360                        23      $  328,800,234   100.0%  70.2%    1.17x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          23      $  328,800,234   100.0%  70.2%    1.17x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:        360 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE CUT-OFF DATE(2)
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
RANGE OF CUT-OFF LTVS           LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
52.3% - 60.0%                     1      $   27,300,000     7.6%  52.3%    1.38x
60.1% - 65.0%                     1          20,000,000     5.5   61.5%    1.25x
65.1% - 70.0%                    10         124,169,729    34.4   68.2%    1.18x
70.1% - 75.0%                     6          65,980,000    18.3   72.6%    1.13x
75.1% - 80.0%                    13         123,933,504    34.3   77.7%    1.17x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:     70.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
AMORTIZED TYPES                 LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
  PARTIAL INTEREST-ONLY          21      $  305,070,000    84.4%  70.1%    1.16x
  INTEREST-ONLY                   8          32,583,000     9.0   75.9%    1.35x
  BALLOON                         2          23,730,234     6.6   71.0%    1.29x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS
--------------------------------------------------------------------------------
RANGE OF PARTIAL INTEREST-    NUMBER OF    PRINCIPAL      % OF      WA     WA UW
ONLY PERIODS                    LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
24 - 48                           8      $  120,330,000    39.4%  64.5%    1.22x
49 - 60                          13         184,740,000    60.6   73.7%    1.13x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          21      $  305,070,000   100.0%  70.1%    1.16x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
LOAN PURPOSE                    LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
ACQUISITION                      14      $  222,439,000    61.6%  71.6%    1.13x
REFINANCE                        17         138,944,234    38.4   69.2%    1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER OF    PRINCIPAL      % OF      WA     WA UW
AMORTIZATION TERMS              LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
356 - 359                         2      $   23,730,234     7.2%  71.0%    1.29x
360 - 360                        21         305,070,000    92.8   70.1%    1.16x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          23      $  328,800,234   100.0%  70.2%    1.17x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:      360 MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE MATURITY(2),(3)
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
RANGE OF MATURITY LTVS          LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
47.7% - 60.0%                     3      $   60,289,729    16.7%  58.3%    1.33x
60.1% - 65.0%                     2          30,335,000     8.4   67.1%    1.13x
65.1% - 70.0%                    12         135,530,504    37.5   70.8%    1.16x
70.1% - 75.0%                     7         109,975,000    30.4   76.3%    1.14x
75.1% - 80.0%                     7          25,253,000     7.0   79.2%    1.26x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY:      66.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(4)
--------------------------------------------------------------------------------
RANGE OF YEARS               NUMBER OF     PRINCIPAL      % OF      WA     WA UW
BUILT/RENOVATED              PROPERTIES     BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
1978 - 1979                       1      $    6,241,000     1.7%  68.6%    1.13x
1980 - 1989                       3          38,330,000    10.6   69.6%    1.14x
1990 - 1999                      10         108,168,729    29.9   69.9%    1.20x
2000 - 2007                      17         208,643,504    57.7   71.3%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL      % OF      WA     WA UW
PREPAYMENT PROTECTION           LOANS       BALANCE        IPB    LTV(2)   DSCR
--------------------------------------------------------------------------------
DEFEASANCE                       26      $  263,333,234    72.9%  72.8%    1.19x
YIELD MAINTENANCE                 4          70,750,000    19.6   69.9%    1.10x
YM/FIXED PENALTY                  1          27,300,000     7.6   52.3%    1.38x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          31      $  361,383,234   100.0%  70.7%    1.19x
--------------------------------------------------------------------------------

(1)   Excludes loans that are interest-only for the entire term.

(2)   With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)   Excludes the fully amortizing mortgage loans.

(4)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                    11 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                          TOP FIFTEEN MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
  LOAN                                                                           NUMBER OF       LOAN
SELLER(2)   LOAN NAME                                    CITY, STATE            PROPERTIES       GROUP
-----------------------------------------------------------------------------------------------------------

JPMCB       Gurnee Mills                                 Gurnee, IL                  1             1

JPMCB       Centro -- New Plan Pool I                    Various, Various           18             1

JPMCB       North Hills Mall                             Raleigh, NC                 1             1

JPMCB       Sawgrass Mills Mall                          Sunrise, FL                 1             1

JPMCB       Colony Portfolio VII                         Various, Various            9             1

-----------------------------------------------------------------------------------------------------------
JPMCB       USFS Industrial Distribution Portfolio       Various, Various           38             1

JPMCB       Clark Tower                                  Memphis, TN                 1             1

JPMCB       Lakeshore Apartments                         Indianapolis, IN            1             2

JPMCB       STF Portfolio                                Various, Various           19             1

CIBC        Baldwin Park Retail                          Orlando, FL                 1             1

-----------------------------------------------------------------------------------------------------------
JPMCB       Portola Plaza Hotel                          Monterey, CA                1             1

JPMCB       Zeman Crossed Portfolio                      Various, Various            3             2

CIBC        International Aluminum Portfolio             Various, Various            7             1

CIBC        Pillsbury Winthrop                           Palo Alto, CA               1             1

JPMCB       Everbank Building                            Jacksonville, FL            1             1
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
  LOAN         CUT-OFF DATE       % OF      SF/UNITS/         UW       CUT-OFF              PROPERTY
SELLER(2)        BALANCE          IPB      ROOMS/BEDS        DSCR     LTV RATIO(3)            TYPE
-----------------------------------------------------------------------------------------------------------

JPMCB         $321,000,000       12.2%       1,558,930       1.21x       79.0%               Retail

JPMCB         $300,000,000       11.4%       3,144,729       1.17x       75.7%               Retail

JPMCB         $141,150,000        5.4%         585,798       1.20x       75.1%               Retail

JPMCB         $139,411,765        5.3%       1,991,491       1.20x       80.0%               Retail

JPMCB         $107,323,000        4.1%       1,662,810       1.55x       60.1%               Various

-----------------------------------------------------------------------------------------------------------
JPMCB         $ 67,709,413        2.6%       9,042,097       1.60x       75.0%               Various

JPMCB         $ 60,750,000        2.3%         657,245       1.23x       75.5%               Office

JPMCB         $ 52,200,000        2.0%             740       1.10x       76.8%             Multifamily

JPMCB         $ 49,000,000        1.9%       1,200,274       1.15x       77.8%             Industrial

CIBC          $ 41,500,000        1.6%         182,463       1.15x       72.8%               Retail

-----------------------------------------------------------------------------------------------------------
JPMCB         $ 40,000,000        1.5%             379       3.37x       38.3%                Hotel

JPMCB         $ 39,005,000        1.5%           1,356       1.13x       68.6%        Manufactured Housing

CIBC          $ 39,000,000        1.5%         757,266       1.35x       71.7%             Industrial

CIBC          $ 39,000,000        1.5%          82,000       1.32x       73.1%               Office

JPMCB         $ 38,800,000        1.5%         207,022       1.10x       75.9%              Mixed Use
-----------------------------------------------------------------------------------------------------------

Top 5 Total/Weighted Average:    $1,008,884,765    38.3%      1.23x      75.6%
Top 10 Total/Weighted Average:   $1,280,044,178    48.6%      1.24x      75.6%
Top 15 Total/Weighted Average:   $1,475,849,178    56.1%      1.30x      74.2%

(1)   Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Sawgrass Mills Mall mortgage loan and the USFS Industrial Distribution Portfolio mortgage loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans and excludes any related subordinate companion loan(s). In addition, because the Colony VII Portfolio mortgage loan, which is secured by nine mortgaged properties, is evidenced by three promissory notes, each with its own maturity and prepayment date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as nine cross-collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.

(3)   The loan-to-value ratios for Lakeshore Apartments and Baldwin Park Retail mortgage loans were calculated using "as-stabilized" values. The "as-is"
      appraised values for the the related mortgage loans are $63,000,000 and
      $55,000,000, respectively and the loan-to-value ratios are 82.9% and
      75.5%, respectively.

                                    12 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------
  LOAN       LOAN                                     A-NOTE BALANCE
   NO.      SELLER              LOAN NAME         AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------

   4        JPMCB      Sawgrass Mills Mall            $150,000,000
                                                      $139,411,765
                                                      $265,294,118
                                                      $132,647,059
                                                      $132,647,059
   14       JPMCB      USFS Industrial
                       Distribution Portfolio         $ 89,754,335
                                                      $ 67,709,413
                                                      $ 89,754,338
                                                      $ 67,709,413
                                                      $ 89,754,338
                                                      $ 67,709,413
   28       JPMCB      Ellington Plaza                $ 27,300,000
                                                      $ 13,500,000
--------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
  LOAN
   NO.             TRANSACTION                        MASTER SERVICER                        SPECIAL SERVICER
--------------------------------------------------------------------------------------------------------------------

   4          JPMCC 2007-LDP12*                  Wells Fargo Bank, N.A.                J.E. Robert Company, Inc.
              JPMCC 2007-CIBC20               Midland Loan Services, Inc.              Centerline Servicing, Inc.
               WBCMT 2007-C33             Wachovia Bank, National Association              LNR Partners, Inc.
                     TBD                                  TBD                                     TBD
                     TBD                                  TBD                                     TBD
   14
                COMM 2007-C9*          KeyCorp Real Estate Capital Markets, Inc.           LNR Partners, Inc.
              JPMCC 2007-CIBC20               Midland Loan Services, Inc.              Centerline Servicing, Inc.
                     TBD                                  TBD                                     TBD
                     TBD                                  TBD                                     TBD
                     TBD                                  TBD                                     TBD
                     TBD                                  TBD                                     TBD
   28        JPMCC 2007-CIBC20*               Midland Loan Services, Inc.              Centerline Servicing, Inc.
                     TBD                                  TBD                                     TBD
--------------------------------------------------------------------------------------------------------------------

*     Represents the controlling pooling and servicing agreement for the related mortgage loan.

--------------------------------------------------------------------------------
             ADDITIONAL SECURED DEBT AND MEZZANINE DEBT LOAN SUMMARY
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                            % OF
                                            CUT-OFF       CUT-OFF                       TRUST
                                             DATE           DATE                       CUT-OFF
                                            TRUST          TRUST       PARI PASSU        DATE      TRUST
LOAN NAME                                  BALANCE(1)     BALANCE         DEBT          LTV(2)     DSCR(2)
----------------------------------------------------------------------------------------------------------

SAWGRASS MILLS MALL                      $139,411,765       5.3%     $  680,588,235      80.0%     1.20x
USFS INDUSTRIAL DISTRIBUTION PORTFOLIO     67,709,413       2.6         404,681,837      75.0%     1.60x
BALDWIN PARK RETAIL(3)                     41,500,000       1.6                 N/A      72.8%     1.15x
ELLINGTON PLAZA(4)                         27,300,000       1.0          13,500,000      52.3%     1.38x
----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  $275,921,178      10.5%     $1,098,770,072      74.9%     1.31x
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                             CUT-OFF DATE       CUT-OFF        TOTAL      CUT-OFF
                                              CUT-OFF            TOTAL        DATE TOTAL     MORTGAGE      DATE
                                            DATE B-NOTE        MORTGAGE        MORTGAGE        DEBT      MEZZANINE
LOAN NAME                                     BALANCE           DEBT(2)       DEBT LTV(2)     DSCR(2)     BALANCE
----------------------------------------------------------------------------------------------------------------------

SAWGRASS MILLS MALL                        $30,000,000     $  850,000,000         82.9%         1.16x            N/A
USFS INDUSTRIAL DISTRIBUTION PORTFOLIO             N/A        472,391,250         75.0%         1.60x            N/A
BALDWIN PARK RETAIL(3)                             N/A         41,500,000         72.8%         1.15x    $11,000,000
ELLINGTON PLAZA(4)                          17,001,863         57,801,863         74.1%         0.97x            N/A
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    $47,001,863     $1,421,693,113         79.6%         1.30x    $11,000,000
----------------------------------------------------------------------------------------------------------------------

(1)   Includes only those assets that are included in the JPMCC 2007-CIBC20 trust fund.

(2)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Sawgrass Mills mortgage loan and the Ellington Plaza mortgage loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(3)   The loan-to-value ratio for the Baldwin Park Retail mortgage loan was calculated using an "as-stabilized" value. The "as-is" appraised value is
      $55,000,000 and the "as-is" loan-to-value ratio is 75.5%.

(4)   With respect to the B-Note related to the Ellington Plaza mortgage loan, the interest rate on such B-Note is 10.0% per annum, but the related borrower is only required to make interest payments based on a per annum rate of 7.0% per annum under the related loan documents. For each payment period, the 3.0% interest accrual difference is added to the principal balance of the B-Note. As of the cut-off date, the current balance of the
      Ellington Plaza B-Note is $17,001,863. The total mortgage debt DSCR calculation shown above assumes an interest accrual rate of 7.0% on the related B-Note.

                                    13 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

                   [FOUR (4) PHOTOS OF GURNEE MILLS OMITTED]

                                    14 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $321,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $321,000,000
LOAN NUMBER (% OF POOL BY IPB):        1 (12.2%)
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Mall at Gurnee Mills, LLC
SPONSORS(1):                           Simon Property Group, Inc.,
                                       Farallon Capital Management L.L.C.
ORIGINATION DATE:                      06/20/07
INTEREST RATE:                         5.76700%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         07/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(84),O(10)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(2):               Permitted Mezzanine Loan
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                  INITIAL           MONTHLY
                                              ----------------------------------
TAXES:                                                $0               $0
INSURANCE:                                            $0               $0
CAPEX:                                                $0               $0
OTHER:                                                $0               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail -- Anchored
SQUARE FOOTAGE(3):                     1,558,930
LOCATION:                              Gurnee, IL
YEAR BUILT/RENOVATED:                  1991
OCCUPANCY(4):                          97.5%
OCCUPANCY DATE:                        06/01/07
NUMBER OF TENANTS:                     203
HISTORICAL NOI:
  2005:                                $22,039,555
  2006:                                $22,870,161
AVERAGE IN-LINE BASE SALES/SF:         $322
UW REVENUES:                           $36,606,111
UW EXPENSES:                           $12,286,945
UW NOI(5):                             $24,319,166
UW NET CASH FLOW:                      $22,720,036
APPRAISED VALUE:                       $406,500,000
APPRAISAL DATE:                        05/10/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                    $  206
CUT-OFF DATE LTV:                          79.0%
MATURITY DATE LTV:                         79.0%
UW DSCR(5):                                1.21x
--------------------------------------------------------------------------------

(1)   The Mills Limited Partnership has provided for a payment guaranty equal to the lesser of (i) $40,000,000 and (ii) $321,000,000 minus the trailing four quarters NOI divided by 1.36 divided by 0.05767, which may be reduced on a quarterly basis during the term of the Gurnee Mills mortgage loan beginning on December 31, 2007 under the terms and conditions set forth in the related mortgage loan documents. The Mills Limited Partnership payment guaranty terminates upon the earlier of (i) payment in full of the Gurnee
      Mills mortgage loan, (ii) defeasance pursuant to the terms of the related loan agreement or (iii) the adjusted guaranty amount is $0. There can be no assurance the guarantors will have the creditworthiness or the financial ability to make any payments under the foregoing guaranties.

(2)   The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 85.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.05x.

(3)   Total square footage for the Gurnee Mills totals approximately 1,809,736 square feet, of which approximately 1,558,930 square feet serves as collateral for the mortgage loan.

(4)   The average occupancy for the Gurnee Mills mortgaged property was 96.4%,
      97.1% and 96.4% for the years of 2004, 2005 and 2006, respectively.

(5)   The difference in the UW NOI and historical NOI is largely due to the inclusion of (i) scheduled rent increases through June 2008 in the approximate amount of $259,000 and (ii) 35 newly executed leases through
      2006 and 23 newly executed leases through 2007 with rent in the approximate aggregate amount of $899,000.

                                    15 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             SIGNIFICANT TENANTS

                                                                                                                            LEASE
                                    RATINGS(1)          TOTAL      % OF     ANNUAL BASE       BASE           SALES       EXPIRATION
TENANT NAME                      MOODY'S/S&P/FITCH       SF      OWNED SF       RENT        RENT PSF         PSF(2)         YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
SEARS                                Ba1/BB+/BB        201,439     12.9%      $ 1,007,195     $  5.00         $147           2014
BASS PRO SHOPS OUTDOOR WORLD                           137,201      8.8           399,996     $  2.92         $279           2012
KOHL'S                                A3/A-/A          111,675      7.2           577,360     $  5.17         $242           2024
J.C. PENNEY                        Baa3/BBB-/BBB       105,248      6.8           620,963     $  5.90         $129           2009
                                                     ------------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                             555,563     35.7%      $ 2,605,514     $  4.69
TOP 10 TENANTS
MARCUS CINEMA(3)                                        88,707      NAP               NAP         NAP     Anchor Owned       2099
BURLINGTON COAT FACTORY(3)            B3/B/B-           82,320      NAP               NAP         NAP     Anchor Owned       2099
VALUE CITY(3)                                           79,779      NAP               NAP         NAP     Anchor Owned       2099
BED, BATH & BEYOND                   NR/BBB/NR          60,317      3.9%      $   416,000     $  6.90         $126           2011
MARSHALLS                             A3/A/NR           60,000      3.9           555,000     $  9.25         $117           2012
NICKEL AND DIMES INC/RINKSIDE                           55,970      3.6           479,999     $  8.58         $ 50           2016
THE SPORTS AUTHORITY, INC.            NR/B/NR           46,892      3.0           530,217     $ 11.31         $145           2013
T.J. MAXX                             A3/A/NR           40,000      2.6           310,000     $  7.75         $191           2009
CIRCUIT CITY                                            39,970      2.6           621,470     $ 15.55         $643           2017
OFF 5TH -- SAKS FIFTH AVENUE          B3/B+/B+          28,108      1.8           227,675     $  8.10         $187           2014
                                                     ------------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                             582,063     21.3%      $ 3,140,361     $  9.48
REMAINING INLINE SPACE                                 633,717     40.4%      $15,497,897     $ 24.46
                                                     ------------------------------------------------
VACANT SQUARE FEET:                                     38,393      2.5%              NAP
TOTAL OWNED GLA:                                     1,558,930                $21,243,772
TOTAL CENTER GLA:                                    1,809,736
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   The annual sales per square foot numbers represent year-end 2006 sales data.

(3)   The tenants identified above are not part of the underlying collateral securing the Gurnee Mills mortgage loan.

                                    16 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

THE LOAN. The Gurnee Mills mortgage loan is secured by a first lien mortgage in a fee interest in a one-story, super-regional mall containing approximately
1,809,736 square feet (1,558,930 square feet is part of the underlying collateral) located in Gurnee, Illinois.

THE BORROWER. The related borrower is Mall at Gurnee Mills, LLC, a Delaware limited liability company that is structured as a special purpose entity.

THE SPONSORS. The sponsors for the related mortgage loan are Simon Property
Group, Inc. ("Simon") and Farallon Capital Management L.L.C. ("Farallon"). Simon
(NYSE: "SPG"), an S&P 500 company, is one of the largest publicly-traded retail real estate companies in the United States with a total market capitalization of approximately $20 billion. Simon, headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate. Simon operates from five platforms: regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately 380 properties in the United States containing an aggregate of 258 million square feet of gross leaseable area in
North America, Europe and Asia. Simon also has an interest in 50 European shopping centers in France, Italy and Poland; six Premium Outlet centers in
Japan; and one Premium Outlet Center in both South Korea and Mexico.

Farallon was founded in March of 1986 by Thomas F. Steyer. The firm manages equity capital for institutions and high net worth individuals. Farallon's institutional investors are primarily college endowments and foundations.
Farallon employs approximately 120 people at its headquarters in San Francisco,
California and is a registered investment advisor with the United States
Securities and Exchange Commission.

THE PROPERTY. The mortgaged property is a one-story, super-regional mall containing approximately 1,809,736 square feet (1,558,930 square feet is part of the underlying collateral) situated on approximately 243 acres of land located in Gurnee, Illinois. The mortgaged property is located in the northeast quadrant of the Village of Gurnee, an outlying northern suburb of metropolitan Chicago.
Gurnee Mills is bounded to the south by Grand Avenue (Route 132), Hunt Club Road to the west, Stearns School Road to the north and Interstate 94 to the east. The mortgaged property's location is viewed as convenient not only to shoppers within Chicago, but also to customers from Milwaukee, Wisconsin. The City of
Gurnee is approximately 50 miles between Chicago, Illinois and Milwaukee,
Wisconsin. Other notable local landmarks include Interstate 94 located two blocks to the east of the mortgaged property and Six Flags Great America
Amusement Park located approximately one mile southeast of the mortgaged property.

Built in 1991, the mortgaged property is anchored by several nationally-recognized tenants, including Sears, Bass Pro Shops Outdoor World,
J.C. Penney, Kohl's, Marshalls, Bed Bath & Beyond, Burlington Coat Factory (not
part of underlying collateral), Off 5th -- Saks Fifth Avenue Outlet and Circuit
City. In addition, there are many other major and junior anchor tenants including H&M, Rainforest Cafe, T.J. Maxx, The Sports Authority, Inc.,
Abercrombie & Fitch, Nike Factory Store, The Gap Outlet Store and Banana
Republic Outlet Store. Although not part of the underlying collateral, another major attraction to Gurnee Mills is a movie theater located in the mall. The mortgaged property has 203 tenants and is 97.5% occupied. In-line tenants at
Gurnee Mills are paying an average rent of approximately $24.46 per square foot.
In 2006, over 23 million customers shopped at Gurnee Mills.

In addition, the Gurnee Mills mortgaged property is surrounded by freestanding stores including Chili's, Red Lobster, McDonald's and a Saturn dealership.
Another major draw to the immediate area near the mortgaged property is a Sam's
Club and Wal-Mart, which are located adjacent to the west of the mortgaged property. Further, the land uses in the immediate vicinity of Gurnee Mills represents a diverse mix consisting of commercial/retail businesses and a business park.

Gurnee Mills comparable in-line shop sales including tenants that were in occupancy for two years were reported to be $130 million in 2005 and $133 million in 2006. On a per square foot basis, in-line tenant sales were approximately $322 per square foot in 2006, which represented a 2.0% increase from 2005.

                                    17 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

Sears, Roebuck and Co. (NASDAQ: "SHLD") ("Sears") is one of the leading home appliance retailers in North America and is a retail sales leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Sears owns several key proprietary brands including Kenmore, Craftsman and DieHard, and a broad apparel offering including such well-known labels as Lands' End, Jaclyn
Smith and Joe Boxer, as well as the Apostrophe and Covington brands. Sears also offers Martha Stewart Everyday products, which are available exclusively in the
United States at Kmart and in Canada at Sears Canada. Sears is owned by Sears
Holdings Corporation, which is the publicly-traded parent of Kmart and Sears.
Sears Holding Corporation is the nation's fourth largest broadline retailer with over $50 billion in annual revenues and approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears occupies approximately 201,439 square feet, or approximately 12.9% of the net rentable area at the mortgaged property. Sears' lease is scheduled to expire in April of
2014.

Bass Pro Shops Outdoor World ("Bass Pro Shops") is a privately-held sporting goods and outdoor goods store headquartered in Springfield, Missouri. For year-end 2006, Bass Pro Shops was estimated to generate $1.9 billion in sales in over 43 large retail stores in the United States and one in Vaughan, Ontario,
Canada. Bass Pro Shops also owns and operates subsidiaries such as Tracker
Boats, Big Cedar Lodge and RedHead. Bass Pro Shops is known for a large selection of hunting, fishing and other outdoor gear. The tenant occupies approximately 137,201 square feet, or approximately 8.8% of the net rentable area at the mortgaged property and its lease is scheduled to expire in November of 2012.

Kohl's (NYSE: "KSS") operates family-oriented department stores in the United
States. Since the establishment of its first store in 1962, Kohl's now operates approximately 834 discount department stores in 46 states. Nearly a third of its stores are in the Midwest, where Kohl's continues to grow while rapidly expanding into other markets selling moderately priced name-brand and private-label apparel, shoes, accessories and housewares. Kohl's is publicly-traded on the New York Stock Exchange with a market capitalization of approximately $17.2 billion as of September 11, 2007. Kohl's occupies approximately 111,675 square feet, or approximately 7.2% of the net rentable area at the mortgaged property. Kohl's lease is scheduled to expire in February of 2024.

THE MARKET(1). The mortgaged property is located in Gurnee, Illinois, which is approximately 50 miles north of downtown Chicago, Illinois and approximately 52 miles south of downtown Milwaukee, Wisconsin. As of the end of 2006, the population and number of households for the mortgaged property's primary trade area (20 miles) was approximately 1,199,766 and 421,846, respectively. Further, as of the end of 2006, the average household income for the primary trade area was approximately $96,916, which compares very favorably to the average household income numbers for the State of Illinois of $71,106. The mortgaged property is located in the Chicago metropolitan statistical area ("MSA"), which has one of the highest median incomes of any MSA in the country and is the third most populous metro area in the nation behind New York and Los Angeles. In 2006, the average household income in the Chicago MSA was $60,000, which was 11.3% and
23.0% higher than both that of the Top 100 MSA's and United States, respectively. Lastly, approximately 30.0% of the Chicago MSA's population has a
Bachelor degree or better, and 24.1% of its households have an annual income of
$100,000 or higher.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates II, LLC, a Delaware limited liability company and an affiliate of the related borrower.

(1)   Certain information was obtained from the Gurnee Mills appraisal, dated
      May 10, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                             % OF BASE     CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
               LEASES      FEET      % OF GLA     BASE RENT      RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
YEAR          EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP       38,393       2.5%            NAP        NAP         38,393         2.5%             NAP          NAP
2007 & MTM        21       59,229       3.8     $ 1,013,032        4.8%        97,622         6.3%     $ 1,013,032          4.8%
2008              39      152,580       9.8       3,201,285       15.1        250,202        16.0%     $ 4,214,316         19.8%
2009              20      219,862      14.1       2,417,313       11.4        470,064        30.2%     $ 6,631,629         31.2%
2010              22       86,525       5.6       2,291,490       10.8        556,589        35.7%     $ 8,923,118         42.0%
2011              24      126,860       8.1       2,422,628       11.4        683,449        43.8%     $11,345,746         53.4%
2012              15      224,237      14.4       1,888,943        8.9        907,686        58.2%     $13,234,688         62.3%
2013              10       48,280       3.1       1,004,468        4.7        955,966        61.3%     $14,239,156         67.0%
2014              15      273,310      17.5       2,553,689       12.0      1,229,276        78.9%     $16,792,845         79.0%
2015              11       28,691       1.8         750,818        3.5      1,257,967        80.7%     $17,543,663         82.6%
2016              12       91,224       5.9       1,499,982        7.1      1,349,191        86.5%     $19,043,645         89.6%
2017               5       52,071       3.3         954,531        4.5      1,401,262        89.9%     $19,998,176         94.1%
AFTER             30      157,668      10.1       1,245,596        5.9      1,558,930       100.0%     $21,243,772        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:           224    1,558,930     100.0%    $21,243,772      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    18 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

                        [TWO (2) MAPS INDICATING LOCATION
                            OF GURNEE MILLS OMITTED]

                                    19 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  GURNEE MILLS
--------------------------------------------------------------------------------

                              [SITE PLAN INDICATING
                        LAYOUT OF GURNEE MILLS OMITTED]

                                    20 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    21 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

                        [FOUR (4) PHOTOS OF CENTRO -- NEW
                        PLAN POOL I PROPERTIES OMITTED]

                                    22 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $300,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $300,000,000
LOAN NUMBER (% OF POOL BY IPB):        2 (11.4%)
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWERS(1):                          Nine Delaware limited liability
                                       companies
SPONSOR:                               Centro Watt America REIT, Inc.
ORIGINATION DATE:                      08/15/07
INTEREST RATE:                         6.38350%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         09/01/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(2):               Permitted Mezzanine Loan
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                   INITIAL       MONTHLY
                                              ----------------------------------
TAXES(3):                                             $0            $0
INSURANCE(3):                                         $0            $0
CAPEX(4):                                             $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                       Portfolio
TITLE:                                        Fee
PROPERTY TYPE:                                Retail -- Anchored
SQUARE FOOTAGE:                               3,144,729
LOCATION:                                     Various
YEARS BUILT/RENOVATED:                        Various
OCCUPANCY(5):                                 94.0%
OCCUPANCY DATE:                               07/23/07
NUMBER OF TENANTS:                            313
HISTORICAL NOI:
  2005:                                       $24,663,409
  2006:                                       $26,806,200
UW REVENUES:                                  $39,857,064
UW EXPENSES:                                  $11,714,915
UW NOI(6):                                    $28,142,147
UW NET CASH FLOW:                             $26,314,685
APPRAISED VALUE:                              $396,415,000
APPRAISAL DATES:                              Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $95
CUT-OFF DATE LTV:                           75.7%
MATURITY DATE LTV:                          71.1%
UW IO DSCR(6):                              1.36x
UW DSCR(6):                                 1.17x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                              RATINGS(7)
TENANT NAME               MOODY'S/S&P/FITCH      TOTAL SF      % OF TOTAL SF      BASE RENT PSF      LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------------------

KROGER (5 LOCATIONS)        Baa2/BBB--/BBB       320,814          10.2%             $  5.96(8)         2011 through 2025
KMART (2 LOCATIONS)           Ba1/BB+/BB         226,039           7.2%             $  6.60(8)               2020
WAL-MART                      Aa2/AA/AA          193,513           6.2%             $  2.81                  2011
HEMISPHERES                                      107,927           3.4%             $  6.50                  2013
PUBLIX (2 LOCATIONS)                              92,654           2.9%             $ 10.06(8)            2014, 2023
KOHL'S                         A3/A--/A           83,013           2.6%             $  4.38                  2015
DOMINICK'S                                        72,385           2.3%             $ 12.40                  2018
ALBERTSON'S                   B1/NR/BB--          60,128           1.9%             $  1.56                  2011
D&W FOOD CENTERS                                  57,114           1.8%             $  6.13                  2009
ALL AMERICAN QUALITY                              46,328           1.5%             $  6.50                  2010
J.C. PENNEY                 Baa3/BBB--/BBB        41,513           1.3%             $  7.70                  2009
24 HOUR FITNESS                Ba3/B/NR           37,064           1.2%             $ 13.58                  2017
---------------------------------------------------------------------------------------------------------------------------

(1)   The borrowing entities for the Centro -- New Plan Pool I mortgage loan are: Centro NP Holdings 1 SPE, LLC, New Plan Creekwood SC, LLC, Centro NP
      Mableton Walk, LLC, Centro NP East Lake Pavillions, LLC, Centro NP
      Stockbridge Village, LLC, Centro NP Miami Gardens, LLC, Centro NP Tarpon
      Mall, LLC, Centro NP Renaissance Center East, LLC and Centro NP Paradise
      Pavillion, LLC.

(2)   The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 75.8% and (ii) the debt service coverage ratio must be equal to or greater than 1.38x.

(3)   Upon the occurrence and during the continuance of an event of default under the mortgage loan documents, the related borrower is required to pay the mortgagee 1/12th of the taxes and insurance premiums that the mortgagee estimates will be payable within the following 12-month period.
      In lieu of making the foregoing payments, the related borrower may elect to deliver a letter of credit to the mortgagee from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(4)   Upon the occurrence of and during the continuance of an event of default, the related borrower is required to pay the mortgagee the sum of $26,125 on each payment date as replacement reserves for capital commitments and repairs to the mortgaged properties. In lieu of making the foregoing payments each year, the related borrower may elect to deliver a letter of credit to the mortgagee from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(5)   The weighted average occupancy for the Centro -- New Plan Pool I mortgage loan was 93.5%, 96.7% and 96.5% for the years 2004, 2005 and 2006, respectively. The 2005 occupancy calculation does not include the
      Stockbridge Village mortgaged property as the data was unavailable.

(6)   The difference in the UW NOI and historical NOI is largely due to the inclusion of (i) scheduled rent increases through October 2008 in the approximate amount of $366,000 and (ii) 31 newly executed leases through
      2006 and 30 newly executed leases through 2007 with rent in the approximate aggregate amount of $1,175,000.

(7)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(8)   Base rent per square foot calculations are reflective of the weighted average between the store locations.

                                    23 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PROPERTY SUMMARY

                                                       YEAR BUILT/
                                                          YEAR          SQUARE
PROPERTY NAME                 LOCATION                  RENOVATED       FEET
--------------------------------------------------------------------------------

BARDIN PLACE CENTER          Arlington, TX               1992          310,184
STOCKBRIDGE VILLAGE          Stockbridge, GA           1992/2001       188,203
MIAMI GARDENS                Miami, FL                 1995/2007       244,719
CROSSROADS SHOPPING CENTER   Statesville, NC           1991/1997       340,190
ELK GROVE TOWN CENTER        Elk Grove Village, IL       1998          131,849
MAPLE VILLAGE                Ann Arbor, MI             1965/2007       296,385
CARMEN PLAZA                 Camarillo, CA             1971/2003       129,173
PAVILLIONS AT EASTLAKE       Marietta, GA              1986/1996       156,853
TARPON MALL                  Tarpon Springs, FL        1950/2003       147,585
RENAISSANCE CENTER EAST      Las Vegas, NV             1981/2006       144,216
NORTHMALL CENTRE             Tucson, AZ                  1996          168,585
PARADISE PAVILION            West Bend, WI             1978/2000       198,419
CROWN POINT                  Columbus, OH              1982/1998       147,275
ROCK PRAIRIE CROSSING        College Station, TX         2000          119,000
MABLETON WALK                Mableton, GA                1993          105,742
CAVE SPRINGS CORNERS         Roanoke, VA               1969/2005       147,044
CASCADE EAST                 Grand Rapids, MI            1980           99,529
CREEKWOOD SHOPPING CENTER    Rex, GA                     1990           69,778
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                              3,144,729
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                                                             ALLOCATED
                                                                                                LOAN
PROPERTY NAME                  OCCUPANCY %     LEAD TENANT (SALES PSF)(1)     % OF GLA        BALANCE
--------------------------------------------------------------------------------------------------------

BARDIN PLACE CENTER               100.0%      Hemispheres (N/A)                 34.8%      $ 30,000,000
STOCKBRIDGE VILLAGE                84.3%      Kroger ($297)                     34.0%        25,000,000
MIAMI GARDENS                      98.7%      Kmart (N/A)                       50.2%        23,500,000
CROSSROADS SHOPPING CENTER         99.1%      Wal-Mart ($305)                   56.9%        22,000,000
ELK GROVE TOWN CENTER              99.0%      Dominick's ($186)                 54.9%        21,000,000
MAPLE VILLAGE                      71.4%      Kmart ($118)                      34.8%        19,000,000
CARMEN PLAZA                       98.3%      24 Hour Fitness (N/A)             28.7%        18,700,000
PAVILLIONS AT EASTLAKE             89.3%      Kroger ($404)                     40.4%        18,500,000
TARPON MALL                        96.0%      Publix ($757)                     30.4%        18,100,000
RENAISSANCE CENTER EAST            97.4%      Albertson's ($285)                41.7%        17,000,000
NORTHMALL CENTRE                  100.0%      J.C. Penney (N/A)                 24.6%        17,000,000
PARADISE PAVILION                  97.5%      Kohl's ($254)                     41.8%        13,000,000
CROWN POINT                       100.0%      Kroger ($390)                     48.3%        12,900,000
ROCK PRAIRIE CROSSING              99.0%      Kroger ($506)                     53.3%        10,900,000
MABLETON WALK                      93.8%      Publix ($306)                     45.2%        10,000,000
CAVE SPRINGS CORNERS               92.4%      Kroger (N/A)                      40.0%        10,000,000
CASCADE EAST                       88.5%      D&W Food Centers ($262)           57.4%         7,800,000
CREEKWOOD SHOPPING CENTER          93.6%      All American Quality($274)        66.4%         5,600,000
--------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            94.0%                                                   $300,000,000
--------------------------------------------------------------------------------------------------------

(1)   Sales numbers represent 2006 year-end data.

                                    24 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

THE LOAN. The Centro -- New Plan Pool I mortgage loan is secured by a first lien mortgage in a fee interest in 18 anchored retail centers consisting of approximately 3,144,729 square feet located in Texas, Georgia, Florida, North
Carolina, Illinois, Michigan, California, Nevada, Arizona, Wisconsin, Ohio and
Virginia.

THE BORROWERS. The borrowing entities are Centro NP Stockbridge Village, LLC,
New Plan Creekwood SC, LLC, Centro NP Tarpon Mall, LLC, Centro NP Paradise
Pavilion, LLC, Centro NP Mableton Walk, LLC, Centro NP East Lake Pavilions, LLC,
Centro NP Miami Gardens, LLC, Centro NP Renaissance Center East, LLC and Centro
NP Holdings 1 SPE, LLC. Each of the related borrowers is a single purpose entity.

THE SPONSOR. The sponsor for the Centro -- New Plan Pool I mortgage loan is
Centro Watt America REIT, Inc ("Centro"), an Australian retail property investment, development and funds management services organization. Centro is a joint-venture between Centro Properties Group (ASX:CNP) from Melbourne,
Australia, and Watt Commercial Properties ("Watt"), a privately held real estate company based in Santa Monica, CA. Centro Properties Group is a retail investment organization specializing in the ownership, management and development of retail shopping centers across Australia, New Zealand and the
United States. With funds under management exceeding AUS$26.6 billion Centro continues to be one of the largest managers of commercial real estate in the US.
With more than 40 years of experience, the company's core services include property management, leasing, asset management, acquisition and development for all types of commercial real estate. Watt provides a spectrum of expertise in real estate services to investors of retail, multifamily, industrial and office properties.

THE PROPERTIES. The Centro -- New Plan Pool I consists of 18 retail centers totaling approximately 3,144,729 square feet located in Texas, Georgia, Florida,
North Carolina, Illinois, Michigan, California, Nevada, Arizona, Wisconsin, Ohio
and Virginia. The portfolio is leased to approximately 313 local, regional and national tenants, including anchor tenants such as Kroger, Kmart, Wal-Mart,
Hemispheres, Publix, Kohl's, Dominick's, Albertson's, D&W Food Centers, All
American Quality, J.C. Penney and 24 Hour Fitness. These anchor tenants occupy approximately 1,338,492 square feet or 42.6% of the portfolio's gross leasable area.

RELEASE. Provided that no event of default exists, individual Centro -- New Plan
Pool I mortgaged properties may be released from the lien of the mortgage as part of a partial defeasance upon the satisfaction of certain conditions, including, but not limited to: (i) payment of an amount equal to 110% of the allocated loan amount of the individual property to be released, and (ii) as of the date immediately subsequent to the release of the individual property, the debt service coverage ratio ("DSCR") for the individual properties and the remaining properties subject to the lien of the mortgage must be equal to or greater than the greater of (a) of 1.38x and (b) the DSCR for the remaining individual properties (including the individual property to be released) as of the date immediately preceding the release of the individual property.

SUBSTITUTION. Provided no event of default exists, the borrower is permitted to substitute individual Centro -- New Plan Pool I mortgaged properties (no more than 3 properties per year) as collateral during the term of the loan upon satisfaction of certain conditions including, but not limited to: (i) the aggregate appraised value of all of the substituted properties must not exceed
35% of the value of the original properties based on third party appraisals;
(ii) the fair market value of the substitute property must not be less than 100%
of the greater of (a) the fair market value of the substituted property as of the origination date, or (b) the fair market value of the substituted property as of the date immediately preceding the substitution; and (iii) the net operating income for the substitute property is greater than 100% of the net operating income for the substituted property.

SIGNIFICANT TENANTS.

The Kroger Co. (NYSE: "KR") ("Kroger"), headquartered in Cincinnati, Ohio, is a national grocery retailer. Due to a significant number of acquisitions, less than 15% of sales come from Kroger's namesake stores. Together, the company has approximately 3,600 stores coast-to-coast under some two dozen banners
(including more than 2,400 supermarkets). Its Dillon Companies subsidiary operates more than 200 grocery stores under some 10 different flags, and also runs about 800 convenience stores under names such as Quick Stop and Kwik Shop.
Kroger (M/S/F:Baa2/BBB-/BBB) has 5 separate locations in the portfolio that occupy approximately 320,814 square feet, or approximately 10.2% of the portfolio's total net rentable area. Kroger's leases are scheduled to expire from 2011 through 2025.

Kmart (NASDAQ: "SHLD") is one of the largest discount retailers in the United
States behind Wal-Mart and Target. It sells name-brand and private-label goods
(including its Martha Stewart label), mostly to low- and mid-income families. It runs more than 1,400 off-mall stores (including 55 Supercenters) in 49 states across the country, Puerto Rico, Guam and the U.S. Virgin Islands. Approximately
1,100 Kmart stores contain in-store pharmacies. Kmart discount stores average approximately 93,000 square feet, while its supercenters measure approximately
165,000 square feet. The parent company, Sears Holdings Corporation, is the third-largest retailer in the United States with about $55 billion in annual sales. Following the megamerger, the combined company operated approximately
3,770 full-line and specialty stores in the United States and Canada (Sears
Canada). Kmart (M/S/F: Ba1/BB+/BB) has 2 locations in the portfolio that occupy approximately 226,039 square feet, or approximately 7.2% of the portfolio's total net rentable area. Kmart's lease is scheduled to expire in 2020.

                                    25 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

Wal-Mart Stores Inc. (NYSE: "WMT") ("Wal-Mart") is one of the world's largest retailers with approximately 6,775 stores, including approximately 1,075 discount stores, approximately 2,250 combination discount and grocery stores
(Wal-Mart Supercenters in the United States and ASDA in the United Kingdom) and
approximately 580 warehouse stores (Sam's Club). Approximately 60% of its stores are in the United States and, through international expansion, Wal-Mart has become one of the largest retailers in Canada and Mexico. Wal-Mart also has operations in Asia, Europe and South America and owns a majority stake in
Japanese retailer SEIYU. Founder Sam Walton's heirs own approximately 40% of
Wal-Mart. Wal-Mart (M/S/F: Aa2/AA/AA) occupies approximately 193,513 square feet, or approximately 6.2% of the portfolio's total net rentable area.
Wal-Mart's lease is scheduled to expire in 2011.

THE MARKETS(1). The Centro -- New Plan Pool I contains 18 individual mortgaged properties located in six regional markets. Four of the mortgaged properties, representing 16.6% and 19.6% of the gross leasable area and the portfolio value, respectively, are located within the Atlanta central business district. The remaining mortgaged properties are located within 14 markets across 11 separate states. Additional market statistics are presented on the following page under the "Market Summary" disclosure box.

PROPERTY MANAGEMENT. The mortgaged properties comprising the Centro -- New Plan
Pool I are managed by Centro Watt Management Joint Venture 2, LP, an affiliate of the borrower.

(1)   Certain information was obtained from the Centro -- New Plan Pool I appraisals, dated between March 8, 2007 and April 19, 2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisals.

                                    26 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                           MARKET SUMMARY(1)

                                                           OCCUPANCY                    RENT PSF
                                                      --------------------    ------------------------------
PROPERTY NAME                   LOCATION               PROPERTY    MARKET       PROPERTY         MARKET
------------------------------------------------------------------------------------------------------------

BARDIN PLACE CENTER            Arlington, TX            100.0%      85.2%       $  9.94      $  7.00-$18.00
STOCKBRIDGE VILLAGE            Stockbridge, GA           84.3%      88.0%       $ 15.09      $  7.70-$24.00
MIAMI GARDENS                  Miami, FL                 98.7%      95.4%       $  9.52      $ 12.50-$24.00
CROSSROADS SHOPPING CENTER     Statesville, NC           99.1%      97.8%       $  6.24      $  6.50-$20.00
ELK GROVE TOWN CENTER          Elk Grove, IL             99.0%      92.8%       $ 15.29      $ 12.00-$27.00
MAPLE VILLAGE                  Ann Arbor, MI             71.4%      90.3%       $  7.89      $  5.00-$15.00
CARMEN PLAZA                   Camarillo, CA             98.3%      97.4%       $ 13.56      $ 15.00-$27.00
PAVILLIONS AT EASTLAKE         Marietta, GA              89.3%      92.0%       $ 12.17      $  8.50-$25.00
TARPON MALL                    Tarpon Springs, FL        96.0%      93.5%       $ 12.63      $ 12.00-$25.00
RENAISSANCE CENTER EAST        Las Vegas, NV             97.4%      97.5%       $ 11.44      $  8.00-$24.00
NORTHMALL CENTRE               Tucson, AZ               100.0%      90.1%       $ 10.05      $  7.50-$16.00
PARADISE PAVILION              West Bend, WI             97.5%      89.9%       $  7.14      $  4.50-$16.50
CROWN POINT                    Columbus, OH             100.0%      85.5%       $  8.82      $  8.00-$14.00
ROCK PRAIRIE CROSSING          College Station, TX       99.0%      90.0%       $  9.71      $ 18.00-$22.00
MABLETON WALK                  Mableton, GA              93.8%      92.0%       $ 10.63      $  8.25-$14.50
CAVE SPRINGS CORNERS           Roanoke, VA               92.4%      95.5%       $  7.51      $  5.00-$18.00
CASCADE EAST                   Grand Rapids, MI          88.5%      94.5%       $  8.78      $  9.50-$14.00
CREEKWOOD SHOPPING CENTER      Rex, GA                   93.6%      92.0%       $  8.88      $  6.50-$14.00
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                              2006 AVERAGE
                                    2006 POPULATION         HOUSEHOLD INCOME
                                 --------------------   ------------------------
                                    3-MILE    5-MILE        3-MILE      5-MILE
PROPERTY NAME                       RADIUS    RADIUS        RADIUS      RADIUS
--------------------------------------------------------------------------------

BARDIN PLACE CENTER                120,579   300,745       $ 74,202    $ 71,920
STOCKBRIDGE VILLAGE                 55,104   120,443       $ 62,834    $ 65,694
MIAMI GARDENS                      154,000   419,770       $ 60,621    $ 55,131
CROSSROADS SHOPPING CENTER           1,826    52,008       $ 57,100    $102,348
ELK GROVE TOWN CENTER               68,029   242,506       $ 87,512    $ 80,149
MAPLE VILLAGE                       78,181   135,311       $ 74,735    $ 83,275
CARMEN PLAZA                        53,352    73,960       $ 92,969    $ 91,985
PAVILLIONS AT EASTLAKE              74,673   176,942       $ 77,623    $ 85,824
TARPON MALL                         50,541   129,445       $ 67,548    $ 67,281
RENAISSANCE CENTER EAST            143,025   402,618       $ 48,492    $ 52,405
NORTHMALL CENTRE                    90,180   215,786       $ 47,878    $ 52,443
PARADISE PAVILION                   30,153    42,117       $ 67,344    $ 71,139
CROWN POINT                         90,380   227,492       $ 83,146    $ 81,340
ROCK PRAIRIE CROSSING               68,538   102,261       $ 48,851    $ 51,087
MABLETON WALK                       53,119   151,422       $ 66,812    $ 63,857
CAVE SPRINGS CORNERS                50,035   104,651       $ 75,780    $ 61,471
CASCADE EAST                        25,260    61,998       $100,438    $ 87,008
CREEKWOOD SHOPPING CENTER           59,668   124,488       $ 58,575    $ 62,558
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

               NUMBER OF    SQUARE                              % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE    CUMULATIVE %
                LEASES       FEET      % OF GLA     BASE RENT      RENT     SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
YEAR           EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT            NAP       190,208       6.0%            NAP         NAP      190,208         6.0%            NAP          NAP
2007 & MTM         15        47,298       1.5     $   972,181        3.3%      237,506         7.6%     $   972,181         3.3%
2008               83       245,675       7.8       3,678,913       12.6       483,181        15.4%     $ 4,651,094        16.0%
2009               55       295,624       9.4       3,061,605       10.5       778,805        24.8%     $ 7,712,699        26.5%
2010               66       327,490      10.4       3,695,562       12.7     1,106,295        35.2%     $11,408,261        39.2%
2011               53       575,016      18.3       4,253,147       14.6     1,681,311        53.5%     $15,661,409        53.8%
2012               34       133,429       4.2       1,921,103        6.6     1,814,740        57.7%     $17,582,512        60.4%
2013               14       185,079       5.9       1,653,325        5.7     1,999,819        63.6%     $19,235,837        66.1%
2014                5       142,326       4.5       1,208,646        4.2     2,142,145        68.1%     $20,444,483        70.2%
2015               14       139,699       4.4       1,191,167        4.1     2,281,844        72.6%     $21,635,650        74.3%
2016                6       294,789       9.4       2,034,549        7.0     2,576,633        81.9%     $23,670,199        81.3%
2017                6        73,933       2.4       1,051,741        3.6     2,650,566        84.3%     $24,721,939        84.9%
AFTER              13       494,163      15.7       4,394,533       15.1     3,144,729       100.0%     $29,116,472       100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:            364     3,144,729     100.0%    $29,116,472      100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the Centro -- New Plan Pool I portfolio appraisals, dated between March 8, 2007 and April 19, 2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisals.

                                    27 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

                      [MAP AND KEY INDICATING LOCATIONS OF
                  CENTRO -- NEW PLAN POOL I PROPERTIES OMITTED]

                                    28 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

                          [SITE PLAN INDICATING LAYOUT
                         OF BARDIN PLACE CENTER OMITTED]

                                    29 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                            CENTRO -- NEW PLAN POOL I
--------------------------------------------------------------------------------

                          [SITE PLAN INDICATING LAYOUT
                             OF STOCKBRIDGE VILLAGE
                                    OMITTED]

                                    30 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    31 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

                      [FOUR (4) PHOTOS OF NORTH HILLS MALL
                                    OMITTED]

                                    32 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $141,150,000
CUT-OFF DATE PRINCIPAL BALANCE:        $141,150,000
LOAN NUMBER (% OF POOL BY IPB):        3 (5.4%)
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              NHM Owner-1, LLC
SPONSOR:                               John M. Kane
ORIGINATION DATE:                      06/26/07
INTEREST RATE:                         6.01300%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         07/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                    INITIAL       MONTHLY
                                              ----------------------------------
TAXES:                                              $440,688       $55,086
INSURANCE:                                          $      0       $     0
CAPEX:                                              $      0       $     0
TI/LC:                                              $ 34,370       $     0
OTHER(2):                                           $435,000       $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                       Single Asset
TITLE:                                        Fee
PROPERTY TYPE:                                Retail -- Anchored
SQUARE FOOTAGE:                               585,798
LOCATION:                                     Raleigh, NC
YEAR BUILT/RENOVATED:                         1960/2004
OCCUPANCY(3):                                 100.0%
OCCUPANCY DATE:                               06/01/07
NUMBER OF TENANTS:                            79
HISTORICAL NOI:
  2005:                                       $4,382,900
  2006:                                       $8,494,677
AVERAGE IN-LINE SALES/SF:                     $319
UW REVENUES:                                  $13,181,624
UW EXPENSES:                                  $2,700,828
UW NOI(4):                                    $10,480,796
UW NET CASH FLOW:                             $10,293,340
APPRAISED VALUE:                              $188,000,000
APPRAISAL DATE:                               04/03/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                    $ 241
CUT-OFF DATE LTV:                         75.1%
MATURITY DATE LTV:                        75.1%
UW DSCR(4):                               1.20x
--------------------------------------------------------------------------------

(1)   The related borrower may have the one-time right to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio for the mortgaged property subject to the mortgage must not exceed 85.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.15x.

(2)   At the closing of the North Hills Mall mortgage loan, the related borrower deposited the cash sum of $435,000 for the leasing of vacant space.

(3)   Approximately 13,901 square feet (approximately 2.4% of the leaseable square feet) is leased under a master lease between John M. Kane and NHM
      Owner-1, LLC.

(4)   The difference in the UW NOI and historical NOI is largely due to the inclusion of (i) scheduled rent increases through December 2008 in the approximate amount of $439,000, (ii) five newly executed leases through
      2006 and three newly executed leases through 2007 with rent in the approximate aggregate amount of $828,000, (iv) increases in expense reimbursements by tenants by approximately $530,000 based on the additional retail leasing and (v) expense savings of approximately
      $200,000, which is largely attributed to a decrease in marketing, advertising and administrative expenses as the property stabilized.

                                    33 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

                                      RATINGS(1)
TENANT NAME                       MOODY'S/S&P/FITCH    TOTAL SF    % OF OWNED SF
--------------------------------------------------------------------------------

ANCHORS
J.C. PENNEY                         Baa3/BBB-/BBB      178,739         30.5%
TARGET(2)                              A1/A+/A+        160,160          NAP
REGAL ENTERTAINMENT GROUP             B2/BB-/B-         50,010          8.5
KENNEDY COVINGTON LOBDELL &
 HICKMAN, L.L.P.                                        38,926          6.6
GOLD'S GYM                                              25,578          4.4
REI                                                     25,500          4.4
                                                     ------------------------
SUBTOTAL/WEIGHTED AVERAGE:                             478,913         54.4%
TOP 10 TENANTS
KANE REALTY CORPORATION                                 14,345          2.4%
NORTH STATE BANK                                        12,000          2.0
WACHOVIA BANK                        Aa3/AA-/AA-         9,821          1.7
NORTH CAROLINA SYMPHONY (OFFICE)                         8,631          1.5
TOTAL WINE & MORE                                        7,600          1.3
FIREBIRDS ROCKY MOUNTAIN GRILL                           7,523          1.3
FOX & HOUND PUB & GRILLE                                 7,430          1.3
J.K.'S                                                   7,259          1.2
FIRST RESEARCH, INC.                                     6,713          1.1
OMEGA SPORTS                                             6,600          1.1
                                                     ------------------------
SUBTOTAL/WEIGHTED AVERAGE:                              87,922         14.9%
REMAINING INLINE SPACE                                 179,123         30.7%
                                                     ------------------------
VACANT SQUARE FEET(3):                                       0          0.0%
TOTAL OWNED GLA:                                       585,798
TOTAL CENTER GLA:                                      745,958
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                        ANNUAL          BASE                       LEASE EXPIRATION
TENANT NAME                           BASE RENT      RENT PSF       SALES PSF           YEAR
---------------------------------------------------------------------------------------------------

ANCHORS
J.C. PENNEY                          $ 1,100,000     $  6.15          $142                2018
TARGET(2)                                    NAP         NAP      Anchor Owned            2040
REGAL ENTERTAINMENT GROUP                900,180     $ 18.00          $ 90                2020
KENNEDY COVINGTON LOBDELL &
 HICKMAN, L.L.P.                         879,338     $ 22.59                              2012
GOLD'S GYM                               403,877     $ 15.79                              2014
REI                                      510,000     $ 20.00                              2015
                                    -------------------------
SUBTOTAL/WEIGHTED AVERAGE:           $ 3,793,395     $  7.92
TOP 10 TENANTS
KANE REALTY CORPORATION              $   316,164     $ 22.04                              2010
NORTH STATE BANK                         324,605     $ 27.05                              2015
WACHOVIA BANK                            155,412     $ 15.82                              2007
NORTH CAROLINA SYMPHONY (OFFICE)         185,568     $ 21.50                              2010
TOTAL WINE & MORE                        197,600     $ 26.00                              2015
FIREBIRDS ROCKY MOUNTAIN GRILL           228,395     $ 30.36          $494                2015
FOX & HOUND PUB & GRILLE                 185,750     $ 25.00          $320                2014
J.K.'S                                   203,252     $ 28.00          $213                2015
FIRST RESEARCH, INC.                     160,306     $ 23.88                              2009
OMEGA SPORTS                             132,000     $ 20.00          $235                2010
                                    -------------------------
SUBTOTAL/WEIGHTED AVERAGE:           $ 2,089,052     $ 23.76
REMAINING INLINE SPACE               $ 4,889,722     $ 27.30
                                    -------------------------
VACANT SQUARE FEET(3):                       NAP
TOTAL OWNED GLA:                     $10,772,169
TOTAL CENTER GLA:
---------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Target is not part of the collateral securing the North Hills Mall mortgage loan.

(3)   Approximately 13,901 square feet is leased under a master lease between
      John M. Kane and NHM Owner-1, LLC.

                                    34 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

THE LOAN. The North Hills Mall mortgage loan is secured by a first lien mortgage, fee interest in an approximately 585,798 square foot regional lifestyle center located in Raleigh, North Carolina.

THE BORROWER. The borrower is NHM Owner-1, LLC, a North Carolina limited liability company structured as a special purpose entity.

THE SPONSOR. The loan sponsor is John M. Kane who is the Chairman and CEO of
Kane Realty Corporation, which controls the borrowing entity. Founded in 1978 by
Mr. Kane, Kane Realty Corporation focuses on retail development, management, leasing and brokerage services. Mr. Kane owns and operates over 872,675 square feet of office and retail space as well as one hotel and various residential units.

THE PROPERTY. The mortgaged property is a Class "A" regional lifestyle center containing approximately 585,798 square feet situated on approximately 30.46 acres of land in Raleigh, North Carolina. The North Hills Mall was built as a regional mall in 1960 and redeveloped into a lifestyle center in 2004 under John
Kane, who has repositioned the North Hills Mall and surrounding area into a $200 million "urban district" in north Raleigh. Upon completion, over 100 acres of land will be converted to a mixed-use area consisting of residential, office, retail, hotel and entertainment properties. The redevelopment of the old North
Hills Mall and the project's first phase of retail, hotel, two condominium properties, offices and a retirement community have been completed in the past three years.

The North Hills Mall is anchored by J.C. Penney (approximately 178,739 square feet), Regal Entertainment (approximately 50,010 square feet), Gold's Gym
(approximately 25,578 square feet) and REI (approximately 25,500 square feet).
Target is also an anchor tenant comprising approximately 160,160 square feet, but is not part of the collateral securing the North Hills Mall mortgage loan.
The office component of the mortgaged property is anchored by Kennedy Covington
Lobdell & Hickman, L.L.P., which comprises approximately 38,926 square feet. The mortgaged property is currently 100% leased by 79 tenants1.

The North Hills Mall is accessible from Interstate 440 and Six Forks Road.
Interstate 440 is Raleigh's circumferential highway that connects with all major arterials in the area and also provides access to Raleigh-Durham International
Airport, located approximately 11 miles away from the mall. Also complementing the North Hills Mall is a 229-room Renaissance Hotel under construction that is anticipated to open in August 2008, a 297-unit mid-rise apartment building, and a recently completed 49-unit luxury condominium building.

PARTIAL RELEASE. Provided that no event of default exists under the related mortgage loan documents, after two years from the closing date of this securitization, two release parcels, the North State Bank Parcel and the
Wachovia Parcel, may be released from the lien of the mortgage, subject to the satisfaction of certain conditions, including, but not limited to: (i) the principal balance of the defeased note must equal 110% of the allocated loan amount of the individual parcel to be released and (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the mortgaged property subject to the lien of the mortgage (excluding the mortgaged property to be released) shall be no less than the greater of 1.20x
(on a projected 12 month basis) or (b) the DSCR for the mortgaged property
(including the mortgaged property to be released) as of the date immediately preceding the release of the two release parcels.

SIGNIFICANT TENANTS.

J.C. Penney (NYSE: "JCP") is operated by J.C. Penney Company, Inc. and is one of
America's leading retailers providing services to customers through department stores, catalog and the internet. J.C. Penney operates the largest general merchandise and catalog business in the country and employs over 155,000 people.
As of May 2007, J.C. Penney operated 1,035 stores throughout the United States and Puerto Rico, four internet/catalog fulfillment centers and three regional warehouses and posted 2006 revenues of approximately $19.9 billion. J.C. Penney occupies approximately 178,739 square feet, or approximately 30.5% of the mortgaged property's net rentable area. J.C. Penney's lease expires in 2018 with one, 5-year renewal option.

Regal Entertainment Group (NYSE: "RGC") ("Regal") operates more than 6,400 screens in 539 locations in 40 states and the District of Columbia through its theatre circuit comprised of subsidiaries including Regal Cinemas, United
Artists Theatres and Edwards Theatres. Regal primarily operates multi-screen theatres and has an average of 11.9 screens per location, which is well above the North American motion picture exhibition industry 2005 average of 6.2 screens per location. Regal develops, acquires and operates multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets throughout the U.S. Regal had revenues of $2.64 billion reported for the trailing twelve months. The theatre located at the mortgaged property includes 14 screens with stadium style and sloped floor seating. Regal occupies approximately 50,010 square feet, or approximately 8.5%
of the mortgaged property's net rentable area. Regal's lease expires in 2020 with three, 3-year renewal options.

Kennedy Covington Lobdell & Hickman, L.L.P. ("Kennedy Covington") is one of the
largest law firms in the Carolinas with offices in Raleigh, Columbia, Charlotte,
Research Triangle Park and Rock Hill. Founded in 1957, Kennedy Covington and its
200 employees counsel clients in various industries such as banking and finance, real estate, technology and manufacturing. Kennedy Covington occupies approximately 38,926 square feet, or approximately 6.6% of the mortgaged property's net rentable area. Kennedy Covington's lease expires in 2012 and the tenant has two, 5-year renewal options.

(1)   Approximately 13,901 square feet is leased under a master lease between
      John M. Kane and NHM Owner-1, LLC.

                                    35 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

THE MARKET(1). North Hills Mall is located in Raleigh, North Carolina in Wake
County. The mortgaged property is located in the Raleigh-Durham-Chapel Hill
Metropolitan Statistical Area ("MSA"), referred to as "The Triangle", and is part of the Central Raleigh submarket. Demographics for the market area show a
2006 population estimate of 8,274 within a 1-mile radius of the mortgaged property and an estimated average household income of $87,600. Within a 3-mile radius of the mortgaged property, there is an estimated 2006 population of
84,399 and average household income of $79,032. Within a 5-mile radius of the mortgaged property, the estimated 2006 population is 232,963 with an estimated average household income of $71,484.

The Triangle retail market contains over 40 million square feet with approximately 308 centers with vacancy rates of approximately 6.2% at the end of
2006. The Triangle retail vacancy rate has been trending downward since the end of 2005 when the rate was approximately 6.5%. The Central Raleigh submarket contains approximately 836,368 square feet of retail space and approximately 9 centers. Vacancy rates for the Triangle market at 2006 year-end was reported at
6.2% with average rents listed as $20.22 per square foot as compared to the
Central Raleigh submarket's occupancy rate of 2.5% with average rents listed at
$29.96 per square foot.

PROPERTY MANAGEMENT. The mortgaged property is managed by Kane Realty
Corporation, an affiliate of the borrower.

(1)   Certain information was obtained from the North Hills Mall appraisal, dated April 13, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

               NUMBER OF    SQUARE                             % OF BASE    CUMULATIVE     CUMULATIVE %   CUMULATIVE    CUMULATIVE %
                LEASES      FEET     % OF GLA     BASE RENT       RENT     SQUARE FEET       OF GLA       BASE RENT    OF BASE RENT
YEAR           EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT            NAP           0       0.0%         NAP           NAP             0           0.0%              NAP         NAP
2007 & MTM         3       14,971       2.6     $   305,462        2.8%       14,971           2.6%      $   305,462         2.8%
2008               8       20,820       3.6         537,338        5.0        35,791           6.1%      $   842,800         7.8%
2009               9       22,457       3.8         602,309        5.6        58,248           9.9%      $ 1,445,109        13.4%
2010              28       85,902      14.7       2,229,339       20.7       144,150          24.6%      $ 3,674,448        34.1%
2011               5       13,880       2.4         336,995        3.1       158,030          27.0%      $ 4,011,443        37.2%
2012               5       50,801       8.7       1,155,425       10.7       208,831          35.6%      $ 5,166,868        48.0%
2013               0            0       0.0               0        0.0       208,831          35.6%      $ 5,166,868        48.0%
2014               6       46,532       7.9         969,315        9.0       255,363          43.6%      $ 6,136,183        57.0%
2015              12       90,569      15.5       2,347,597       21.8       345,932          59.1%      $ 8,483,780        78.8%
2016               1        2,829       0.5          76,383        0.7       348,761          59.5%      $ 8,560,163        79.5%
2017               2        8,288       1.4         211,826        2.0       357,049          61.0%      $ 8,771,989        81.4%
AFTER              2      228,749      39.0       2,000,180       18.6       585,798         100.0%      $10,772,169       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:            81      585,798     100.0%    $10,772,169      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    36 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

                         [LARGE MAP INDICATING LOCATION
                          OF NORTH HILLS MALL OMITTED]

                                    37 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

                        [THREE (3) SITE PLANS INDICATING
                      LAYOUT OF NORTH HILLS MALL OMITTED]

                                    38 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                NORTH HILLS MALL
--------------------------------------------------------------------------------

                          [LARGE AERIAL PHOTO OF NORTH
                               HILLS MALL OMITTED]

                                    39 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

                       [FOUR (4) PHOTOS OF SAWGRASS MILLS
                                  MALL OMITTED]

                                    40 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):         $139,411,765

CUT-OFF DATE PRINCIPAL BALANCE(1):     $139,411,765

LOAN NUMBER (% OF POOL BY IPB):        4 (5.3%)

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWERS:                             Sunrise Mills (MLP) Limited Partnership,
                                       Sawgrass Mills Phase II Limited
                                       Partnership, Sawgrass Mills Phase III
                                       Limited Partnership

SPONSORS(2):                           Simon Property Group, Inc. and Farallon
                                       Capital Management L.L.C.

ORIGINATION DATE:                      06/11/07

INTEREST RATE:                         5.82000%

INTEREST-ONLY PERIOD:                  84 months

MATURITY DATE:                         07/01/14

AMORTIZATION TYPE:                     Interest-only

ORIGINAL AMORTIZATION:                 N/A

REMAINING AMORTIZATION:                N/A

CALL PROTECTION:                       L(24),Def(51),O(7)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       $680,588,235/$30,000,000

ADDITIONAL DEBT TYPE(1):               Pari Passu/B-Note, Permitted Mezzanine
                                       Debt

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL                   MONTHLY
                                     -------------------------------------------
TAXES:                                 $0                        $0
INSURANCE:                             $0                        $0
CAPEX:                                 $0                        $0
OTHER:                                 $0                        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail -- Anchored

SQUARE FOOTAGE(3):                     1,991,491

LOCATION:                              Sunrise, FL

YEAR BUILT/RENOVATED:                  1990/2006

OCCUPANCY:                             95.8%

OCCUPANCY DATE:                        05/01/07

NUMBER OF TENANTS:                     275

HISTORICAL NOI:

  2005:                                $42,589,188
  2006:                                $44,973,613

AVERAGE IN-LINE SALES/SF:              $585

UW REVENUES:                           $87,617,479

UW EXPENSES:                           $28,145,597

UW NOI(4):                             $59,471,882

UW NET CASH FLOW4:                     $57,968,003

APPRAISED VALUE:                       $1,025,000,000

APPRAISAL DATE:                        05/04/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION5
--------------------------------------------------------------------------------
                                     TRUST ASSET         TOTAL MORTGAGE LOAN
                                     -------------------------------------------
CUT-OFF DATE LOAN/SF:                 $  412                  $  427
CUT-OFF DATE LTV:                       80.0%                   82.9%
MATURITY DATE LTV:                      80.0%                   82.9%
UW DSCR4:                               1.20x                   1.16x
--------------------------------------------------------------------------------

(1)   The $850,000,000 Sawgrass Mills Mall mortgage loan has been split into multiple pari passu A-Notes in the combined amount of $820,000,000,
      $139,411,765 of which will be included in the trust fund, and three
      B-Notes in the aggregate amount of $30,000,000. The borrower is permitted to secure future mezzanine debt provided certain terms and conditions are satisfied, including but not limited to: (i) the aggregate debt service coverage ratio is not less than 1.05x and (ii) the aggregate loan to value ratio does not exceed 85%.

(2)   The Mills Limited Partnership has provided for a payment guaranty in the maximum principal amount of $100,000,000, which may be reduced on a quarterly basis during the term of the Sawgrass Mills Mall mortgage loan beginning July 1, 2007 under the conditions set forth in the related mortgage loan documents. The Mills Limited Partnership payment guaranty terminates upon the earlier of (i) payment in full of the mortgage loan,
      (ii) defeasance pursuant to the terms of the loan agreement, or (iii) the adjusted guaranty amount is $0. There can be no assurance that the guarantors will have the creditworthiness or financial ability to make any payments due under the foregoing guaranties.

(3)   Total square footage for the Sawgrass Mills Mall totals approximately
      2,275,541 square feet, of which approximately 1,991,491 square feet serves as collateral for the mortgage loan.

(4)   The increase in UW NOI and Net Cash Flow is attributed to the addition of the Colonnade section of the mortgaged property, as well as rent bumps through August 30, 2008 and executed leases that are in their build out phase or leases that are out for signature. Currently the mortgaged property is approximately 95.8% occupied. Underwritten percentage rent is mainly higher than 2006 figures because the 2006 figures only include a partial year of Colonnade tenant contribution.

(5)   The Sawgrass Mills Mall financial information, particularly in the case of the loan-to-value ratios and debt service coverage ratios, includes the aggregate principal balance of the Sawgrass Mills Mall mortgage loan and the Sawgrass Mills Mall pari passu companion loans, but does not include the aggregate principal balance of the Sawgrass Mills Mall subordinate companion loans unless specifically indicated.

                                    41 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                                            ANNUAL                                  LEASE
                                  RATINGS(1)                     % OF        BASE         BASE                    EXPIRATION
 TENANT NAME                   MOODY'S/S&P/FITCH    TOTAL SF   OWNED SF      RENT       RENT PSF    SALES PSF        YEAR
----------------------------------------------------------------------------------------------------------------------------

ANCHORS
SUPER TARGET                       A1/A+/A+          152,560      NAP         NAP         NAP      Anchor Owned      2099
WANNADO CITY                                         113,567      5.7%    $ 1,794,359   $  15.80   $      51         2024
BURLINGTON COAT FACTORY            B3/B/CCC+         111,324      5.6         667,944   $   6.00   $     269         2008
J.C. PENNEY                      Baa3/BBB-/BBB       104,506      5.2         610,573   $   5.84   $     164         2009
REGAL CINEMA                       B2/BB-/B-          89,591      4.5       1,385,973   $  15.47   $ 370,050(2)      2009
BED, BATH, & BEYOND                NR/BBB/NR          79,409      4.0         615,420   $   7.75   $     182         2009
BRANDSMART                                            77,527      3.9         455,436   $   5.87   $   1,292         2010
MARSHALLS                           A3/A/NR           77,340      3.9         716,588   $   9.27   $     386         2011
OUTLET MARKETPLACE                                    75,446      NAP         NAP            NAP   Anchor Owned      2099
                                                   =============================================
SUBTOTAL/WEIGHTED AVERAGE(3):                        881,270     32.8%    $ 6,246,292   $   9.56
TOP 10 TENANTS
AMERICAN SIGNATURE FURNITURE                          53,768      NAP         NAP            NAP   Anchor Owned      2099
THE SPORTS AUTHORITY                NR/B/NR           47,662      2.4%    $   607,691   $  12.75   $     300         2010
SAKS                               B3/B+/B+           45,633      2.3         505,756   $  11.08   $     376         2009
NEIMAN MARCUS                      B2/B+/B-           44,216      2.2         585,862   $  13.25   $     454         2016
T.J. MAXX                           A3/A/NR           37,948      1.9         363,980   $   9.59   $     209         2010
GAP OUTLET                        Ba1/BB+/BB+         28,152      1.4         534,888   $  19.00   $     868         2008
NORDSTROM RACK                     Baa1/A/A-          26,976      1.4         377,664   $  14.00   $     516         2013
NIKE FACTORY STORE                 A2/A+/NR           25,110      1.3         615,195   $  24.50   $     658         2011
BEALLS OUTLET STORES, INC.                            22,656      1.1         203,904   $   9.00   $     104         2012
RONJON SURF SHOP                                      22,539      1.1         508,254   $  22.55   $     252         2008
                                                   =============================================
SUBTOTAL/WEIGHTED AVERAGE(3):                        354,660     15.1%    $ 4,303,194   $  14.30
REMAINING INLINE3                                    955,314     47.9%    $33,577,779   $  35.67
                                                   =============================================
VACANT SQUARE FEET:                                   84,297      4.2%        NAP
TOTAL OWNED GLA:                                   1,991,491              $44,127,265
TOTAL CENTER GLA:                                  2,275,541

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Represents per screen sales of the 23 screen theatre.

(3)   With respect to the total square feet, the aggregate square footage is inclusive of the anchor owned square footage.

                                    42 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

THE LOAN. The Sawgrass Mills Mall mortgage loan is secured by a first lien mortgage fee interest in a 2,275,541 square foot regional mall, of which
1,991,491 serves as collateral for the mortgaged property, located in Sunrise,
Florida, approximately 10 miles west of downtown Fort Lauderdale.

The $850,000,000 Sawgrass Mills Mall mortgage loan has been split into multiple senior notes with the aggregate outstanding principal balance as of the cut-off date of $820,000,000 and three subordinate notes with an aggregate outstanding principal balance as of the cut-off date of $30,000,000. One of the senior notes in the outstanding principal balance as of the cut-off date of $139,411,765 is included in the trust fund, and the remaining senior notes in the aggregate outstanding principal balance as of the cut-off date of $680,588,235 are expected to be securitized, and in some cases have been, in unrelated transactions. The Sawgrass Mills Mall mortgage loan will be serviced under the pooling and servicing agreement relating to the JPMCC 2007-LDP12 transaction.

THE BORROWERS. The borrowers are Sunrise Mills Limited Partnership, Sawgrass
Mills Phase II Limited Partnership and Sawgrass Mills Phase III Limited
Partnership, each of which is a special purpose entity owned by SPG -- FCM
Ventures, LLC.

THE SPONSORS. The sponsors are Simon Property Group, Inc. ("Simon") and Farallon
Capital Management L.L.C. ("Farallon"). Simon (NYSE: "SPG"), an S&P 500 company, is one of the largest publicly-traded retail real estate companies in the United
States with a total market capitalization of approximately $20 billion. Simon, headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate.
Simon operates from five platforms: regional malls, Premium Outlet Centers, The
Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately
380 properties in the United States containing an aggregate of 258 million square feet of gross leaseable area in North America, Europe and Asia. Simon also has an interest in 50 European shopping centers in France, Italy and
Poland; six Premium Outlet centers in Japan; and one Premium Outlet center in both South Korea and Mexico.

Farallon was founded in March 1986 by Thomas F. Steyer. The firm manages equity capital for institutions and high net worth individuals. Farallon's institutional investors are primarily college endowments and foundations.
Farallon employs approximately 120 people in its headquarters in San Francisco,
California and is a registered investment advisor with the United States
Securities and Exchange Commission.

THE PROPERTY. The Sawgrass Mills Mall, one of the largest retail centers in
Florida, is a 2.3 million square foot, Class "A", single-story super regional mall located in Sunrise, Florida, approximately 10 miles west of downtown Ft.
Lauderdale. The mortgaged property features 24 anchor and major tenants, over
300 specialty retailers, as well as a variety of restaurants and entertainment venues. The mortgaged property was built in 1990 and was last renovated in 2006 with expansions in 1995, 1998 and 1999. The expansions included the construction of 2 additional sections to the mortgaged property, The Oasis in 1999 and The
Colonnade in 2006. The Sawgrass Mills Mall section contains a total of approximately 1.8 million square feet and includes anchor tenants such as Super
Target (not part of collateral), Outlet Marketplace (not part of collateral) and
American Signature Furniture (not part of collateral). The Oasis contains a total of approximately 319,664 square feet and includes Regal Cinema, Nordstrom
Rack and Polo Ralph Lauren Factory Store. The Colonnade, which opened in March
2006, contains a total of approximately 112,452 square feet and includes retailers such as Neiman Marcus, Barney's Outlet and Burberry in an open-air promenade with Mediterranean architecture, fountains, plazas, covered walkways and valet parking. The in-line tenant space in all 3 phases totals approximately
903,712 square feet inclusive of the food court and kiosks. The mortgaged property is currently 95.8% occupied with average in-line sales (for tenants occupying over 20,000 square feet) of $585.48 per square foot and an occupancy cost ratio of 11.9%.

The Sawgrass Mills Mall is situated on approximately 440 acres of land on the northwest quadrant of the intersections of West Sunrise Boulevard and Flamingo
Road. There is extensive frontage along the north side of West Sunrise Boulevard as well as the west side of Flamingo Road and the east side of Panther Parkway
(NW 136th Avenue). Access to Sawgrass Mills Mall is provided via I-75 with interchanges just north and south of the mortgaged property. Additionally,
Sawgrass Mills Mall is approximately one-half mile east of Sawgrass Expressway and 2.5 miles north of I-595, which are the major north/south and east/west arterials in the area. The Bank Atlantic Center, home of the Florida Panthers
NHL hockey team and also the site of numerous shows, concerts, and events throughout the year, is located just northwest of the mall directly across
Panther Parkway.

                                    43 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

Wannado City. Wannado City occupies approximately 5.0% of the total leasable area and is operated by Wannado Entertainment. Wannado Entertainment created
America's first indoor role-playing theme park for children, recreating all the sites of a major city from the point of view of kids, with many real-play venues and hundreds of career possibilities. The location at Sawgrass Mills Mall is the first site for this concept and opened in 2004. Wannado Entertainment is part of
CIE Theme Parks. CIE Theme Parks is the division within Corporacion
Interamericana de Entretenimiento, S.A. de C.V. (CIE) charged with owning and operating entertainment parks throughout the world. With 10 parks in Latin
America and the U.S., CIE Theme Parks is considered a large global amusement park operator.

Burlington Coat Factory. Burlington Coat Factory occupies approximately 4.9% of the total leasable area and is operated by Burlington Coat Factory Warehouse
Corporation. The Burlington Coat Factory is a national department store retail chain that offers designer merchandise at discounted prices. As of July 2007,
Burlington Coat Factory operated 365 stores in 42 states nationwide. Burlington
Coat Factory is privately held by Bain Capital Partners, LLC. Net sales from continuing operations for the fiscal year ended June 2006 were $3.4 billion.

J.C. Penney. (NYSE: "JCP") J.C. Penney occupies approximately 4.6% of the total leasable area and is operated by J.C. Penney Company, Inc. J.C. Penney is one of the nation's largest department store, catalog and e-commerce retailers. As of
July 2007, J.C. Penney operated 1,035 department stores throughout the United
States and Puerto Rico and continues to operate 62 Renner department stores in
Brazil. J.C. Penney is publicly traded on the NYSE and reported fiscal year 2006 gross revenues of approximately $19.9 billion with net income of approximately
$1.2 billion.

THE MARKET(1). The Sawgrass Mills Mall is located in Broward County, within the
City of Sunrise, Florida. The mortgaged property lies within the Fort Lauderdale
Metropolitan Statistical Area ("MSA") and is the dominant regional mall in South
Florida. South Florida's annual population growth has consistently outpaced the
Top 100 and national averages. Between 1996 and 2006, the region experienced an annualized growth rate of 1.7% compared to the Top 100 annual average of 1.0%.
Miami-Dade County is the most populous among the South Florida counties followed by Broward and Palm Beach Counties. Since 1995, Broward and Palm Beach County
have outpaced Miami-Dade County in annualized population growth.

Sawgrass Mills Mall's retail trade area stretches across Florida. While the mall is able to draw customers from this large geographic area, it primarily attracts shoppers from all of South Florida, but it has also been very successful in drawing tourists. The neighborhood is primarily composed of single-family and multifamily residential developments, but also has significant commercial, institutional, light industrial and office uses. The population within a 1, 3 and 5-mile radius from the mall in 2006 was 7,753, 81,664 and 211,089 people, respectively. The average annual household income within a 1, 3 and 5-mile radius from the mall in 2006 was $80,540, $74,504 and $71,231, respectively.

The average in-line rent per square foot for the Sawgrass Mills Mall, Oasis and
Colonnade sections of the mortgaged property are $36.71, $31.21 and $36.58, respectively, with an average occupancy cost ratio of 11.9%. This compares to the average in-line rental rate for the market of $37.83 per square foot.
According to REIS, Inc. the average vacancy rate in the market was 5.0% as of the first quarter of 2007, reflecting a decrease from 5.2% as of year end 2006.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates II, LLC, an affiliate of the borrower.

(1)   Certain information was obtained from the Sawgrass Mills Mall appraisal, dated May 4, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    44 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF                                            % OF      CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT    BASE RENT   SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
   YEAR      EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP          84,297       4.2%          NAP          NAP         84,297         4.2%          NAP              NAP
2007 & MTM      22          59,430       3.0      $ 2,339,321       5.3%       143,727         7.2%      $ 2,339,321         5.3%
2008            29         252,184      12.7        4,888,067      11.1        395,911        19.9%      $ 7,227,388        16.4%
2009            33         416,540      20.9        6,857,146      15.5        812,451        40.8%      $14,084,533        31.9%
2010            36         313,240      15.7        5,823,639      13.2      1,125,691        56.5%      $19,908,173        45.1%
2011            43         226,301      11.4        5,835,080      13.2      1,351,992        67.9%      $25,743,253        58.3%
2012            24          92,185       4.6        2,722,523       6.2      1,444,177        72.5%      $28,465,775        64.5%
2013            21         109,860       5.5        3,147,277       7.1      1,554,037        78.0%      $31,613,053        71.6%
2014            16          36,421       1.8        1,490,902       3.4      1,590,458        79.9%      $33,103,955        75.0%
2015             8          33,353       1.7        1,183,270       2.7      1,623,811        81.5%      $34,287,225        77.7%
2016            35         153,540       7.7        4,092,092       9.3      1,777,351        89.2%      $38,379,317        87.0%
2017            16          52,732       2.6        2,236,737       5.1      1,830,083        91.9%      $40,616,053        92.0%
AFTER           14         161,408       8.1        3,511,212       8.0      1,991,491       100.0%      $44,127,265       100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:         297       1,991,491     100.0%     $44,127,265     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                    45 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

                           [MAP INDICATING LOCATION OF
                          SAWGRASS MILLS MALL OMITTED]

                                    46 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

                              [SITE PLAN INDICATING
                            LAYOUT OF SAWGRASS MILLS
                                  MALL OMITTED]

                                    47 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

                         [FOUR (4) PHOTOS OF COLONY VII
                          PORTFOLIO PROPERTIES OMITTED]

                                    48 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $107,323,000

CUT-OFF DATE PRINCIPAL BALANCE:        $107,323,000

LOAN NUMBER (% OF POOL BY IPB):        5 (4.1%)

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWERS:                             CRP-2 Holdings DD, LLC,
                                       CRP-2 Holdings Scripps, LLC,
                                       CRP-2 Southpoint, LLC,
                                       CRP-2 Corporate Woods, LLC

SPONSOR:                               Colony Realty Partners, L.P.

ORIGINATION DATE:                      09/04/07

INTEREST RATE:                         6.06700%

INTEREST-ONLY PERIOD(1):               Various

MATURITY DATE1:                        Various

AMORTIZATION TYPE:                     Interest-only

ORIGINAL AMORTIZATION:                 N/A

REMAINING AMORTIZATION:                N/A

CALL PROTECTION:                       Various

CROSS-COLLATERALIZATION:               Yes

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE(2),(3):           Permitted Pari Passu Loan,
                                       Permitted Mezzanine Loan

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL                       MONTHLY
                                     ------------------------------------------
TAXES:                                 $0                            $0
INSURANCE:                             $0                            $0
CAPEX:                                 $0                            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee

PROPERTY TYPE:                         Various

SQUARE FOOTAGE:                        1,662,810

LOCATION:                              Various

YEAR BUILT/RENOVATED:                  Various

OCCUPANCY:                             97.0%

OCCUPANCY DATE:                        Various

NUMBER OF TENANTS:                     98

HISTORICAL NOI(4):

  2005:                                $4,422,943
  2006:                                $7,668,788

UW REVENUES:                           $18,722,594

UW EXPENSES:                           $7,450,601

UW NOI(4):                             $11,271,993

UW NET CASH FLOW:                      $10,214,847

APPRAISED VALUE:                       $178,715,000

APPRAISAL DATES:                       Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $   65
CUT-OFF DATE LTV:                        60.1%
MATURITY DATE LTV:                       60.1%
UW DSCR4:                                1.55x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                       RATINGS(5)                 % OF TOTAL
TENANT NAME                        MOODY'S/S&P/FITCH   TOTAL SF       SF       BASE RENT PSF   LEASE EXPIRATION YEAR
--------------------------------------------------------------------------------------------------------------------

WHIRLPOOL CORPORATION                Baa2/BBB/BBB       556,287     33.5%         $ 3.07               2008
SUPERIOR EXHIBITS & DESIGN, INC.                         93,655      5.6%         $ 3.77               2008
PURSUIT MARKETING, INC.                                  79,617      4.8%         $ 3.80               2010
ALLSTATE INSURANCE COMPANY             A1/A+/A+          78,094      4.7%         $17.00               2009
QUALCOMM                                                 74,558      4.5%         $18.91               2010
--------------------------------------------------------------------------------------------------------------------

(1)   Please see the summary of loan terms on the next page for a complete description of the loan terms. The Colony VII mortgage loan consists of three, cross-collateralized notes maturing in October 2012, October 2013 and October 2014, respectively, all of which are governed by one loan agreement.

(2)   The related borrower will have the one-time right to secure pari passu debt upon the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio is less than or equal to 60% at the time the pari passu loan is originated and (ii) the debt service coverage ratio is greater than 1.54x.

(3)   The related borrower will have the one-time right to secure mezzanine debt upon the satisfaction of certain conditions including, but not limited to:
      (i) the loan-to-value ratio is less than or equal to 60% at the time the mezzanine loan is originated and (ii) the debt service coverage ratio is greater than 1.54x.

(4)   Historical net operating income for certain of the mortgaged properties was unavailable or incomplete as the mortgaged properties were acquisitions. The net operating income for 2006 does not include historical data for the 65 Corporate Woods Drive mortgaged property, the
      O'Hare Industrial 701 Lunt mortgaged property, the O'Hare Industrial 55
      East Howard mortgaged property, and the O'Hare Industrial 1525 Chase mortgaged property for which in the aggregate $2,318,248 was underwritten for the related mortgaged properties.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    49 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                          PROPERTY SUMMARY

                                       PROPERTY                             YEAR BUILT/      SQUARE
 PROPERTY NAME                           TYPE      LOCATION                YEAR RENOVATED     FEET
-----------------------------------------------------------------------------------------------------

FINANCIAL PLAZA                       Office       Overland Park, KS            1985          291,967
SCRIPPS WATERBRIDGE                   Office       San Diego, CA                1991          124,290
DRY CREEK CORPORATE CENTER II & III   Office       Englewood, CO                2000          185,957
65 CORPORATE WOODS DRIVE              Industrial   Bridgeton, MO             1992/2003        556,287
550 NORTH CONTINENTAL                 Office       El Segundo, CA            1986/2006         97,257
3000 SOUTHPOINT                       Industrial   Forest Park, GA              2000          203,280
O'HARE INDUSTRIAL 701 LUNT            Industrial   Elk Grove Village, IL        1970           93,655
O'HARE INDUSTRIAL 55 EAST HOWARD      Industrial   Des Plaines, IL           1970/2005         79,617
O'HARE INDUSTRIAL 1525 CHASE          Industrial   Elk Grove Village, IL     1971/2004         30,500
-----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                     1,662,810
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                                     % GLA
                                                                                              -------------------
 PROPERTY NAME                        OCCUPANCY    LEAD TENANTS                               PROPERTY  PORTFOLIO
-----------------------------------------------------------------------------------------------------------------

FINANCIAL PLAZA                          88.2%     AccessMed                                    5.1%       0.9%
SCRIPPS WATERBRIDGE                     100.0%     Qualcomm                                    60.0%       4.5%
DRY CREEK CORPORATE CENTER II & III      92.3%     Allstate Insurance Company                  42.0%       4.7%
65 CORPORATE WOODS DRIVE                100.0%     Whirlpool Corporation                      100.0%      33.5%
550 NORTH CONTINENTAL                    98.9%     C-Native Exchange I, LLC                    76.6%       4.5%
3000 SOUTHPOINT                         100.0%     Atlantic Southeast Airlines                 31.4%       3.8%
O'HARE INDUSTRIAL 701 LUNT              100.0%     Superior Exhibits & Design, Inc.           100.0%       5.6%
O'HARE INDUSTRIAL 55 EAST HOWARD        100.0%     Pursuit Marketing, Inc.                    100.0%       4.8%
O'HARE INDUSTRIAL 1525 CHASE            100.0%     BFI Waste Systems of North America, Inc.   100.0%       1.8%
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  97.0%
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SUMMARY OF LOAN TERMS

                                       INTEREST
PROPERTY NAME                            RATE      AMORTIZATION TYPE     TERM
--------------------------------------------------------------------------------

DRY CREEK CORPORATE CENTER II & IIII   6.06700%      Interest-only     60 months
65 CORPORATE WOODS DRIVE               6.06700%      Interest-only     60 months
550 NORTH CONTINENTAL                  6.06700%      Interest-only     60 months
3000 SOUTHPOINT                        6.06700%      Interest-only     60 months
--------------------------------------------------------------------------------
FINANCIAL PLAZA                        6.06700%      Interest-only     72 months
--------------------------------------------------------------------------------
SCRIPPS WATERBRIDGE                    6.06700%      Interest-only     84 months
O'HARE INDUSTRIAL 701 LUNT             6.06700%      Interest-only     84 months
O'HARE INDUSTRIAL 55 EAST HOWARD       6.06700%      Interest-only     84 months
O'HARE INDUSTRIAL 1525 CHASE           6.06700%      Interest-only     84 months
--------------------------------------------------------------------------------
TOTAL:

                                       MATURITY
 PROPERTY NAME                          DATE       CALL PROTECTION      ALLOCATED LOAN AMOUNT
---------------------------------------------------------------------------------------------

DRY CREEK CORPORATE CENTER II & IIII   10/01/12    L(23),Def(33),O(4)       $ 17,166,000
65 CORPORATE WOODS DRIVE               10/01/12    L(23),Def(33),O(4)         14,050,000
550 NORTH CONTINENTAL                  10/01/12    L(23),Def(33),O(4)         12,741,000
3000 SOUTHPOINT                        10/01/12    L(23),Def(33),O(4)          6,960,000
---------------------------------------------------------------------------------------------
FINANCIAL PLAZA                        10/01/13    L(23),Def(45),O(4)         27,330,000
---------------------------------------------------------------------------------------------
SCRIPPS WATERBRIDGE                    10/01/14    L(23),Def(57),O(4)         22,800,000
O'HARE INDUSTRIAL 701 LUNT             10/01/14    L(23),Def(57),O(4)          2,820,000
O'HARE INDUSTRIAL 55 EAST HOWARD       10/01/14    L(23),Def(57),O(4)          2,340,000
O'HARE INDUSTRIAL 1525 CHASE           10/01/14    L(23),Def(57),O(4)          1,116,000
---------------------------------------------------------------------------------------------
TOTAL:                                                                      $107,323,000
---------------------------------------------------------------------------------------------

                                    50 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Colony VII Portfolio mortgage loan is secured by a first lien, fee interest in five industrial properties and four office properties located across six states: Kansas, California, Missouri, Georgia, Colorado and Illinois. The
mortgage loan is governed by a single loan agreement which covers three groups of mortgaged assets and represents nine properties and 14 buildings. Each of the three groups of mortgaged assets collateralizes one of three notes with varying maturity dates as described in the preceding chart.

THE BORROWERS. The borrowing entities for the Colony VII Portfolio are CRP-2
Holdings DD, LLC, CRP-2 Holdings Scripps, LLC, CRP-2 Southpoint, LLC and CRP-2
Corporate Woods, LLC, which are structured as special purpose entities.

THE SPONSOR. The sponsor is Colony Realty Partners, L.P. ("Colony"). Colony is
an investment vehicle focused on creating a diversified real estate portfolio that focuses on small- to medium-sized office, industrial, multifamily and retail properties within major markets in the United States. Colony has successfully raised in excess of $4 billion of equity capital through fourteen investment partnerships from institutions representing private and public pension funds, endowments, trusts, insurance companies and high net worth individuals.

THE PROPERTIES. The Colony VII Portfolio consists of 9 groups of mortgaged assets comprising five industrial properties (containing approximately 963,339 square feet) and four office properties (consisting of approximately 699,471 square feet). The mortgaged properties have an average occupancy of approximately 97.0% and a range of rental rates of $3.07 to $4.52 per square foot for the industrial properties and $16.98 to $21.76 per square foot for the office properties.

RELEASE. Provided that no event of default exists under the related mortgage loan documents, after the defeasance lockout date, individual Colony VII
Portfolio mortgaged properties may be released from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to: (i)
prepayment of an amount equal to 105% of the allocated loan amount of the individual property to be released, plus applicable yield maintenance premiums and (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the individual property for the properties then subject to the mortgage must be equal to or greater than the greater of (x)
1.54x and (y) the DSCR of all the then remaining properties (including the individual mortgaged property to be released).

SUBSTITUTION. The related borrower is permitted to substitute like properties and letters of credit for individual Colony VII Portfolio mortgaged properties
(not more than 50% of the original principal balance over the course of the term of the Colony VII Portfolio mortgage loan) during the term of the loan subject to certain terms. In connection with substitution of like properties, such substitution is subject to conditions including, but not limited to: (i) the appraised value of the substitute property is equal to or greater than the appraised value of the substituted property as of the date immediately prior to the substitution; (ii) the DSCR with respect to the properties subject to the mortgage after the substitution will be equal to or greater than the DSCR immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution; and (iii) the net operating income for the substitute property is greater than the net operating income for the substituted property. In the event that the substituted property has an allocated loan amount of between $10,000,000 and $20,000,000, the borrower may substitute two substitute properties. In connection with the substitution of letters of credit, such substitution is subject to conditions including, but not limited to: (i) the face amount of the letter of credit must equal or exceed
105% of the allocated loan amount of the substituted property; (ii) the DSCR with respect to the properties subject to the mortgage after the substitution
(without attributing any value to the letters of credit) shall be equal to or greater than (x) 1.54x and (y) the DSCR immediately preceding the substitution with respect to the properties subject to the mortgage; and (iii) the loan to value ratio as of the date of substitution (excluding the appraised value of the substituted property and without attributing any value to the letter of credit)
does not exceed 100%.

FINANCIAL PLAZA

The Financial Plaza mortgaged property is an approximately 291,967 square foot
Class "A" office development located in Overland Park, Kansas. Developed in
1985, Financial Plaza is comprised of four buildings situated on an approximately 20-acre site at the intersection of College Boulevard and Highway
169, which is less than one-half mile south of Interstate 435, the outer loop serving Kansas City. The mortgaged property is 88.2% occupied and the top three tenants for the four buildings are AccessMed (approximately 14,963 square feet with its lease expiring in January of 2012), Spencer Reed Group, Inc.
(approximately 12,710 square feet with its lease expiring in August 2010) and
Liberty Mutual Insurance (approximately 11,691 square feet with its lease expiring in December 2009 (Liberty Mutual has one, five-year extension option)).

SCRIPPS WATERBRIDGE

The Scripps Waterbridge mortgaged property is comprised of two Class "A" office buildings built in 1991 located in San Diego, California. The mortgaged property contains approximately 124,290 square feet and is situated on approximately 4.26 acres of land. The mortgaged property's parking lot features 463 parking spaces.
One office building, 6965 Lusk Boulevard, is 100% occupied by Qualcomm under a lease for approximately 74,558 square feet that is scheduled to expire in August of 2010. The other office building, 6925 Lusk Boulevard, is 100% occupied by New
Cingular Wireless PCS, LLC (approximately 25,712 square feet with its lease expiring in February of 2012) and the University of California at San Diego
(approximately 24,020 square feet with its lease expiring in May of 2011).

                                    51 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

DRY CREEK CORPORATE CENTER II & III

The Dry Creek Corporate Center II & III mortgaged properties are two Class "A"
office buildings located in Englewood, Colorado. The mortgaged properties were built in 2000 and 2001 and are situated on approximately 14.3 acres of land. The two office buildings are located in close proximity to the Denver Technological
Center, Centennial Airport, the Inverness Golf Course, Interstate 25, a new
light rail station and various retail amenities. The related office buildings have a combined occupancy of 92.3% and a combined square footage of approximately 185,957 square feet. The Dry Creek Corporate Center II mortgaged property is approximately 93,601 square feet and 100% occupied by eight tenants with the largest tenant being Radiology Imaging Association (approximately
32,791 square feet with its lease expiring in May of 2013). Dry Creek III is a three-story building with approximately 92,356 square feet and is 84.6% occupied by Allstate Insurance Company (approximately 78,094 square feet with its lease expiring in September of 2009).

65 CORPORATE WOODS DRIVE

The 65 Corporate Woods Drive mortgaged property is an approximately 556,287 square foot, Class "B" industrial warehouse located in Bridgeton, Missouri. The mortgaged property was built in 1992 and recently renovated in 2003 and features
36 foot clear heights and 57 overhead dock doors. The warehouse also features
157 trailer parking spaces and has excellent access located a few miles from both Interstate 370 and Interstate 270. The related building is occupied by a single tenant, Whirlpool Corporation, which has occupied the mortgaged property since 1992. Whirlpool Corporation pays $3.07 per square foot on a lease expiring in November of 2008. Whirlpool Corporation has the option to extend the term of the existing lease for one, five-year period.

550 NORTH CONTINENTAL

The 550 North Continental mortgaged property is a Class "A-" suburban office building containing approximately 97,257 square feet situated on approximately
4.63 acres of land in El Segundo, California. The mortgaged property was built in 1986 and was recently renovated in 2006. Recent renovations include improvements to the common area, lobby renovations, a new roof and HVAC replacement. The mortgaged property is part of the "Superblock", a 90-acre master planned commercial district bounded by Sepulveda Boulevard on the west,
Mariposa Avenue on the north, Douglas Street on the east and El Segundo
Boulevard on the south. The office building is 98.9% leased by nine tenants. The largest tenant at the mortgaged property is C-Native Exchange I, LLC, which occupies approximately 74,529 square feet under a lease that expires in August of 2015.

3000 SOUTHPOINT

The 3000 SouthPoint mortgaged property is an approximately 203,280 square foot,
Class "A" industrial warehouse located in Forest Park, Georgia. The mortgaged property was built in 2000 and features 26 foot clear heights with 39 dock doors and 3 overhead doors. The warehouse is located within Southpoint Industrial
Park, which is located less than one-half mile from Atlanta's perimeter interstate (Interstate 285) and two miles from Atlanta's Hartsfield-Jackson
International Airport. The 3000 SouthPoint mortgaged property is 100.0% occupied by three tenants, including Atlantic Southeast Airlines (approximately 63,800 square feet expiring in June of 2010), TNT Parts (approximately 60,000 square feet expiring in June of 2013) and Delta Airlines (approximately 45,600 square feet expiring in January of 2009).

O'HARE INDUSTRIAL 701 LUNT

The O'Hare Industrial 701 Lunt mortgaged property is an approximately 93,655 square foot warehouse located in Elk Grove Village, Illinois. The warehouse facility was constructed in 1970 and features 8 overhead dock doors and 18 to 22 foot ceiling heights and is situated on approximately 3.01 acres. The mortgaged property is 100% leased to Superior Exhibits & Design, Inc. ("Superior") and serves as their corporate headquarters. Superior has been in occupancy since
1997 and pays $3.77 per square foot in rent and its lease expires in May of
2008. Lastly, the warehouse facility has railroad access with a dedicated spur to the rear of the mortgaged facility.

O'HARE INDUSTRIAL 55 EAST HOWARD

The O'Hare Industrial 55 East Howard mortgaged property is an approximately
79,617 square foot, Class "B" industrial warehouse located in Des Plaines,
Illinois. The warehouse was constructed in 1970 and renovated in 2005 and features 6 interior dock overhead doors depressed at truck level and 20 foot ceiling heights and is situated on approximately 3.43 acres. The mortgaged property is 100% occupied by Pursuit Marketing, Inc., a paintball equipment warehouse and distribution center. Pursuit Marketing, Inc. has been in occupancy at the warehouse since 2001; it pays $3.73 per square foot and its lease is scheduled to expire in April of 2010. Lastly, the warehouse is located within close proximity to Interstate 90 and less than one mile from O'Hare
International Airport in Chicago.

                                    52 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

O'HARE INDUSTRIAL 1525 CHASE

The O'Hare Industrial 1525 Chase mortgaged property is an approximately 30,500 square foot, Class "B" industrial warehouse located in Elk Grove Village,
Illinois. The mortgaged property was built in 1971 and renovated in 2004 and features four overhead exterior docks and three drive-in doors and 32 foot ceiling heights and is situated on approximately 2.35 acres. The O'Hare
Industrial 1525 Chase mortgaged property is located less than 3 miles from
O'Hare International Airport and is less than 1.5 miles south of the Interstate
90 tollway. The warehouse facility is 100% occupied by BFI Waste Systems of
North America, Inc. The tenant has been in occupancy since 1996 and its lease expires in January of 2011.

THE MARKET(1). The Colony VII Portfolio contains 9 individual mortgaged properties (including 14 buildings) located within seven regional markets. Three of the mortgaged properties are concentrated within the Chicago industrial and office markets, and the remaining mortgaged properties are located within six other markets spread across five other states. Three of the mortgaged properties within the Chicago market comprise approximately 203,772 square feet, or approximately 12.3% of the portfolio's net rentable area. Each mortgaged property and its respective market are summarized in the following table.

--------------------------------------------------------------------------------------------------------------------
                                                 MARKET SUMMARY(1)
                                                                            OCCUPANCY               RENT PSF
                                                                       -------------------   -----------------------
                                                              SINGLE
PROPERTY NAME                         LOCATION                TENANT    PROPERTY    MARKET   PROPERTY      MARKET
--------------------------------------------------------------------------------------------------------------------

FINANCIAL PLAZA                       Overland Park, KS          No        88.2%     84.1%   $ 18.26    $      19.47
SCRIPPS WATERBRIDGE                   San Diego, CA              No       100.0%     91.6%   $ 19.39    $   27.60(2)
DRY CREEK CORPORATE CENTER II & III   Englewood, CO              No        92.3%     87.6%   $ 16.98    $      18.77
65 CORPORATE WOODS DRIVE              Bridgeton, MO             Yes       100.0%     92.6%   $  3.07    $       3.25
550 NORTH CONTINENTAL                 El Segundo, CA             No        98.8%     86.8%   $ 21.97    $   26.40(2)
3000 SOUTHPOINT                       Forest Park, GA            No       100.0%     82.2%   $  3.42    $ 3.00-$4.00
O'HARE INDUSTRIAL 701 LUNT            Elk Grove Village, IL     Yes       100.0%     93.0%   $  3.77    $ 3.75-$6.25
O'HARE INDUSTRIAL 55 EAST HOWARD      Des Plaines, IL           Yes       100.0%     93.0%   $  3.73    $ 3.75-$6.25
O'HARE INDUSTRIAL 1525 CHASE          Elk Grove Village, IL     Yes       100.0%     93.0%   $  4.52    $ 3.75-$6.25
--------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the Financial Plaza property appraisal, dated April 30, 2007, the Scripps Waterbridge property appraisal, dated September 12, 2007, the Dry Creek Corporate Center II &
      III property appraisal, dated April 4, 2007, the 65 Corporate Woods Drive property appraisal, dated March 20, 2007, the 550 North Continental property appraisal, dated May 2, 2007, the 3000 SouthPoint property appraisal, dated April 30, 2007, the O'Hare Industrial 701 Lunt property appraisal, dated April 18, 2007, the O'Hare Industrial 55 East Howard property appraisal, dated April 18, 2007 and the O'Hare Industrial 1525
      Chase property appraisal, dated April 18, 2007. The related appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisals.

(2)   The market rent per square foot numbers are presented on an annualized basis.

                                    53 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The mortgaged properties are managed by six separate management companies as detailed below.

The Financial Plaza mortgaged property and the 65 Corporate Woods Drive mortgaged properties are managed by Block & Company, Inc., Realtors ("Block").
Since opening its doors in 1940, Block has evolved into one of the Midwest's leading full-service real estate organizations. Block has been ranked as the largest commercial real estate company in the Kansas City area by the Business
Journal for the past two years and has enjoyed national exposure with transactions now spanning 187 cities in 35 states. In 2006, Block's management portfolio reached 19 million square feet and has completed over $309 million in investment sales.

The Scripps Waterbridge mortgaged property is managed by Trammell Crow Services,
Inc. ("Trammell Crow"), a Delaware corporation. As of September 30, 2006,
Trammell Crow had over $5 billion of development and new investments in process and nearly $3 billion of additional projects in the pipeline. An independently operated subsidiary of CB Richard Ellis, Trammell Crow employs over 20,000 professionals in 28 major cities.

The 550 North Continental mortgaged property is managed by Cushman & Wakefield of California, Inc. ("Cushman"). Cushman is one of the world's largest privately held real estate companies. Currently, Cushman has 11,000 worldwide employees and 192 offices in 58 countries around the world.

The 3000 SouthPoint mortgaged property is managed by Seefried Industrial
Properties, Inc. ("Seefried"). Seefried leases and manages nearly 11 million square feet for its foreign and institutional clients and is currently developing in excess of 3.5 million square feet of industrial product.

The Dry Creek Corporate Center II & III mortgaged property is managed by Lincoln
Property Company Commercial, Inc. ("Lincoln"). Today, Lincoln is one of the most respected and diversified property management firms in the United States, employing thousands of experienced, dedicated people who serve a growing client base that reaches coast-to-coast, as well as into Mexico and Europe.

The mortgaged properties in the Chicago market, O'Hare Industrial 701 Lunt,
O'Hare Industrial 55 East Howard and O'Hare Industrial 1525 Chase, are managed by Colliers International Real Estate Management Services LLC ("Colliers"). At
the end of 2006, Colliers had 267 offices, over $1.6 billion in revenue and approximately 672,945,918 square feet under management. Lastly, Colliers employs approximately 10,092 professionals and 3,823 active agents/brokers in 57 countries on six continents.

                                    54 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              COLONY VII PORTFOLIO
--------------------------------------------------------------------------------

                        [MAP AND KEY INDICATING LOCATIONS
                        OF COLONY VII PROPERTIES OMITTED]

                                    55 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

                       [FOUR (4) PHOTOS OF USFS INDUSTRIAL
                        DISTRIBUTION PORTFOLIO PROPERTIES
                                    OMITTED]

                                    56 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $67,709,413
CUT-OFF DATE PRINCIPAL BALANCE(1):      $67,709,413
LOAN NUMBER (% OF POOL BY IPB):         6(2.6%)
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               USF PropCo I, LLC
SPONSORS:                               Kohlberg Kravis Roberts & Co. L.P.
                                        and Clayton, Dubilier & Rice, Inc.
ORIGINATION DATE:                       07/03/07
INTEREST RATE:                          6.38300%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          08/01/17
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        Grtr3%orYM(24),Def(88),O(7)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        $404,681,837
ADDITIONAL DEBT TYPE:                   Pari Passu
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                      --------------------------
TAXES:                                                         $0        $0
INSURANCE:                                                     $0        $0
CAPEX:                                                         $0        $0
OTHER(2):                                              $6,938,963        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Various
SQUARE FOOTAGE(3):                      9,042,097
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              100.0%
OCCUPANCY DATE:                         09/01/07
NUMBER OF TENANTS(4):                   1
HISTORICAL NOI(5):                      N/A
UW REVENUES:                            $52,536,306
UW EXPENSES:                            $1,576,089
UW NOI:                                 $50,960,217
UW NET CASH FLOW:                       $49,030,304
APPRAISED VALUE(3):                     $629,855,000
APPRAISAL DATE(3),(6):                  Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(7)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                 $52
CUT-OFF DATE LTV(3):                 75.0%
MATURITY DATE LTV(3):                75.0%
UW DSCR:                             1.60x
--------------------------------------------------------------------------------

(1)   The USFS Industrial Distribution Portfolio mortgage loan in the amount of
      $472,391,250 has been split into six pari passu notes, of which only the pari passu A-4 Note in the amount of $67,709,413 will be included in the trust fund. The pari passu A-1 Note in the amount of $89,754,335 was securitized in the COMM 2007-C9 transaction, the pari passu A-2 Note in the amount of $89,754,338 is currently owned by Citigroup Global Markets
      Realty Corp., the pari passu A-3 Note in the amount of $67,709,413 is currently owned by Goldman Sachs Mortgage Company, the pari passu A-5 Note in the amount of $89,754,338 is currently owned by Morgan Stanley Mortgage
      Capital Holdings LLC and the pari passu A-6 Note in the amount of
      $67,709,413 is currently owned by German American Capital Corporation.
      Certain of the above referenced pari passu notes may have been recently or may in the future be securitized in other transactions.

(2)   At closing, the related borrower deposited $2,556,875 (which represents
      125% of the estimate of the related costs) to cover environmental testing and possible remediation recommended by the environmental engineer with respect to various mortgaged properties that were not completed on the origination date. Further, on or before the first payment date, the related borrower was required to deposit reserves equal to one month of base rent ($4,382,088) under the U.S. Foodservice master lease.

(3)   Construction for the expansion of the following mortgaged properties is currently in various stages of completion: 1685 West Cheyenne Avenue
      (North Las Vegas, NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy
      39 (Zebulon, NC), 950 South Shiloh Road & 1992 Forest Lane). Square
      footage figures for each of the above mortgaged properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion space within the portfolio provides additional collateral for the mortgage loan, appraised value and loan-to-value statistics do not attribute any value to any expansion space planned, currently in progress or near completion.

(4)   Each of the mortgaged properties is leased back by the borrower, as landlord, to U.S. Foodservice, Inc., as tenant, under an absolute triple-net 20-year unitary master lease. See "The Tenant" and "The Lease"
      herein for additional information.

(5)   There is no historical data available because the mortgaged properties were owner occupied prior to the acquisition.

(6)   Appraisal dates range from May 21, 2007 through May 30, 2007.

(7)   With respect to the USFS Industrial Distribution Portfolio mortgage loan financial information, particularly in the case of the loan-to-value ratios and debt service coverage ratios, such calculations include the aggregate principal balance of the USFS Industrial Distribution Portfolio mortgage loan and the accompanying USFS Industrial Distribution Portfolio pari passu companion loans.

                                    57 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                             USFS INDUSTRIAL DISTRIBUTION PORTFOLIO SUMMARY

                                                                               ALLOCATED
                                                                                CUT-OFF      ALLOCATED
                                                                                 DATE         CUT-OFF
                                                                              WHOLE LOAN        DATE
                                                                                BALANCE      WHOLE LOAN
PROPERTY NAME                    LOCATION              MSA                    PER SQ. FT.     BALANCE
--------------------------------------------------------------------------------------------------------

15155 Northam Street             La Mirada, CA         Los Angeles                $104      $ 45,375,000
120 Longs Pond Road              Lexington, SC         Columbia                   $ 55        27,750,000
7004 East Hanna Avenue           Tampa, FL             Tampa                      $ 70        23,700,000
1685 West Cheyenne Avenue        North Las Vegas, NV   Las Vegas                  $ 76        23,250,000
7801 Statesville Road            Charlotte, NC         Charlotte                  $ 53        22,672,500
300 Lawrence Drive               Livermore, CA         San Francisco              $ 65        21,525,000
4650 West Buckeye Road           Phoenix, AZ           Phoenix-Mesa               $ 66        20,865,000
8024 Telegraph Road              Severn, MD            Baltimore                  $ 57        19,800,000
10211 North I-35 Service Road    Oklahoma City, OK     Oklahoma City              $ 61        19,575,000
7598 NW 6th Avenue               Boca Raton, FL        Fort Lauderdale            $109        18,750,000
11994 Livingston Road            Manassas, VA          Washington, DC             $ 62        17,925,000
1500 NC Hwy 39                   Zebulon, NC           Atlanta                    $ 43        16,762,500
28001 Napier Road                Wixom, MI             Detroit                    $ 47        13,500,000
11955 East Peakview Avenue       Centennial, CO        Denver                     $ 34        12,825,000
12301 Cumberland Road            Fishers, IN           Indianapolis               $ 54        12,375,000
1899 North U.S. Hwy 1            Ormand Beach, FL      Daytona Beach              $ 58        11,625,000
222 Otrobando Ave.               Norwich, CT           Hartford                   $ 47        11,250,000
 P.O. Box 103
9605 54th Avenue North           Plymouth, MN          Minneapolis/St. Paul       $ 51        11,250,000
W137 N9245 Highway 45            Menomonee Falls, WI   Milwaukee                  $ 62        10,650,000
950 South Shiloh Road &          Garland, TX           Dallas                     $ 28        10,125,000
 1992 Forest Lane
111 Alliant Drive                Houston, TX           Houston                    $ 59         9,900,000
755 Pierce Road                  Clifton Park, NY      Schenectady                $ 59         8,850,000
40 Fort Lewis Boulevard          Salem, VA             Roanoke                    $ 25         8,850,000
8000 Bavaria Road                Twinsburg, OH         Cleveland                  $ 49         8,287,500
10410 South 50th Place           Phoenix, AZ           Phoenix-Mesa               $122         7,620,000
1 Quality Lane                   Streator, IL          Chicago                    $ 47         7,275,000
2850 Selma Highway               Montgomery, AL        Montgomery                 $ 23         6,892,500
5445 Spellmire Drive             Cincinnati, OH        Cincinnati                 $ 29         5,947,500
1350/1400 North 10th Street      Paducah, KY           Paducah-McCraken           $ 36         5,568,750
1044/1045 Garden Street          Greensburg, PA        Pittsburgh                 $ 17         5,445,000
4601 32nd Avenue South           Grand Forks, ND       Grand Forks                $ 45         5,306,250
5353 Nathan Lane North           Plymouth, MN          Minneapolis                $ 52         4,181,250
125 Gardenville Parkway West     Cheektowaga, NY       Buffalo                    $ 26         3,975,000
6315 John J Pershing Drive       Omaha, NE             Omaha                      $ 30         3,225,000
3500 Saratoga Avenue             Bismarck, ND          Bismarck                   $ 44         2,887,500
333-340 North Cleremont Avenue   Chicago, IL           Chicago                    $ 57         2,700,000
2575 Virginia Avenue             Hurricane, WV         Charleston                 $ 20         2,700,000
345 Kino Drive                   Tucson, AZ            Tuscon                     $ 64         1,230,000
--------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                           $ 52      $472,391,250
--------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                    % OF
                                 ALLOCATED
                                  CUT-OFF                     NET
                                    DATE        YEAR       RENTABLE                                APPRAISED
                                 WHOLE LOAN    BUILT /       AREA                    APPRAISED     VALUE PER
PROPERTY NAME                     BALANCE     RENOVATED   (SQ. FT.)(1)  OCCUPANCY      VALUE        SQ. FT.
------------------------------------------------------------------------------------------------------------

15155 Northam Street                 9.61%    1995/2005      436,739     100.0%     $ 60,500,000      $139
120 Longs Pond Road                  5.87     1988/2004      504,627     100.0%       37,000,000      $ 73
7004 East Hanna Avenue               5.02     1989/2006      336,634     100.0%       31,600,000      $ 94
1685 West Cheyenne Avenue            4.92     1997/2006      307,790     100.0%       31,000,000      $101
7801 Statesville Road                4.80     1992/1997      427,894     100.0%       30,230,000      $ 71
300 Lawrence Drive                   4.56     1992/2002      330,250     100.0%       28,700,000      $ 87
4650 West Buckeye Road               4.42     1989/1998      313,900     100.0%       27,820,000      $ 89
8024 Telegraph Road                  4.19     1989/1998      346,271     100.0%       26,400,000      $ 76
10211 North I-35 Service Road        4.14     1999/2007      321,769     100.0%       26,100,000      $ 81
7598 NW 6th Avenue                   3.97        1993        172,200     100.0%       25,000,000      $145
11994 Livingston Road                3.79     1985/2007      287,080     100.0%       23,900,000      $ 83
1500 NC Hwy 39                       3.55     1996/2007      394,065     100.0%       22,350,000      $ 57
28001 Napier Road                    2.86        1999        286,800     100.0%       18,000,000      $ 63
11955 East Peakview Avenue           2.71     1987/1998      381,032     100.0%       17,100,000      $ 45
12301 Cumberland Road                2.62        1998        229,062     100.0%       16,500,000      $ 72
1899 North U.S. Hwy 1                2.46     1986/1998      202,143     100.0%       15,500,000      $ 77
222 Otrobando Ave.                   2.38     1948/1999      240,609     100.0%       15,000,000      $ 62
 P.O. Box 103
9605 54th Avenue North               2.38     1986/1997      219,530     100.0%       15,000,000      $ 68
W137 N9245 Highway 45                2.25     1982/1988      172,826     100.0%       14,200,000      $ 82
950 South Shiloh Road &              2.14     1989/2007      357,370     100.0%       13,500,000      $ 38
 1992 Forest Lane
111 Alliant Drive                    2.10        2000        167,939     100.0%       13,200,000      $ 79
755 Pierce Road                      1.87     1986/1996      150,000     100.0%       11,800,000      $ 79
40 Fort Lewis Boulevard              1.87     1972/2002      356,178     100.0%       11,800,000      $ 33
8000 Bavaria Road                    1.75     1991/2005      167,575     100.0%       11,050,000      $ 66
10410 South 50th Place               1.61     1985/2004       62,388     100.0%       10,160,000      $163
1 Quality Lane                       1.54     1978/1995      155,100     100.0%        9,700,000      $ 63
2850 Selma Highway                   1.46     1965/1999      304,112     100.0%        9,190,000      $ 30
5445 Spellmire Drive                 1.26     1988/1996      203,958     100.0%        7,930,000      $ 39
1350/1400 North 10th Street          1.18     1976/1998      155,994     100.0%        7,425,000      $ 48
1044/1045 Garden Street              1.15     1956/2006      323,900     100.0%        7,260,000      $ 22
4601 32nd Avenue South               1.12     1994/2004      119,220     100.0%        7,075,000      $ 59
5353 Nathan Lane North               0.89     1990/2007       79,855     100.0%        5,575,000      $ 70
125 Gardenville Parkway West         0.84     1970/1998      150,104     100.0%        5,300,000      $ 35
6315 John J Pershing Drive           0.68     1990/2002      107,000     100.0%        4,300,000      $ 40
3500 Saratoga Avenue                 0.61     1996/2006       65,800     100.0%        3,850,000      $ 59
333-340 North Cleremont Avenue       0.57     1952/2007       47,700     100.0%        3,600,000      $ 75
2575 Virginia Avenue                 0.57     1969/1988      137,337     100.0%        3,600,000      $ 26
345 Kino Drive                       0.26     1960/2003       19,346     100.0%        1,640,000      $ 85
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             100.0%                 9,042,097     100.0%     $629,855,000      $ 70
------------------------------------------------------------------------------------------------------------

(1)   Construction for the expansion of the following mortgaged properties is currently in various stages of completion: 1685 West Cheyenne Avenue
      (North Las Vegas, NV), 10211 North I-35 (Oklahoma City, OK), 1500 NC Hwy
      39 (Zebulon, NC), 950 South Shiloh Road & 1992 Forest Lane (Garland, TX).
      Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) includes the expansion space. However, while any expansion space within the portfolio provides additional collateral for the mortgage loan, appraised value and loan-to-value statistics do no attribute any value to any expansion space planned, currently in progress or near completion.

                                    58 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------
            USFS INDUSTRIAL DISTRIBUTION PORTFOLIO SUMMARY

                                                  % OF      2006 SALES
                                   PROPERTY     PORTFOLIO      PER
PROPERTY NAME                        TYPE       EBITDAR(1)   SQ. FT.
----------------------------------------------------------------------

15155 Northam Street              Industrial       5.78%    $ 1,179.93
120 Longs Pond Road               Industrial      11.14     $ 1,204.24
7004 East Hanna Avenue            Industrial       3.60     $   891.30
1685 West Cheyenne Avenue         Industrial       4.32     $ 1,255.98
7801 Statesville Road             Industrial       3.22     $ 1,107.86
300 Lawrence Drive                Industrial       5.27     $ 1,500.47
4650 West Buckeye Road            Industrial       4.66     $ 1,286.98
8024 Telegraph Road               Industrial       2.60     $ 1,109.30
10211 North I-35 Service Road     Industrial       2.95     $   871.60
7598 NW 6th Avenue                Industrial       0.78     $   861.43
11994 Livingston Road             Industrial       3.29     $   870.44
1500 NC Hwy 39                    Industrial       6.66     $ 1,082.52
28001 Napier Road                 Industrial       1.91     $ 1,192.35
11955 East Peakview Avenue        Industrial       4.66     $   982.36
12301 Cumberland Road             Industrial       2.83     $   931.11
1899 North U.S. Hwy 1             Industrial       2.59     $ 1,116.21
222 Otrobando Ave. P.O. Box 103   Industrial       0.86     $   741.90
9605 54th Avenue North            Industrial       3.03     $ 1,318.02
W137 N9245 Highway 45             Industrial       0.37     $   591.92
950 South Shiloh Road & 1992
 Forest Lane                      Industrial       3.18     $   891.75
111 Alliant Drive                 Industrial       0.91     $   854.43
755 Pierce Road                   Industrial       3.14     $ 1,631.52
40 Fort Lewis Boulevard           Industrial       4.56     $   958.93
8000 Bavaria Road                 Industrial       1.21     $ 1,048.76
10410 South 50th Place            Office          (4.22)        N/A
1 Quality Lane                    Industrial       0.84     $ 1,622.31
2850 Selma Highway                Industrial       5.61     $ 1,440.65
5445 Spellmire Drive              Industrial       2.74     $ 1,018.23
1350/1400 North 10th Street       Industrial       1.37     $ 1,077.68
1044/1045 Garden Street           Industrial       3.57     $   696.31
4601 32nd Avenue South            Industrial       2.13     $ 1,207.46
5353 Nathan Lane North            Industrial       N/A          N/A
125 Gardenville Parkway West      Industrial       0.92     $   979.20
6315 John J Pershing Drive        Industrial       0.75     $ 1,240.96
3500 Saratoga Avenue              Industrial       N/A          N/A
333-340 North Cleremont Avenue    Industrial       1.07     $ 2,217.80
2575 Virginia Avenue              Industrial       1.59     $   855.78
345 Kino Drive                    Industrial       0.23     $   410.09
----------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           VARIOUS         100.0%    $ 1,058.18
----------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                                  DRY
                                                STORAGE    COOLER    FREEZER    CEILING
                                     TOTAL       % OF       % OF       % OF      HEIGHT     BAY
PROPERTY NAME                       SQ. FT.    SQ. FT.(2)  SQ. FT.    SQ. FT.   (FEET)(3)  DOORS
------------------------------------------------------------------------------------------------

15155 Northam Street                 436,739       57%        15%        27%       40       57
120 Longs Pond Road                  504,627       50%        16%        35%       40       56
7004 East Hanna Avenue               336,634       53%        23%        23%       35       34
1685 West Cheyenne Avenue            307,790       65%        16%        19%       30       46
7801 Statesville Road                427,894       55%        21%        24%       40       67
300 Lawrence Drive                   330,250       62%        16%        22%       30       36
4650 West Buckeye Road               313,900       58%        14%        28%       32       40
8024 Telegraph Road                  346,271       59%        18%        23%       35       43
10211 North I-35 Service Road        321,769       63%        13%        24%       36       41
7598 NW 6th Avenue                   172,200       59%        20%        21%       32       30
11994 Livingston Road                287,080       59%        21%        20%       43       42
1500 NC Hwy 39                       394,065       64%        13%        23%       40       47
28001 Napier Road                    286,800       59%        21%        20%       35        7
11955 East Peakview Avenue           381,032       70%        20%        10%       35       39
12301 Cumberland Road                229,062       65%        14%        22%       28       36
1899 North U.S. Hwy 1                202,143       51%        17%        32%       27       46
222 Otrobando Ave. P.O. Box 103      240,609       81%         6%        13%       44       39
9605 54th Avenue North               219,530       70%         6%        24%       30       25
W137 N9245 Highway 45                172,826       57%        19%        24%       30       22
950 South Shiloh Road & 1992
 Forest Lane                         357,370       59%        15%        26%       27       28
111 Alliant Drive                    167,939       54%        27%        19%       34       29
755 Pierce Road                      150,000       47%        23%        31%       33       33
40 Fort Lewis Boulevard              356,178       60%        13%        27%       32       56
8000 Bavaria Road                    167,575       46%        30%        24%       28       29
10410 South 50th Place                62,388       N/A        N/A        N/A      N/A      N/A
1 Quality Lane                       155,100       46%        29%        26%       27       26
2850 Selma Highway                   304,112       62%        10%        27%       38       55
5445 Spellmire Drive                 203,958       58%        15%        27%       35       30
1350/1400 North 10th Street          155,994       63%        18%        19%       36       22
1044/1045 Garden Street              323,900       81%         6%        12%       30       30
4601 32nd Avenue South               119,220       22%        23%        22%       31       11
5353 Nathan Lane North                79,855      100%         0%         0%       24        6
125 Gardenville Parkway West         150,104       67%         8%        25%       32       25
6315 John J Pershing Drive           107,000       63%        15%        22%       24       18
3500 Saratoga Avenue                  65,800       64%        22%        14%       31       12
333-340 North Cleremont Avenue        47,700       40%        47%        13%       14        4
2575 Virginia Avenue                 137,337       70%         9%        20%       32       17
345 Kino Drive                        19,346       54%        41%         5%       16        2
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            9,042,097       62%        17%        21%       30       32
------------------------------------------------------------------------------------------------

(1)   EBITDAR is defined as earnings from operations (after deducting compensation payable directly or indirectly to employees in the nature of regular salaries, wages and bonuses), plus, to the extent deducted in determining such earnings: interest expense, income taxes, depreciation and amortization, any rental expense on real property, corporate-level overhead expense, royalty charges from affiliates, pre-opening expenses and restructuring expenses, provisions for impairments, closings and disposals, and any non-cash charges. Total 2006 EBITDAR for the portfolio properties was reported to equal approximately $473,736,454.

(2)   Dry Storage allocation includes dry storage, dock space and office space.

(3)   Ceiling height only applies to distribution space height.

                                    59 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The USFS Industrial Distribution Portfolio mortgage loan is a
$67,709,413 10-year, fixed-rate loan secured by a first lien mortgage on the related borrower's fee simple interest in 37 industrial warehouse/distribution properties and one office building located in 25 states throughout the continental United States (the "USFS Industrial Distribution Portfolio
Properties").

On July 3, 2007, Kohlberg Kravis Roberts and Clayton, Dubilier & Rice (the
"Sponsors") acquired 100% of the outstanding shares of capital stock of U.S.
Foodservice, Inc. (the "Acquisition"), a wholly-owned subsidiary of Koninklijke
Ahold N.V. ("Ahold"). The total purchase price was approximately $7.3 billion, which was financed with approximately $5 billion of debt financing and approximately $2.25 billion of sponsor equity. The total debt included approximately $677.0 million of CMBS debt comprised of the USFS Industrial
Distribution Portfolio Whole Loan and approximately $204.6 million of floating rate CMBS debt. The remaining debt financing was comprised of various asset-based and unsecured credit facilities. The USFS Industrial Distribution
Portfolio Whole Loan was used by the borrower to acquire the 38 properties which comprise the USFS Industrial Distribution Portfolio Properties ("USFS
Properties"). The USFS Properties were all simultaneously leased back by the borrower, as landlord, to U.S. Foodservice, Inc. ("U.S. Foodservice"), as tenant, under an absolute triple-net 20-year unitary master lease. The borrower has $157.5 million of cash equity in the USFS Properties.

The USFS Industrial Distribution Portfolio Loan, evidenced by the A-4 Note, is part of a $472,391,250 whole loan (the "USFS Industrial Distribution Portfolio
Whole Loan") that consists of the USFS Industrial Distribution Portfolio Loan and $404,681,837 of pari passu debt. The USFS Industrial Distribution Portfolio
Whole Loan is split into six pari passu A-Notes as follows: (i) the $89,754,335
A-1 Note, which was securitized in the COMM 2007-C9 transaction (19.0%), (ii)
the $89,754,338 A-2 Note (19.0%) is currently owned by Citigroup Global Markets
Realty Corp., (iii) the $67,709,413 A-3 Note (14.3%) is currently owned by
Goldman Sachs Mortgage Company, (iv) the $89,754,338 A-5 Note (19.0%) is
currently owned by Morgan Stanley Mortgage Capital Holdings LLC and (v) the
$67,709,413 A-6 Note (14.3%) is currently owned by German American Capital
Corporation. The respective rights of the holders of the pari passu A-Notes and the USFS Industrial Distribution Portfolio Loan is governed by a co-lender agreement described under "Description of the Mortgage Pool--The US Foodservice
Portfolio Whole Loan" in the accompanying free writing prospectus. It is anticipated that the other pari passu A-Notes will be contributed to other future fixed rate securitizations or have been recently securitized.

THE BORROWER. The borrower, USF Propco I, LLC, a Delaware limited liability company, is a single purpose entity with two independent directors.

THE SPONSORS. The borrower is sponsored by Kohlberg Kravis Roberts (50%) and
Clayton, Dubilier & Rice (50%). Kohlberg Kravis Roberts ("KKR") is a private equity firm that was founded in 1976 and specializes in management buyouts. KKR has completed more than 150 transactions with an aggregate enterprise value of over $318 billion. As of June 30, 2007, KKR's equity investments were valued at over $78 billion on over $31 billion of invested capital. KKR's investors include corporate and public pension plans, financial institutions, insurance companies and university endowments.

Clayton, Dubilier & Rice ("CD&R") is a private equity firm that was founded in
1978 and has acquired approximately 40 businesses primarily consisting of subsidiaries or divisions of large multi-business corporations. CD&R is one of the oldest private equity investment firms in the world. CD&R has managed equity capital in excess of $10 billion and, since its founding in 1978, invested in 40
US and European businesses, mostly subsidiaries or divisions of large multi-business corporations, representing a broad range of industries with an aggregate transaction value of approximately $50 billion and revenues over $60 billion. CD&R has substantial direct experience in the foodservice distribution industry having managed funds that owned Alliant Foodservice, Inc., a $7 billion foodservice distributor and Brakes, Europe's largest broadline foodservice distributor.

THE PROPERTIES. The USFS Industrial Distribution Portfolio Properties consist of
37 industrial warehouse distribution properties and one office building comprising approximately 9.0 million square feet located in 25 states throughout the continental United States. The USFS Properties were built between 1948 and
2000 and are used to service customers ranging from independent establishments to large multi-national companies. The USFS Properties are 100% leased to U.S.
Foodservice, the second-largest food distributor in the United States under a
20-year absolute triple net lease at an initial in-place rental rate of $5.82 per square foot. The USFS Properties accounted for approximately 60% of U.S.
Foodservice's 2006 EBITDAR.

The USFS Properties range in size from approximately 19,346 square feet to approximately 504,627 square feet with an average of approximately 237,950 square feet. A majority of the USFS Properties are large multi-use warehouse distribution facilities with over 78.2% of the USFS Properties over 200,000 square feet. On average, approximately 62% of the net rentable area ("NRA") of each of the USFS Properties is utilized for dry storage (includes office and dock space) while the remaining NRA is utilized for warehouse cooler storage
(approximately 17% of NRA) and warehouse freezer storage (approximately 21% of
NRA). The USFS Properties offer ceiling heights ranging from 14 feet to 40 feet, with an average of 30 feet, and have 2 to 67 dock doors with an average of 32 dock doors per property.

RELEASE. The related borrower is permitted to obtain the release of individual properties under the USFS Industrial Distribution Portfolio Loan in connection with a sale of such property to a third party for fair market value, provided that there is a partial defeasance or prepayment of the principal by an amount equal to the greater of (i) 90% of the net proceeds from such sale and (ii) 110%
of the allocated loan balance, provided no event of default is continuing under the related mortgage loan documents. After giving effect to such release, the
DSCR of the remaining USFS Properties may not be less than the greater of (i)
80% of the DSCR immediately prior to such release and (ii) the DSCR at closing of the mortgage loan. The loan-to-value ratio of the USFS Properties may not be greater than the LTV ratio at closing.

                                    60 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

SUBSTITUTION. The related borrower may substitute one or more similar fee owned or ground leased property for any of the USFS Industrial Distribution Portfolio
mortgaged properties so long as: (i) such substitution satisfies REMIC eligibility; (ii) after effect to such substitution, the DSCR is not less than the greater of (a) 80% of the DSCR immediately prior to such substitution and
(b) the DSCR at closing of the mortgage loan; (iii) after giving effect to such substitution, the loan-to-value ratio is not greater than the lesser of (a) the loan-to-value ratio immediately prior to such substitution and (b) the loan-to-value ratio at origination of the mortgage loan; (iv) the lender has received written confirmation from each Rating Agency that such substitution will not result in a downgrade withdrawal or qualification of the then-current ratings assigned by such Rating Agency to any class of certificates; and (v) the related borrower has submitted customary due diligence materials.

THE TENANT. U.S. Foodservice is the second largest foodservice distributor in the United States with $19.2 billion of net sales in 2006, and one of only two national broadline foodservice distributors. U.S. Foodservice serves geographical areas that represent over 90% of the country's population. U.S.
Foodservice operates more than 70 facilities with approximately 27,000 employees and distributes food and related products to over 250,000 customers, including restaurants, hospitals, hotels, schools, the government and other establishments where food is prepared. Customers are served by a sales force of approximately
4,800 people with a separate sales force dedicated to the needs of national account customers. U.S. Foodservice offers an array of fresh, frozen, dry and non-food products with over 300,000 stock-keeping units ("SKU") and a private label product portfolio encompassing 4,000 SKUs. U.S. Foodservice has approximately 6,000 suppliers and a private refrigerated transport fleet with more than 6,000 tractor trailers traveling over 250 million miles annually.
Broadline is U.S. Foodservice's primary segment and accounted for 85% of net sales for the fiscal year ending December 30, 2006. Broadline customers are primarily independently owned restaurants as well as a diverse group of other independent customers such as country clubs, caterers, independent nursing homes and community centers. The North Star business segment accounted for 15% of net sales for the fiscal year ending December 30, 2006. North Star primarily serves
"National Chain Restaurant" customers, which are generally large multi-unit customers with a national presence in the casual dining and quick service restaurant categories.

U.S. Foodservice has been in operation for over 150 years and through acquisition and growth, three companies (U.S. Foodservice, PYA/Monarch and
Alliant Foodservice) emerged and became U.S. Foodservice. In 2000, Ahold entered the United States foodservice distribution industry through the acquisition of
U.S. Foodservice and PYA/Monarch. In November 2001, Ahold acquired Alliant
Foodservice and established U.S. Foodservice as the second largest broadline foodservice distribution company in the United States. In November of 2006,
Ahold cited limited near-term synergies between U.S. Foodservice and Ahold's retail operations, and decided to focus their resources and expertise wholly on the future growth of their retail businesses with the divestiture of U.S.
Foodservice.

The commercial foodservice market has experienced uninterrupted annual growth every year since 1975, increasing at an average annual growth rate of over 6%
for the past 30 years. The percentage of consumer spending in the foodservice market has increased steadily during this period and the shift is expected to continue as a result of rising disposable income, an increase in the number of restaurants, and favorable demographic trends such as an aging population base that spends more per capita at foodservice establishments.

THE LEASE. U.S. Foodservice is subject to a 20-year absolute triple-net unitary master lease (the "U.S. Foodservice Lease") expiring on July 31, 2027 at an initial triple-net base rent of $52,585,051 and an average triple net base rent during the USFS Industrial Distribution Portfolio loan term of $55,214,304. The lease is structured with contractual rent increases of 10% on the fifth, tenth and fifteenth anniversary dates of the lease commencement date in July 2007. The contractual rental rate for the USFS Industrial Distribution Portfolio was determined in accordance with the alternate use market rent for each USFS
Property as concluded by the appraisers. The lease does not contain any extension options or termination options. U.S. Foodservice is responsible for payments for all real estate taxes, insurance premiums, real estate operating expenses and capital expenditures.

THE MARKET(1). The USFS Properties are generally located within close proximity to major metropolitan areas and have generally easy access to major roadways.
The USFS Properties average 21.4 miles from each of their respective metropolitan statistical areas ("MSA"), enabling widespread regional service.
Approximately 63.2% of the USFS Properties are located within the Top 50 MSAs in the United States.

PROPERTY MANAGEMENT. The mortgaged property is managed by U.S. Foodservice,
Inc., an affiliate of the borrower.

(1)   Certain information was obtained from the USFS Industrial Distribution
      Portfolio property appraisals, dated between May 21, 2007 and May 30,
      2007. The appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisals.

                                    61 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                     USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

                             [MAP AND KEY INDICATING
                          LOCATIONS OF USFS INDUSTRIAL
                        DISTRIBUTION PORTFOLIO PROPERTIES
                                    OMITTED]

                                    62 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    63 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

                            [FOUR (4) PHOTOS OF CLARK
                                 TOWER OMITTED]

                                    64 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $60,750,000
CUT-OFF DATE PRINCIPAL BALANCE:         $60,750,000
LOAN NUMBER (% OF POOL BY IPB):         7 (2.3%)
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               Clark Tower, LLC
SPONSORS:                               In-Rel Management, Inc.
ORIGINATION DATE:                       08/14/07
INTEREST RATE:                          6.21700%
INTEREST-ONLY PERIOD:                   72 months
MATURITY DATE:                          09/01/17
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Springing
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL       MONTHLY
                                                    ----------------------------
TAXES:                                                  $283,960       $94,653
INSURANCE:                                               $23,619        $4,724
CAPEX:                                                        $0        $8,763
TI/LC(1):                                               $400,000            $0
IMMEDIATE REPAIRS(2):                                   $892,100            $0
OTHER(3):                                               $437,734            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- Suburban
SQUARE FOOTAGE:                         657,245
LOCATION:                               Memphis, TN
YEAR BUILT/RENOVATED:                   1973/2007
OCCUPANCY:                              85.3%
OCCUPANCY DATE:                         07/18/07
NUMBER OF TENANTS:                      90
HISTORICAL NOI:
  2005:                                 $4,110,230
  2006:                                 $3,786,452
  TTM AS OF 06/30/07:                   $4,212,432
UW REVENUES:                            $10,143,050
UW EXPENSES:                            $4,239,313
UW NOI(4):                              $5,903,736
UW NET CASH FLOW:                       $5,496,244
APPRAISED VALUE:                        $80,500,000
APPRAISAL DATE:                         07/21/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $92
CUT-OFF DATE LTV:                       75.5%
MATURITY DATE LTV:                      71.9%
UW IO DSCR(4):                          1.44x
UW DSCR(4):                             1.23x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                            RATINGS(5)
TENANT NAME                             MOODY'S/S&P/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------

CB RICHARD ELLIS GROUP, INC.                                  57,511        8.8%          $ 15.55              2014
CONCORDE CAREER COLLEGES, INC.                                54,463        8.3%          $ 16.90              2016
FEDERAL DEPOSIT INSURANCE CORPORATION      Aaa/AAA/AAA       39,5356        6.0%          $ 17.50              2012
INTERACTIVE WORLDWIDE MEMPHIS                                 27,243        4.1%          $ 17.25              2015
----------------------------------------------------------------------------------------------------------------------------

(1)   A general TI/LC fund of $400,000 is to be used and replenished for the life for the Clark Tower mortgage loan. A letter of credit may be substituted in place of the general TI/LC fund if certain conditions are satisfied as set forth in the related mortgage loan.

(2)   Immediate repairs include the addition of seven ADA compliant parking spaces, one van accessible ADA compliant parking space and a complete boiler re-tubing for a total of $12,100. The remainder of the funds
      ($880,000) is to be used towards the estimated $1,200,000 modernization of eight of the twelve elevators at the Clark Tower mortgaged property. The related borrower has agreed to pay the remainder from non-escrowed funds.

(3)   Upfront other reserves include TI/LC funds ($332,768) and performance holdback funds ($104,966) for both Concorde Career Colleges, Inc. and
      Hilton (both of whom are scheduled to take occupancy by January of 2008).

(4)   The difference in the UW NOI and historical NOI is largely due to (i)
      scheduled rent increases through July 2008 in the approximate amount of
      $182,000 and (ii) 20 newly executed leases through 2006 and 20 newly executed leases through 2007 with rent in the approximate aggregate amount of $2,100,000.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   Approximately 4,070 square feet of the Federal Deposit Insurance
      Corporation's space expires in November of 2007.

                                    65 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

THE LOAN. The Clark Tower mortgage loan is secured by a first lien mortgage in a fee interest in a Class "A" office building comprising approximately 657,245 square feet located in Memphis, Tennessee.

THE BORROWER. The related borrower is Clark Tower, LLC, a Delaware limited liability company, which is structured as a special purpose entity.

THE SPONSORS. The sponsor for the Clark Tower mortgage loan is In-Rel
Management, Inc. ("In-Rel"). Since 1985, In-Rel has operated as a full-service real estate firm specializing in acquiring, remodeling and managing commercial properties. The company's corporate headquarters are in Lake Worth, Florida, with branch offices in Memphis and Nashville, Tennessee and Birmingham, Alabama.
In-Rel generated over $40 million in revenues in 2006. Currently, In-Rel owns and manages over 30 properties, including both office and retail space totaling approximately 4 million square feet.

THE PROPERTY. The Clark Tower mortgaged property is a 33-story, Class "A" office building containing approximately 657,245 square feet situated on approximately
8.9 acres of land in Memphis, Tennessee.

Built in 1973 and recently renovated in 1993, 2003 and 2007, the Clark Tower mortgaged property is one of the largest single office buildings in Memphis. The mortgaged property features 1,850 covered parking spaces in an adjoining parking deck with direct access to the office tower on each of its seven levels.
Additional amenities in the building include The Tower Room, a public club on the 33rd floor with approximately 19,305 square feet of space, a fitness center
(which was recently constructed in 2007), sundry shop and delicatessen.

The mortgaged property is situated in East Memphis, approximately 8 miles east of the Memphis central business district. Clark Tower enjoys excellent access due primarily to the convenient location of Interstate 240, which is located approximately one mile east of the mortgaged property and serves as the circumferential interstate system for the metropolitan Memphis area. Further,
Interstate 40 intersects the beltway less than three miles to the northwest of
Clark Tower. Additional primary arteries serving the immediate neighborhood include Poplar Avenue (U.S. Highway 72), Walnut Grove Road (State Highway 23),
Park Avenue and Quince Road. The immediate neighborhood has a significant level of residential, industrial and institutional development.

The Clark Tower mortgaged property has a well-diversified tenant roster and is currently 85.3% leased to 90 tenants that are paying an average of $16.62 per square foot in rent.

SIGNIFICANT TENANTS.

CB Richard Ellis Group, Inc. (NYSE: "CBG") ("CBRE"), an S&P 500 company headquartered in Los Angeles, California, is one of the world's largest commercial real estate companies in terms of 2006 revenue. With over 24,000 employees, CBRE serves real estate owners, investors and occupiers through more than 300 offices worldwide (excluding affiliate and partner offices). CBRE offers strategic advice and execution for property sales and leasing, corporate services, property, facilities and project management, mortgage banking, appraisal and valuation development services investment management and research and consulting. In 2007, BusinessWeek named CBRE one of the 50 "best in class"
companies across all industries. CBRE occupies approximately 57,511 square feet in four separate spaces, or approximately 8.8% of the net rentable area at the mortgaged property. CBRE's largest lease at the mortgaged property is approximately 42,009 square feet and expires in March of 2014.

Concorde Career Colleges, Inc. ("Concorde") owns and operates proprietary, postsecondary institutions that offer career vocational training programs in the allied health field. Founded in 1988 and headquartered in Mission, Kansas,
Concorde provides for-profit post-secondary education. The company has 12 campuses in 7 states with a total enrollment of approximately 5,700 students. It focuses on various healthcare roles, including medical assistants, nursing, radiology, respiratory therapy, insurance coding and more. The company had 2005 revenue of approximately $87.6 million and has approximately 980 full-time employees. In September 2006, it was acquired and taken private by an affiliate of Liberty Partners for approximately $114.5 million. Concorde occupies approximately 54,463 square feet, or approximately 8.3% of the net rentable area at the mortgaged property. Concorde's lease expires in August of 2016.

Federal Deposit Insurance Corporation ("FDIC") preserves and promotes public confidence in the United States financial system by insuring deposits in banks and thrift institutions for at least $100,000; by identifying, monitoring and addressing risks to the deposit insurance funds; and by limiting the effect on the economy and the financial system when a bank or thrift institution fails. An independent agency of the federal government, the FDIC was created in 1933 in response to the thousands of bank failures that occurred in the 1920s and early
1930s. With an insurance fund totaling more than $49 billion, the FDIC insures more than $3 trillion of deposits in United States banks and thrifts, including deposits in virtually every bank and thrift in the country. The FDIC employs approximately 4,500 people and is headquartered in Washington, D.C. The FDIC occupies approximately 39,535 square feet, or approximately 6.0% of the net rentable area at the mortgaged property. The FDIC's largest lease at the mortgaged property is approximately 35,465 square feet and expires in November of 2012.

                                    66 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is located within the Memphis market and the East/Germantown submarket. The Memphis metropolitan statistical area ("MSA")
continued to grow in the first quarter of 2007, with rising income and falling unemployment. As of the first quarter of 2007, the average occupancy in the
Memphis MSA and the East/Germantown submarket was 82.5% and 87.8%, respectively.
Additionally, rents have been on a rising trend in the Memphis MSA with an average Class "A" asking rent of $20.24 per square foot, which represents an increase of 6.5% year-over-year. For the first quarter of 2007, the effective rental rate for the Memphis MSA and the East/Germantown submarket was $14.98 and
$17.28, respectively. Except for one project in downtown Memphis scheduled to be completed in June 2008, there is very limited new construction planned through
2011, which likely has driven the large increase in rental rates in the Memphis
MSA.

According to the appraisal, the population and number of households within a five-mile radius of the mortgaged property is expected to be 245,450 and 99,722, respectively, for 2007. The estimated average household income within a one-mile radius of the mortgaged property is estimated to be $76,614 for 2007.

PROPERTY MANAGEMENT. The mortgaged property is managed by In-Rel, an affiliate of the borrower. In-Rel manages four other office properties in addition to the
Clark Tower mortgaged property.

(1)   Certain information was obtained from the Clark Tower appraisal, dated
      July 26, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    67 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

             NUMBER OF                                         % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT     RENT      SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR         EXPIRING     EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         96,612       14.7%           NAP       NAP        96,612        14.7%            NAP          NAP
2007 & MTM       14         19,988        3.0     $  357,264       4.0%      136,588        17.7%     $  357,264          3.8%
2008             24         40,610        6.2        679,504       7.5       157,210        23.9%     $1,036,768         14.9%
2009             19         69,176       10.5      1,285,982      14.3       246,374        37.5%     $2,322,750         28.6%
2010             14         76,111       11.6      1,275,213      14.2       302,497        46.0%     $3,597,963         42.2%
2011              8         45,145        6.9        761,270       8.5       347,642        52.9%     $4,359,233         50.4%
2012             16        118,621       18.0      1,918,709      21.3       466,263        70.9%     $6,277,942         70.8%
2013              2         14,186        2.2        151,367       1.7       480,449        73.1%     $6,429,309         72.5%
2014              4         58,845        9.0        889,278       9.9       539,294        82.1%     $7,318,587         82.0%
2015              3         53,548        8.1        690,049       7.7       592,842        90.2%     $8,008,636         89.3%
2016              3         64,403        9.8      1,000,013      11.1       657,245       100.0%     $9,008,649        100.0%
2017              0              0        0.0              0       0.0       657,245       100.0%     $9,008,649        100.0%
AFTER             0              0        0.0              0       0.0       657,245       100.0%     $9,008,649        100.0%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:          107        657,245      100.0%    $9,008,649     100.0%
--------------------------------------------------------------------------------------------------------------------------------

                                    68 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                   CLARK TOWER
--------------------------------------------------------------------------------

                              [LARGE MAP INDICATING
                               LOCATION OF CLARK
                                 TOWER OMITTED]

                                    69 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              LAKESHORE APARTMENTS
--------------------------------------------------------------------------------

                          [FOUR (4) PHOTOS OF LAKESHORE
                              APARTMENTS OMITTED]

                                    70 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              LAKESHORE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $52,200,000

CUT-OFF DATE PRINCIPAL BALANCE:        $52,200,000

LOAN NUMBER (% OF POOL BY IPB):        8 (2.0%)

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWERS(1):                          Riverside Lakeshore, LLC,
                                       Raintree Lakeshore, LLC,
                                       Lakeshore Gardens
                                       Associates, LLC

SPONSOR:                               Harbor Group International

ORIGINATION DATE:                      06/15/07

INTEREST RATE:                         5.79100%

INTEREST-ONLY PERIOD:                  60 months

MATURITY DATE:                         07/01/17

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(90),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              No

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE(2):               Permitted Mezzanine Loan

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                      --------------------------
TAXES:                                                  $417,281      $46,365
INSURANCE:                                                    $0           $0
CAPEX3:                                               $4,070,000           $0
OTHER:                                                        $0           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Multifamily -- Garden

UNITS:                                 740

LOCATION:                              Indianapolis, IN

YEAR BUILT/RENOVATED:                  1989/2007

OCCUPANCY:                             96.2%

OCCUPANCY DATE:                        05/08/07

HISTORICAL NOI(4):

  2005:                                $3,224,304
  2006:                                $3,370,953

  TTM AS OF 04/30/07(5):               $3,816,280

UW REVENUES:                           $6,536,902

UW EXPENSES:                           $2,330,609

UW NOI:                                $4,206,293

UW NET CASH FLOW:                      $4,023,728

APPRAISED VALUE(6):                    $68,000,000

APPRAISAL DATE:                        04/27/08
--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                $70,541
CUT-OFF DATE LTV(6):                   76.8%
MATURITY DATE LTV(6):                  71.6%
UW IO DSCR(4):                         1.31x
UW DSCR(4):                            1.10x

---------------------------------------------------------------------------------------------------------------------------
                                                        UNIT MIX(7)

                                                     APPROXIMATE
                          NUMBER OF   AVERAGE UNIT   NET RENTABLE   % OF TOTAL     WEIGHTED AVERAGE      WEIGHTED AVERAGE
UNIT MIX                    UNITS     SQUARE FEET    SQUARE FEET    SQUARE FEET   MONTHLY ASKING RENT   MONTHLY MARKET RENT
---------------------------------------------------------------------------------------------------------------------------

ONE BEDROOM                  516          654            654           60.6%             $696                  $792
TWO BEDROOM                  224          981            981           39.4              $916                  $992
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      740          753            753          100.0%             $763                  $933
---------------------------------------------------------------------------------------------------------------------------

(1)   Each of the three related borrowers, each a limited liability company, are subject to a co-tenancy agreement relating to their ownership of the mortgaged property.

(2)   The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 80.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.15x.

(3)   Under the related loan documents, the borrower was required to deposit
      $4,070,000 with the mortgagee for capital improvements, including repairs on the interior, the pool, the fitness center, clubhouse and the exterior of the mortgaged property. From time to time, the related borrower may request disbursement of these funds upon completion of portions of the improvements.

(4)   The difference in UW NOI and historical NOI is due to several factors including, but not limited to: (i) historical occupancy increased from
      91.0% in 2005 to 96.2% in May of 2007; (ii) other income increased due to tenant reimbursements of electricity and water/sewer which began with new leases in 2006; (iii) concessions have consistently decreased from 10.1%
      in 2005 to 7.0% in 2006 to 4.9% in February, March and April of 2007; and
      (iv) decreased expenses such as payroll, and maintenance and repair are possible now after this acquisition by Harbor Group International, an owner and operator of more than $1 billion in commercial real estate
      (including two other multifamily properties in Indianapolis, Indiana).

(5)   The TTM figure represents three months of operations (February, March and
      April 2007) annualized.

(6)   The "as-is" appraised value of the mortgaged property is $63,000,000 as of
      April 27, 2007 and the "as-is" loan-to-value ratio is 82.9%.

(7)   Certain information was obtained from the Lakeshore Apartments appraisal, dated May 14, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    71 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              LAKESHORE APARTMENTS
--------------------------------------------------------------------------------

THE LOAN. The Lakeshore Apartments mortgage loan is secured by first lien mortgage in a fee interest in a 740-unit, Class "A", garden-style apartment complex located in Indianapolis, Indiana.

THE BORROWERS. The related borrower is a tenant-in-common borrowing structure with three members, each structured as a special purpose entity: Riverside
Lakeshore, LLC, Raintree Lakeshore, LLC and Lakeshore Gardens Associates, LLC.
Each of the related borrowers is subject to a co-tenancy agreement.

THE SPONSOR. The sponsor is Harbor Group International ("HGI"). As of August
2007, HGI has an investment portfolio worth more than $2 billion and has been acquiring properties since 1990. HGI currently owns approximately 14 million square feet of office, retail, hotel and multifamily property. HGI's investment objective is to achieve superior risk adjusted returns through opportunistic real estate and real estate related investments with an internal rate of return target of approximately 15%. HGI's apartment portfolio consists of approximately
9,480 units in the United States with an average occupancy of approximately 92%.

THE PROPERTY. The mortgaged property is a 740-unit, Class "A", garden-style apartment complex situated on approximately 38.7 acres located in Indianapolis,
Indiana. Built in 1989 and recently renovated in 2007, the mortgaged property is comprised of 47 buildings and is currently 96.2% occupied.

Upon its acquisition, the related borrower is scheduled to implement a capital improvements program of both the interior and exterior of the mortgaged property. The related borrower is planning on spending $3,670,000 (or $4,959 per unit) over the next two years to reposition the mortgaged property. The interior upgrades will include new kitchens and bathrooms and the exterior upgrades will include landscaping, exterior painting and asphalt paving.

The amenities at the Lakeshore Apartments include two community pools, one heated spa, clubhouse, fitness center, business center and carports. Each unit features a full appliance package, including an electric range/oven, vent-hood, refrigerator and dishwasher. Further, each unit includes a washer and dryer and either a private patio or balcony area. Lastly, the mortgaged property features
148 carports and 148 garages for its residents. The average size of a unit at the Lakeshore Apartments is 753 square feet and the average asking rent is $762.
The mortgaged property's unit mix is comprised of 516 one bedroom/one bathroom apartments (which have an asking rent ranging from $679 to $730) and 224 two bedroom/two bathroom apartments (which have an asking rent ranging from $915 to
$916).

The mortgaged property's location is considered to be one of the best in
Indianapolis due to its exposure and visibility to 82nd Street and its proximity to nearby office and retail developments. The 82nd Street corridor in this northeast portion of Indianapolis has over seven million square feet of Class
"A" office and retail development. Further, the mortgaged property is located only 10 miles northeast from the City of Indianapolis central business district.
The Glendale Mall is located approximately two miles from the mortgaged property and is anchored by Lowes, Old Navy and Stein Mart. Additionally, the
Indianapolis International Airport is approximately 20 miles southwest of the mortgaged property's neighborhood.

Indianapolis is also home to many corporate headquarters and regional offices including, Eli Lilly and Company, FedEx, SBC Communications, JPMorgan Chase &
Co. and CVS Pharmacy. Other top employers in the Indianapolis MSA include
Indiana University/Purdue University at Indianapolis, Rolls-Royce Corporation,
Pinkerton, Inc. and United Parcel Service.

PARTIAL RELEASE. Provided no event of default occurs and is continuing and subject to certain other conditions, the related borrower may make a transfer of an immaterial, non-income producing portion of the mortgaged property to the
City of Indianapolis, Indiana or the Indiana Department of Transportation for
use as a public right of way.

THE MARKET(1). The mortgaged property is located in the Indianapolis metropolitan statistical area ("MSA"). During the fourth quarter of 2006, the
Indianapolis MSA posted a vacancy rate of 9.3% and net absorption has been positive the past four years. Additionally, both asking rents ($638) and effective rents ($599) have increased over the past three years. Apartment inventory for the Indianapolis MSA (approximately 106,139 units) has only increased 2.7% since the end of 2002. Further, a slowdown in single family home sales has had a very positive impact on the multifamily housing market in
Indianapolis.

The mortgaged property's submarket, Castleton, contains approximately 13,574 units and average asking rent of $704, which is greater than the overall
Indianapolis MSA asking rent of $638. Further, the Castleton submarket's current vacancy rate is 7.5%, which compares favorably to the overall Indianapolis MSA vacancy rate of 9.3%. Within the Castleton submarket, new deliveries of apartment units averaged only 109 units between 1999 and 2006.

PROPERTY MANAGEMENT. The mortgaged property is managed by Harbor Group, a
Virginia corporation and an affiliate of the borrower. The Harbor Group is a diversified property management company managing shopping centers, office buildings and multifamily residential space throughout the United States. The
Harbor Group's services include property management, property leasing, maintenance, engineering, construction, real estate planning and development.

(1)   Certain information was obtained from the Lakeshore Apartments appraisal, dated May 14, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    72 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              LAKESHORE APARTMENTS
--------------------------------------------------------------------------------

                              [LARGE MAP INDICATING
                              LOCATION OF LAKESHORE
                               APARTMENTS OMITTED]

                                    73 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

                             [FOUR (4) PHOTOS OF STF
                         PORTFOLIO PROPERTIES OMITTED]

                                    74 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $49,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $49,000,000

LOAN NUMBER (% OF POOL BY IPB):        9 (1.9%)

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWERS:                             Titan STF TX Portfolio, LP, Titan STF NM
                                       Portfolio, LLC

SPONSORS:                              STF Titan, Inc., Ben F. Spencer,
                                       Ron W. Mills, Kevin L. Reid

ORIGINATION DATE:                      07/05/07

INTEREST RATE:                         6.45450%

INTEREST-ONLY PERIOD:                  60 months

MATURITY DATE:                         08/01/17

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),DeforGrtr1%orYM(91),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              N/A

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                      --------------------------
TAXES:                                                  $467,052      $51,895
INSURANCE:                                              $114,032      $12,670
CAPEX:                                                        $0      $ 6,001
ENGINEERING:                                             $98,992           $0
TI/LC:                                                        $0      $25,006
OTHER(1):                                             $2,500,000           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee/Leasehold

PROPERTY TYPE:                         Industrial -- Warehouse/Distribution

SQUARE FOOTAGE:                        1,200,274

LOCATION:                              Various

YEAR BUILT/RENOVATED:                  Various

OCCUPANCY:                             88.4%

OCCUPANCY DATE:                        06/25/07

NUMBER OF TENANTS:                     61

HISTORICAL NOI:

  2005:                                $3,179,120
  2006:                                $3,892,546
  TTM AS OF 04/30/07:                  $4,078,484

UW REVENUES:                           $5,927,154

UW EXPENSES:                           $1,466,766

UW NOI:                                $4,460,388

UW NET CASH FLOW:                      $4,268,344

APPRAISED VALUE:                       $63,000,000

APPRAISAL DATE:                        05/21/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $41
CUT-OFF DATE LTV:                      77.8%
MATURITY DATE LTV:                     73.2%
UW IO DSCR:                            1.33x
UW DSCR:                               1.15x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS
                            RATINGS(2)
TENANT NAME              MOODY'S/S&P/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------

ADC TELECOMMUNICATIONS                       333,800        27.8%           $3.86               2012
WEST DISTRIBUTORS, INC.                      174,860        14.6%           $4.34               2010
AZTEC IMPORTS                                 56,000        4.7%            $3.14               2009
-------------------------------------------------------------------------------------------------------------

(1)   At the closing of the STF Portfolio mortgage loan, the related borrower deposited cash in the sum of $2,500,000 for the leasing of vacant space.
      The funds will be released upon the commencement of a replacement tenant lease for the space vacated by Food Bank and achieving a debt service coverage ratio greater than or equal to 1.15x. The mortgagee is in the process of releasing $1.4 million to the related borrower related to the leasing of approximately 26,400 square feet at the 5800 South 42nd Street mortgaged property. Therefore, $1.1 million would remain for the holdback.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    75 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The STF Portfolio mortgage loan is secured by a first lien mortgage in a fee/leasehold interest in 19 industrial flex and warehouse/distribution properties that contain approximately 1,200,274 square feet of net rentable area located in Texas and New Mexico.

THE BORROWERS. The borrowing entities are Titan STF TX Portfolio, LP, a Texas limited partnership, and Titan STF NM Portfolio, LLC, a Delaware limited liability company, both of which are structured as single purpose entities.

THE SPONSORS. The sponsors are Kevin L. Reid, Ben F. Spencer, Ron W. Mills and
STF Titan, Inc., a subsidiary of Titan Industrial Development ("TID"). TID is a real estate operating company in New Mexico and along the Texas/New
Mexico/Mexico borders. With 632 manufacturing plants and approximately 367,485 employees, TID is responsible for approximately 55% of all border manufacturing between the United States and Mexico. TID's aggregate net worth of its holdings is approximately $135,000,000 with approximately 1,000,000 square feet of space currently under contract. Kevin L. Reid is the chairman of the board of TID, with Ben F. Spencer serving as the Chief Executive Officer. Ron W. Mills is the
President of TID and is responsible for development, leasing and land sales.

THE PROPERTIES. The STF Portfolio comprises 19 industrial flex and warehouse/distribution buildings totaling approximately 1,200,274 square feet located in El Paso and McAllen, Texas and Santa Teresa, New Mexico. Of the
portfolio's net rentable area, approximately 120,027 square feet (10.0%) is office area and 1,080,247 square feet (90.0%) is warehouse area. The portfolio is leased to approximately 61 tenants and is approximately 88.4% occupied. The portfolio properties were built between 1982 and 2001 and have an average rent of approximately $3.80 per square foot. Major portfolio tenants include: ADC
Telecommunications (approximately 333,800 square feet), West Distributors, Inc.
(approximately 174,860 square feet) and Aztec Imports (approximately 56,000 square feet). These tenants occupy approximately 564,660 square feet, or approximately 47% of the portfolio's net rentable area.

RELEASE. Provided that no event of default exists under the related mortgage loan documents, at any time after the earliest permitted defeasance lockout date, individual STF Portfolio properties may be released from the lien of the mortgage, subject to the satisfaction of certain conditions, including, but not limited to: a partial release payment to the mortgagee in the amount equal to
125% of the allocated loan amount for each parcel being released, up to a maximum of $9,800,000, which is 20% of the loan amount.

THE MARKET(1). The STF Portfolio contains 19 individual properties located in the El Paso/Santa Teresa and McAllen market areas. The El Paso/Santa Teresa market area is comprised of 5 properties of approximately 53,640,000 square feet of industrial space with a 2006 year-end average occupancy of approximately
88.8%. Average rents for the area were between $3.00 and $5.00 per square foot.
The mortgaged properties in the El Paso market area are considered Class "A" and
"B" office/warehouse properties located in the southeast submarket that have excellent access to all of the city's major thoroughfares via IH-10, US 54, US
62, SH 375 and SR 20.

The McAllen/Mission/Pharr industrial market is comprised of 14 properties of approximately 15,785,171 square feet with an occupancy rate of approximately
97.8% as of the first quarter 2006. Rental rates in this market as of the first quarter 2006 were approximately $4.00 per square foot, which is up from approximately $3.96 in 2005. The mortgaged properties located in the
McAllen/Mission/Pharr market are considered Class "B" bulk warehouses.

PROPERTY MANAGEMENT. The mortgaged property is managed by Titan Development of
Texas, LLC, an affiliate of TID.

(1)   Certain information was obtained from the STF Portfolio property appraisal, dated June 15, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

                                    76 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

             NUMBER OF                                         % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA   BASE RENT      RENT      SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
YEAR         EXPIRING     EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         127,574      10.6%           NAP      NAP         127,574       10.6%           NAP         NAP
2007 & MTM       10          47,795       4.0     $  215,623      4.7%        175,369       14.6%     $  215,623        4.7%
2008             21         162,684      13.6        809,923     17.7         338,053       28.2%     $1,025,546       22.4%
2009             17         224,927      18.7        947,771     20.7         562,980       46.9%     $1,973,317       43.1%
2010             13         283,494      23.6      1,196,054     26.1         846,474       70.5%     $3,169,371       69.2%
2011              0               0       0.0              0      0.0         846,474       70.5%     $3,169,371       69.2%
2012              2         353,800      29.5      1,408,248     30.8       1,200,274      100.0%     $4,577,619      100.0%
2013              0               0       0.0              0      0.0       1,200,274      100.0%     $4,577,619      100.0%
2014              0               0       0.0              0      0.0       1,200,274      100.0%     $4,577,619      100.0%
2015              0               0       0.0              0      0.0       1,200,274      100.0%     $4,577,619      100.0%
2016              0               0       0.0              0      0.0       1,200,274      100.0%     $4,577,619      100.0%
2017              0               0       0.0              0      0.0       1,200,274      100.0%     $4,577,619      100.0%
AFTER             0               0       0.0              0      0.0       1,200,274      100.0%     $4,577,619      100.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:           63       1,200,274     100.0%    $4,577,619    100.0%
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                 PROPERTY SUMMARY

                                                YEAR BUILT/
                                                   YEAR        SQUARE
PROPERTY NAME                LOCATION            RENOVATED      FEET      OCCUPANCY            TOP TENANT
------------------------------------------------------------------------------------------------------------------

101 LINDBERGH DRIVE          Santa Teresa, NM      2001         333,800    100.0%     ADC Telecommunications
1313 DON HASKINS DRIVE       El Paso, TX           1985         174,860    100.0%     West Distributors, Inc.
4403 WEST MILITARY HIGHWAY   McAllen, TX           1998         112,104     90.1%     Logistics Outsource
4200 WEST MILITARY HIGHWAY   McAllen, TX           1987          80,220    100.0%     IMI Cornelius, Inc.
9701 PAN AMERICAN DRIVE      El Paso, TX           1989          80,000    100.0%     Aztec Imports
1328 EAST HACKBERRY AVENUE   McAllen, TX           1983          45,734    100.0%     Main Fine LLC
2660 AIRPORT ROAD            Santa Teresa, NM      2000          31,906     63.3%     Anamarc Enterprises, Inc.
4301 WEST MILITARY HIGHWAY   McAllen, TX           1992          52,500    100.0%     Datacom Custom Manufacturing
5800 SOUTH 42ND STREET       McAllen, TX           1999          41,400     36.2%     Mirsa Manufacturing, LLC
1300 EAST HACKBERRY AVENUE   McAllen, TX           1996          34,500     27.5%     KCI Therapeutic Services
9515 PLAZA CIRCLE            El Paso, TX           1989          38,400      0.0%
1200 EAST HACKBERRY AVENUE   McAllen, TX           1994          27,500    100.0%     The Glidden Co.
6200 SOUTH 35TH STREET       McAllen, TX           1990          24,000     75.0%     GTECH Corporation
3600 WEST MILITARY HIGHWAY   McAllen, TX           1982          21,000     48.1%     Cencorp USA, LLC
3500 WEST MILITARY HIGHWAY   McAllen, TX           1985          20,000    100.0%     McAllen Metal Stampings
3500 DURANGO AVENUE          McAllen, TX           1990          21,000     57.1%     Hankyu International
7001 SOUTH 33RD STREET       McAllen, TX           1995          20,000    100.0%     Essex Group, Inc.
6412 SOUTH 36TH STREET       McAllen, TX           1989          20,160    100.0%     Fujitsu Ten Corp. of America
6901 SOUTH 33RD STREET       McAllen, TX           1990          21,190    100.0%     Noma Technologies, LP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       1,200,274     88.4%
------------------------------------------------------------------------------------------------------------------

                                        ALLOCATED LOAN
PROPERTY NAME                % OF GLA      BALANCE
------------------------------------------------------

101 LINDBERGH DRIVE           27.8%      $12,854,215
1313 DON HASKINS DRIVE        14.6%        6,694,823
4403 WEST MILITARY HIGHWAY     9.3%        5,671,505
4200 WEST MILITARY HIGHWAY     6.7%        3,253,886
9701 PAN AMERICAN DRIVE        6.7%        2,603,889
1328 EAST HACKBERRY AVENUE     3.8%        2,174,453
2660 AIRPORT ROAD              2.7%        2,171,336
4301 WEST MILITARY HIGHWAY     4.4%        1,766,061
5800 SOUTH 42ND STREET         3.4%        1,726,313
1300 EAST HACKBERRY AVENUE     2.9%        1,589,144
9515 PLAZA CIRCLE              3.2%        1,477,693
1200 EAST HACKBERRY AVENUE     2.3%        1,440,283
6200 SOUTH 35TH STREET         2.0%        1,071,639
3600 WEST MILITARY HIGHWAY     1.7%          918,103
3500 WEST MILITARY HIGHWAY     1.7%          803,535
3500 DURANGO AVENUE            1.7%          736,508
7001 SOUTH 33RD STREET         1.7%          695,981
6412 SOUTH 36TH STREET         1.7%          688,187
6901 SOUTH 33RD STREET         1.8%          662,446
------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  $49,000,000
------------------------------------------------------

                                    77 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   MARKET SUMMARY(1)

                                                    OCCUPANCY             RENT PSF
                                                -----------------   --------------------
                                                                                              PERCENTAGE
PROPERTY NAME                LOCATION           PROPERTY   MARKET   PROPERTY      MARKET      OF OFFICE    CLEAR HEIGHT
-----------------------------------------------------------------------------------------------------------------------

1200 EAST HACKBERRY AVENUE   McAllen, TX          100.0%    97.8%    $  5.35   $       4.00     26.0%        18 feet
1300 EAST HACKBERRY AVENUE   McAllen, TX           27.5%    97.8%    $  4.64   $       4.00      7.0%        20 feet
1328 EAST HACKBERRY AVENUE   McAllen, TX          100.0%    97.8%    $  4.36   $       4.00     24.0%        20 feet
3500 DURANGO AVENUE          McAllen, TX           57.1%    97.8%    $  4.32   $       4.00     12.0%        20 feet
4301 WEST MILITARY HIGHWAY   McAllen, TX          100.0%    97.8%    $  3.60   $       4.00      7.0%        25 feet
3600 WEST MILITARY HIGHWAY   McAllen, TX           48.1%    97.8%    $  4.68   $       4.00      8.0%        16 feet
3500 WEST MILITARY HIGHWAY   McAllen, TX          100.0%    97.8%    $  4.20   $       4.00     10.0%        17 feet
4200 WEST MILITARY HIGHWAY   McAllen, TX          100.0%    97.8%    $  4.23   $       4.00     10.0%        20 feet
4403 WEST MILITARY HIGHWAY   McAllen, TX           90.1%    97.8%    $  5.10   $       4.00      8.0%        24 feet
5800 SOUTH 42ND STREET       McAllen, TX           36.2%    97.8%    $  4.32   $       4.00      6.0%        20 feet
6200 SOUTH 35TH STREET       McAllen, TX           75.0%    97.8%    $  4.68   $       4.00     16.0%        17 feet
6412 SOUTH 36TH STREET       McAllen, TX          100.0%    97.8%    $  4.20   $       4.00      8.0%        18 feet
6901 SOUTH 33RD STREET       McAllen, TX          100.0%    97.8%    $  4.08   $       4.00      7.0%        20 feet
7001 SOUTH 33RD STREET       McAllen, TX          100.0%    97.8%    $  4.32   $       4.00     12.0%        16 feet
9701 PAN AMERICAN DRIVE      El Paso, TX          100.0%    88.8%    $  3.30   $ 3.00-$5.00      3.0%        20 feet
9515 PLAZA CIRCLE            El Paso, TX            0.0%    88.8%    $     0   $ 3.00-$5.00      5.0%        20 feet
1313 DON HASKINS DRIVE       El Paso, TX          100.0%    88.8%    $  4.34   $ 3.00-$5.00      6.0%        24 feet
101 LINDBERGH DRIVE          Santa Teresa, NM     100.0%    88.8%    $  3.86   $ 3.00-$5.00      7.0%        28 feet
2660 AIRPORT ROAD            Santa Teresa, NM      63.3%    88.8%    $ 10.03   $ 3.00-$5.00     71.0%        16 feet
-----------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the STF Portfolio appraisal, dated
      June 15, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related property appraisal.

                                    78 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                  STF PORTFOLIO
--------------------------------------------------------------------------------

                        [MAP AND KEY INDICATING LOCATIONS
                          OF STF PORTFOLIO PROPERTIES
                                    OMITTED]

                                    79 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               BALDWIN PARK RETAIL
--------------------------------------------------------------------------------

                     [TWO (2) PHOTOS OF BALDWIN PARK RETAIL
                                    OMITTED]

                                    80 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               BALDWIN PARK RETAIL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $41,500,000

CUT-OFF DATE PRINCIPAL BALANCE:        $41,500,000

LOAN NUMBER (% OF POOL BY IPB):        10 (1.6%)

LOAN SELLER:                           CIBC Inc.

BORROWER:                              RP Baldwin Retail, LLC

SPONSOR:                               RP Realty Partners Fund II, L.P.

ORIGINATION DATE:                      09/14/07

INTEREST RATE:                         6.83000%

INTEREST-ONLY PERIOD:                  24 months

MATURITY DATE:                         10/01/17

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION(1):                    L(23),Def(93),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Springing

ADDITIONAL DEBT(2):                    $11,000,000

ADDITIONAL DEBT TYPE(2)                Mezzanine Loan

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                      --------------------------
TAXES(3):                                               $914,950      $90,000
INSURANCE(4):                                                 $0           $0
CAPEX:                                                        $0       $1,521
TI/LC(5):                                                     $0       $8,363
OTHER(6):                                             $1,859,700           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail -- Anchored

SQUARE FOOTAGE:                        182,463

LOCATION:                              Orlando, FL

YEAR BUILT/RENOVATED(7):               2007

OCCUPANCY:                             87.8%

OCCUPANCY DATE:                        08/28/07

NUMBER OF TENANTS:                     49

UW REVENUES:                           $5,363,940

UW EXPENSES:                           $1,506,584

UW NOI:                                $3,857,356

UW NET CASH FLOW:                      $3,736,839

APPRAISED VALUE(8):                    $57,000,000

APPRAISAL DATE(8):                     12/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $227.44
CUT-OFF DATE LTV(7):                   72.8%
MATURITY DATE LTV(7):                  65.7%
UW IO DSCR:                            1.30x
UW DSCR:                               1.15x
--------------------------------------------------------------------------------

(1)   The mortgaged property is part of a mixed-use planned development and, accordingly, subject to certain restrictive covenants of record (the
      "Restrictive Covenants"). The declarant under the Restrictive Covenants retained the right to purchase the mortgaged property or compel a sale of the mortgaged property (collectively, the "Purchase Option") upon the breach of certain covenants contained in the Restrictive Covenants. The loan documents provide that if the declarant were to exercise these rights prior to the 2nd anniversary of the securitization closing date, then the borrower will prepay the mortgage loan, accompanied by a yield maintenance premium.

(2)   The Mezzanine Loan has a current unpaid principal balance of $11,000,000 and is secured by 100% of the membership interests in the Borrower and
      100% of the membership interests in an affiliate of the Borrower (the
      "Borrower Affiliate Party"). The Borrower Affiliate Party owns the residential apartments (the "Apartments") located on the 2nd and 3rd floors of a portion of the Baldwin Park Retail collateral. The Apartments are not collateral for the Loan. The Mezzanine Loan is cross-defaulted with the Baldwin Park Retail Loan and the mortgage loan secured by the residential apartments.

(3)   Lender is escrowing for real estate taxes on the Property and, until the
      Apartments are separately assessed for real estate taxes (expected to occur January 1, 2008), the Apartments.

(4)   Lender waived the collection of reserves for payment of insurance premiums so long as Borrower timely pays for and renews all policies of insurance required to be maintained under the Loan documents and no event of default has occurred under the Loan.

(5)   Ongoing TI/LC reserves will be collected at a rate of $100,354.68 per year on a monthly basis, capped at $301,064.00 and replenished if drawn upon.

(6)   (i) At origination, the borrower deposited $1,379,230 into an escrow account representing tenant improvement costs and allowances and deposited
      $480,470 into an escrow account representing rent and reimbursements for tenants with signed leases that are not yet in occupancy or open for business.

      (ii) There are certain charges, assessments and dues that are paid to the
      Baldwin Park Association and the Majestic Commercial Condominium Owner's
      Association, Inc. from to time. Lender has waived the collection of reserves for payment of such items so long as Borrower timely pays these items and no event of default occurs.

(7)   A portion of the mortgaged property was constructed in 2004, 2005 and
      2006, with 100% completion in 2007.

(8)   The loan-to-value ratio was calculated using "as-stabilized" values. The
      "as-is" appraised value for the mortgage loan is $55,000,000 and the loan-to-value ratio is 75.5%.

                                    81 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               BALDWIN PARK RETAIL
--------------------------------------------------------------------------------

THE LOAN. The Baldwin Park Retail mortgage loan is secured by the first lien mortgage in a fee interest in an approximately 182,463 square foot anchored retail property located in Orlando, Florida.

THE BORROWER. The borrowing entity is RP Baldwin Retail, LLC, a Delaware limited liability company and a single purpose entity, which is 100% owned by RP Baldwin
Retail Holdings, LLC, a Delaware limited liability company which, in turn, is
100% owned by RP Realty Partners Fund II, L.P. ("RPRP"). RPRP was organized on
September 18, 2006 as a limited partnership for the purpose of acquiring real estate related investments located primarily in the United States. During the period that the Partnership capital was being raised, the mortgaged property was acquired by an affiliated entity, Rubin Pachulski Properties ("RPP-36"), under agreements that provided for the transfer of RPP-36's assets including the mortgaged property to RPRP. On December 31, 2006 RPP-36 transferred all its properties to RPRP. As of March 31, 2007, RPRP held 8 separate real estate holdings with a fair asset value of approximately $211 million consisting of
667,239 square feet of retail space and 177 multi family units. RPRP is the guarantor of the non-recourse carve-outs.

THE PROPERTY. The Baldwin Park Retail mortgaged property consists of the 182,463 square foot anchored retail component of the 1,093 acre master planned community known as Baldwin Park Village. The collateral is segregated into four separate sections under a city block concept: Section A (90,808 square feet), Section B
(50,822 square feet), Section C (15,793 square feet) and Section D (25,040 square feet). Two of the collateral buildings contain single tenants consisting of the Publix space and a coffee shop (1,500 square feet), while the remaining collateral space is located on the first floor of several three-story buildings.
These three-story buildings have residential apartments located on the second and third floors, which are not part of the collateral. The balance of the
Baldwin Park Village master planned community consists of residential and office space.

SIGNIFICANT TENANTS.

Publix Super Markets, Inc. ("Publix") was founded in 1930 and is the largest and fastest growing employee-owned supermarket chain in the United States. Publix had an employee count of more than 143,000 and 907 stores located in Florida
(655), Georgia (168), South Carolina (39), Alabama (28) and Tennessee (17). For
the second quarter of 2007, Publix's sales were $5.7 billion, a 5.9% increase from last year's $5.3 billion. Comparable-store sales for the second quarter of
2007 increased 4%.

CVS Caremark Corporation ("CVS") was created in 2007 through the merger of CVS
Corporation and Caremark Rx, Inc. CVS is the nation's largest retail pharmacy chain with approximately 6,200 stores across 38 states. In 2004, CVS completed its integration of over 1,200 Eckerd drugstores and in 2006, they completed the integration of 700 Sav-on and Osco drugstores acquired from Albertsons. Net revenues for the second quarter ended June 30, 2007, increased $10.1 billion to
$20.7 billion, up from $10.6 billion during the comparable 2006 period. Same store sales rose 5.7%. For the second quarter ended June 30, 2007, net earnings increased 114.1% to $723.6 million compared to net earnings of $337.9 million in the comparable 2006 period.

THE MARKET(1). Baldwin Park Retail is located along New Broad Street in the heart of the Baldwin Park Village master planned community in Orlando, Florida.
Regional access is via Interstate 4, north of the East-West Expressway.

The overall Orlando retail market had total inventory of approximately
30,281,000 square feet as of the 2nd quarter of 2007, with an average vacancy rate of 5.4% and an average asking rent of $18.55 per square foot. As of the 2nd quarter of 2007, Baldwin Park Retail's Northeast submarket had total retail inventory of approximately 9,527,000 square feet (approximately 31.5% of the total metro Orlando retail market) with a vacancy factor of 6.2% with an average asking rent of 17.58 per square foot. Non-anchor asking rents range from $10.54 to $28.82 per square foot. For anchor space, asking rents range from $3.58 to
$18.98 per square foot. By year-end 2008, vacancy is expected to fall to 5.4%
with rents expected to increase to $18.75 per square foot.

Within a 1-, 3-, and 5- mile radius, the population was 6,293, 92,187 and
288,166, respectively, with an average household income of $56,736, $72,370,
$68,345, respectively.

PROPERTY MANAGEMENT. The mortgaged property is managed by RP Realty Partners
Fund II, L.P., an affiliate of the borrower.

(1)   Certain information was obtained from the Baldwin Park Retail appraisal, dated April 15, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal. Additional neighborhood and community shopping center market information from an Orlando, Florida REIS report as of the second quarter 2007.

                                    82 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               BALDWIN PARK RETAIL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
                                                                                                                  LEASE
                                RATINGS(1)                  % OF         ANNUAL                                 EXPIRATION
TENANT NAME                  MOODY'S/S&P/FITCH   TOTAL SF   TOTAL SF   BASE RENT    BASE RENT PSF   SALES PSF    YEAR(2)
--------------------------------------------------------------------------------------------------------------------------

ANCHORS
PUBLIX                                             45,971     25.1%    $  448,217      $  9.75        $614         2024
CVS                            Baa2/BBB+/BBB       14,101      7.7        352,525      $ 25.00        $600         2021
                                                  --------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                         60,072     32.9%    $  800,742      $ 13.33
TOP 10 TENANTS
LAGO                                                7,216      3.9%    $  194,832      $ 27.00                     2016
BALDWIN HARBOR                                      5,299      2.9        140,529      $ 26.52                     2010
310 PARK SOUTH                                      5,000      2.7        135,000      $ 27.00                     2011
NEW BROAD STREET REALTY                             4,556      2.5        200,004      $ 43.90                     2012
AMSOUTH BANK                     Aa3/NR/A+          3,880      2.1        166,219      $ 42.84                     2016
PEOPLE'S CHOICE AESTHETIC                           3,816      2.0         91,584      $ 24.00                     2010
MY ART STUDIO                                       3,574      1.9         89,350      $ 25.00                     2014
COLIBRI MEXICAN CUISINE                             2,807      1.5         70,175      $ 25.00                     2011
LOCO MOTION                                         2,783      1.5         68,462      $ 24.60                     2010
CGE ENTERPRISES (SALON)                             2,773      1.5         66,552      $ 24.00                     2011
                                                  --------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                         41,704     22.8%    $1,222,707      $ 29.32
REMAINING INLINE SPACE                            140,759     77.1%    $1,580,589      $ 11.23
                                                  --------------------------------------------
VACANT SQUARE FEET:                                22,317     12.2%           NAP          NAP
TOTAL OWNED GLA:                                  182,463              $3,604,038
TOTAL CENTER GLA:                                 182,463
--------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   Lease expiration dates represent earliest expiration dates for multiple space tenant leases.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                            % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES       FEET     % OF GLA   BASE RENT      RENT      SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
YEAR         EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT           8         22,317     12.2%    $        0       0.0%       22,317         12.2%             NAP        NAP
2007 & MTM       0              0      0.0              0       0.0        22,317         12.2%      $        0        0.0%
2008             0              0      0.0              0       0.0        22,317         12.2%      $        0        0.0%
2009             3          3,337      1.8        104,063       2.9        25,654         14.1%      $  104,063        2.9%
2010            20         39,554     21.7      1,053,629      29.2        65,208         35.7%      $1,157,692       32.1%
2011            12         23,797     13.0        619,516      17.2        89,005         48.8%      $1,777,208       49.3%
2012             7         13,830      7.6        443,180      12.3       102,835         56.4%      $2,220,388       61.6%
2013             0              0      0.0              0       0.0       102,835         56.4%      $2,220,388       61.6%
2014             1          3,574      2.0         89,350       2.5       106,409         58.3%      $2,309,738       64.1%
2015             0              0      0.0              0       0.0       106,409         58.3%      $2,309,738       64.1%
2016             3         13,246      7.3        416,950      11.6       119,655         65.6%      $2,726,688       75.7%
2017             1          2,736      1.5         76,608       2.1       122,391         67.1%      $2,803,296       77.8%
AFTER            2         60,072     32.9        800,742      22.2       182,463        100.0%      $3,604,038      100.0%
------------------------------------------------------------------------------------------------------------------------------
TOTAL:          57        182,463    100.0%    $3,604,038     100.0%
------------------------------------------------------------------------------------------------------------------------------

                                    83 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               BALDWIN PARK RETAIL
--------------------------------------------------------------------------------

                        [LARGE MAP INDICATING LOCATION OF
                          BALDWIN PARK RETAIL OMITTED]

                                    84 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    85 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               PORTOLA PLAZA HOTEL
--------------------------------------------------------------------------------

                        [THREE (3) PHOTOS AND ONE (1) MAP
                        OF PORTOLA PLAZA HOTEL OMITTED]

                                    86 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               PORTOLA PLAZA HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $40,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $40,000,000

LOAN NUMBER (% OF POOL BY IPB):        11 (1.5%)

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              Custom House Hotel, L.P.

ORIGINATION DATE:                      08/01/07

INTEREST RATE:                         5.44650%

INTEREST-ONLY PERIOD:                  120 months

MATURITY DATE:                         08/01/17

AMORTIZATION TYPE:                     Interest-only

ORIGINAL AMORTIZATION:                 N/A

REMAINING AMORTIZATION:                N/A

CALL PROTECTION:                       L(24),Def(91),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              No

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                      --------------------------
TAXES:                                                   $     0           $0
INSURANCE:                                               $     0           $0
REQUIRED REPAIRS:                                        $21,250           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Hotel -- Full Service

ROOMS:                                 379

LOCATION:                              Monterey, CA

YEAR BUILT/RENOVATED:                  1977/2006

OCCUPANCY:                             72.6%

OCCUPANCY DATE:                        05/30/07

HISTORICAL NOI:

 2005:                                 $7,807,886
 2006:                                 $9,631,805

UW REVENUES:                           $26,978,088

UW EXPENSES:                           $18,449,293

UW NOI:                                $8,528,796

UW NET CASH FLOW:                      $7,449,672

APPRAISED VALUE:                       $104,500,000

APPRAISAL DATE:                        04/06/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $105,541
CUT-OFF DATE LTV:                      38.3%
MATURITY DATE LTV:                     38.3%
UW DSCR:                               3.37x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                        PROPERTY HISTORICAL OPERATING STATISTICS

            OCCUPANCY                                  ADR                                       REVPAR
---------------------------------   --------------------------------------      -----------------------------------------
 2005     2006     TTM       UW       2005       2006       TTM         UW        2005       2006       TTM         UW
-------------------------------------------------------------------------------------------------------------------------

66.80%   69.00%   72.60%   70.20%   $ 162.06   $ 175.34   $ 183.84   $ 179.99   $ 108.24   $ 121.06   $ 133.46   $ 126.35
-------------------------------------------------------------------------------------------------------------------------

                                    87 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                             ZEMAN CROSSED PORTFOLIO
--------------------------------------------------------------------------------

                          [THREE (3) PHOTOS AND ONE (1)
                              MAP OF ZEMAN CROSSED
                         PORTFOLIO PROPERTIES OMITTED]

                                    88 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                             ZEMAN CROSSED PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $39,005,000
CUT-OFF DATE PRINCIPAL BALANCE:        $39,005,000
LOAN NUMBER (% OF POOL BY IPB):        12 (1.5%)
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWERS:                             Forest Hills Village MHC LLC,
                                       Whispering Sands LLC and
                                       Weatherstone Lakes LLC
SPONSOR:                               Edward C. Zeman
ORIGINATION DATE:                      07/12/07
INTEREST RATE:                         6.51700%
INTEREST-ONLY PERIOD:                  24 months
MATURITY DATE:                         08/01/12
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(28),O(7)
CROSS COLLATERALIZATION:               Yes
LOCK BOX:                              No
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                      --------------------------
TAXES(1):                                                     $0           $0
INSURANCE(1):                                                 $0           $0
REQUIRED REPAIRS:                                       $120,908           $0
CAPEX:                                                        $0       $5,650
HOLDBACK(2):                                          $3,853,182           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE:                         Manufactured Housing
UNITS:                                 1,356
LOCATIONS:                             Machesney Park
                                       and Lovers Park, IL,
                                       Sauk Village, IL and
                                       Valparaiso, IN
YEAR BUILT/RENOVATED:                  Various
OCCUPANCY:                             86.3%
OCCUPANCY DATE:                        06/19/07
HISTORICAL NOI:
  2006:                                $2,701,680
UW REVENUES:                           $4,912,484
UW EXPENSES:                           $1,489,622
UW NOI(3):                             $3,422,862
UW NET CASH FLOW:                      $3,335,062
APPRAISED VALUE:                       $56,890,000
APPRAISAL DATE:                        06/13/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $28,765
CUT-OFF DATE LTV:                      68.6%
MATURITY DATE LTV:                     66.3%
UW IO DSCR(3):                         1.30x
UW DSCR(3):                            1.13x
--------------------------------------------------------------------------------

(1)   Upon the occurrence and during the continuance of an event of default under the mortgage loan documents, the related borrower is required to pay the mortgagee 1/12th of the taxes and insurance premiums that the mortgagee estimates will be payable within the following 12-month period.
      In lieu of making the foregoing payments each year, the related borrower may elect to deliver a letter of credit in the face amount of $472,834.

(2)   Holdback funds in the amount of $3,853,182 will be released upon the achievement of a DSCR greater than or equal to 1.20x calculated on an amortizing basis.

(3)   The difference in 2006 NOI and UW NOI can be attributed to the increase in revenue from underwritten rental rate bump, $325,440 ($20 per unit), that will take place on January 1st, 2008. Vacancy/Credit Loss is underwritten based on the actual vacancy of each respective mortgaged property.
      Underwritten expenses were based on appraiser's concluded expense levels and consistent with historical operations at the mortgaged property.
      Additionally, the 2006 NOI does not account for the Forest View mortgaged property, which was recently acquired by the related borrower in connection with the property financing.

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO SUMMARY(1)
                                                                                                      WEIGHTED AVERAGE
                                         NUMBER     ALLOCATED      CURRENT     MARKET     VALUE PER       MONTHLY          MONTHLY
PROPERTY NAME      LOCATION              OF PADS   LOAN BALANCE   OCCUPANCY   OCCUPANCY    UNIT(2)      ASKING RENT      MARKET RENT
------------------------------------------------------------------------------------------------------------------------------------

FOREST VIEW(3)     Machesney Park
                   and Lovers Park, IL     933     $30,874,000      93.0%       90.1%      $47,301          $240            $377
WHISPERING SANDS   Valparaiso, IN          329     $ 6,241,000      68.4%       87.1%      $32,039          $315            $304
SAUK TRAIL MHC     Sauk Village, IL        94      $ 1,890,000      83.0%       92.0%      $30,314          $410            $427
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the Forest View mortgaged property appraisal, the Whispering Sands mortgaged property appraisal and the Sauk
      Trail MHC mortgaged property appraisal, each dated June 20, 2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisals.

(2)   The Value Per Unit numbers are calculated using the direct capitalization method of valuation.

(3)   The Forest View mortgaged property represents two communities that the related borrower is merging: the Forest View community, representing approximately 330 units and the Forest Hills mortgaged property, representing approximately 603 units. The borrower is refinancing the
      Forest Hills mortgaged property and acquiring the Forest View mortgaged property.

                                    89 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                        INTERNATIONAL ALUMINUM PORTFOLIO
--------------------------------------------------------------------------------

                        [THREE (3) PHOTOS AND ONE (1) MAP
                           OF INTERNATIONAL ALUMINUM
                         PORTFOLIO PROPERTIES OMITTED]

                                    90 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                        INTERNATIONAL ALUMINUM PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $39,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $39,000,000
LOAN NUMBER (% OF POOL BY IPB):        13 (1.5%)

LOAN SELLER:                           CIBC Inc.
BORROWER:                              Alum Landlord (De) Qrs
                                       16-105, Inc.
SPONSOR:                               Corporate Property
                                       Associates 16-Global Inc.
ORIGINATION DATE:                      06/25/07
INTEREST RATE:                         6.50000%
INTEREST-ONLY PERIOD:                  36 months
MATURITY DATE:                         07/01/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Springing
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                      --------------------------
TAXES1:                                                       $0           $0
INSURANCE(1):                                                 $0           $0
CAPEX(2):                                                     $0           $0
TI/LC(3):                                                     $0           $0
ENVIRONMENTAL(4):                                     $1,283,250           $0
ENGINEERING(5):                                               $0           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE:                         Industrial -- Warehouse/Distribution
SQUARE FOOTAGE:                        757,266
LOCATION:                              Various
YEAR BUILT/RENOVATED:                  Various
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        04/01/07
NUMBER OF TENANTS:                     1
UW REVENUES:                           $4,076,802
UW EXPENSES:                           $81,538
UW NOI:                                $3,995,264
UW NET CASH FLOW:                      $3,995,264
APPRAISED VALUE:                       54,400,000
APPRAISAL DATE:                        Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:               $52
CUT-OFF DATE LTV:                   71.7%
MATURITY DATE LTV:                  65.4%
UW IO DSCR:                         1.55x
UW DSCR:                            1.35x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                    PROPERTY SUMMARY

                                                                RENTABLE
                                                YEAR BUILT/      SQUARE
PROPERTY NAME                LOCATION          YEAR RENOVATED     FEET     OCCUPANCY               TOP TENANT
-------------------------------------------------------------------------------------------------------------------------

720 CEL-RIVER ROAD          Rock Hill, SC           1985          69,572    100.0%     International Aluminum Corporation
2000 SILBER ROAD            Houston, TX             1983          57,000    100.0%     International Aluminum Corporation
2500 EAST CHAMBERS STREET   Phoenix, AZ             1995          99,000    100.0%     International Aluminum Corporation
3663 BANDINI BOULEVARD      Los Angeles, CA         1985         134,640    100.0%     International Aluminum Corporation
5625 FIRESTONE BOULEVARD    South Gate, CA       1969/1999       149,200    100.0%     International Aluminum Corporation
6969 WEST 73RD STREET       Bedford Park, IL     1982/1998        99,000    100.0%     International Aluminum Corporation
30526 SAN ANTONIO STREET    Hayward, CA          1977/2005       148,854    100.0%     International Aluminum Corporation
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          757,266    100.0%
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------
                                          ALLOCATED
                              LEASE         LOAN
PROPERTY NAME               EXPIRATION     BALANCE
----------------------------------------------------

720 CEL-RIVER ROAD             2027      $ 1,500,000
2000 SILBER ROAD               2027        2,400,000
2500 EAST CHAMBERS STREET      2027        5,900,000
3663 BANDINI BOULEVARD         2027        7,600,000
5625 FIRESTONE BOULEVARD       2027        8,400,000
6969 WEST 73RD STREET          2027        4,800,000
30526 SAN ANTONIO STREET       2027        8,400,000
----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  $39,000,000
----------------------------------------------------

(1)   The Borrower is not required to pay tax or insurance impounds as long as the lease (the "Primary Lease") of the mortgaged properties to
      International Aluminum ("Primary Tenant") is in full force and effect with no monetary Event of Default (as defined in the Primary Lease), no sale of the properties to other than to a Pre-approved Buyer (as defined in the mortgage) has occurred, and Primary Tenant pays all taxes and assessments with respect to the property and maintains the insurance required pursuant to the mortgages.

(2)   No CapEx reserves are collected unless the Primary Lease terminates, the
      Primary Tenant fails to perform required repairs, or a "Non-Preapproved
      Sale" occurs. If any of the foregoing occurs, Borrower is to commence making monthly Cap Ex deposits at the following square footage rates for each property: 1/12 of $.02 per rentable square foot ("rsf") for 720
      Cel-River Road; 1/12 of .38 per rsf for the 2000 Silber Road; 1/12 of $.07
      per rsf for 2500 East Chambers Street; 1/12 of $.07 per rsf for 3663
      Bendini Boulevard; 1/12 of $.27 per rsf for 5625 Firestone Boulevard; 1/12
      of $.04 per rsf for 30526 San Antonio Street; and 1/12 of $.33 per rsf for
      6969 West 73rd Street.

(3)   No TI/LC reserves are collected unless a Non-Preapproved Sale occurs.
      Commencing on the first Monthly Payment Date following a Non-Preapproved
      Sale, Borrower is required to pay lender a deposit to the TI/LC reserve in an amount equal to 1/12 of $.20 per rentable square foot for each property.

(4)   The Environmental Reserve was established to secure the performance of environmental remediation required to be performed under the Primary Lease with respect to 5625 Firestone Boulevard ($99,000), 3663 Bendini Boulevard
      ($747,750) and 30526 San Antonio Street ($436,500). Upon completion of such remediation as required under the mortgage, Borrower is entitled to receive a disbursement of the balance in the Environmental Reserve.

(5)   Engineering reserves were waived provided Borrower causes Primary Tenant to perform the applicable Deferred Maintenance items required under the
      Primary Lease within 120 days from closing. In the event that Borrower has not caused such work to be completed, then Borrower shall pay to Lender for deposit into the Engineering reserve the following amounts with respect to each property: $5,013 for 720 Cel-River Road; $72,500 for 2000
      Silber Road; $22,550 for 2500 East Chambers Street; $36,050 for 3663
      Bendini Boulevard; $23,750 for 5625 Firestone Boulevard; and $688 for 6969
      West 73rd Street.

                                    91 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               PILLSBURY WINTHROP
--------------------------------------------------------------------------------

                       [TWO (2) PHOTOS AND ONE (1) MAP OF
                          PILLSBURY WINTHROP OMITTED]

                                    92 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                               PILLSBURY WINTHROP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $39,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $39,000,000
LOAN NUMBER (% OF POOL BY IPB):        14 (1.5%)
LOAN SELLER:                           CIBC Inc.
BORROWER:                              SCP 2004B-Palo Alto GL, LLC
SPONSOR:                               Murray Goodman
ORIGINATION DATE:                      09/10/07
INTEREST RATE:                         6.98000%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         10/01/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(23),Def(93),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Springing
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                      --------------------------
TAXES:                                                  $251,536      $31,442
INSURANCE:                                               $13,145       $3,286
CAPEX:                                                        $0           $0
TI/LC(1):                                                     $0      $83,333
OTHER(2):                                                     $0           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Leasehold
PROPERTY TYPE:                         Office -- Suburban
SQUARE FOOTAGE:                        82,000
LOCATION:                              Palo Alto, CA
YEAR BUILT/RENOVATED:                  2003
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        09/01/07
NUMBER OF TENANTS:                     1
HISTORICAL NOI:
  2005:                                $4,270,968
  2006:                                $4,659,122
UW REVENUES:                           $6,007,762
UW EXPENSES:                           $1,716,165
UW NOI:                                $4,291,597
UW NET CASH FLOW:                      $4,115,297
APPRAISED VALUE:                       $53,380,000
APPRAISAL DATE:                        06/26/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $476
CUT-OFF DATE LTV:                      73.1%
MATURITY DATE LTV:                     69.2%
UW IO DSCR:                            1.49x
UW DSCR:                               1.32x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS
                            RATINGS(3)
TENANT NAME              MOODY'S/S&P/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------

PILLSBURY WINTHROP LLP          N/A           82,000       100.0%          $ 74.92              2013
-------------------------------------------------------------------------------------------------------------

(1)   Ongoing TI/LC reserves will be collected at a rate of $1,000,000 per year on a monthly basis.

(2)   The lender will institute an all excess cash flow sweep if Pillsbury
      Winthrop LLP fails to exercise its renewal option one year prior to lease expiration. The cash flow sweep will cease upon Pillsbury Winthrop LLP renewing its lease with the Borrower or if Borrower has executed an acceptable replacement lease or leases.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    93 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                EVERBANK BUILDING
--------------------------------------------------------------------------------

                           [PHOTO AND MAP OF EVERBANK
                               BUILDING OMITTED]

                                    94 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                                EVERBANK BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $38,800,000
CUT-OFF DATE PRINCIPAL BALANCE:        $38,800,000
LOAN NUMBER (% OF POOL BY IPB):        15 (1.5%)
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Riverside Avenue Partners, Ltd.
SPONSORS:                              Riverside Avenue Partners, Ltd.
ORIGINATION DATE:                      07/31/07
INTEREST RATE:                         6.21950%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         08/01/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(91),O(4)
CROSS COLLATERALIZATION:               No
LOCK BOX:                              No
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  No
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL      MONTHLY
                                                      --------------------------
TAXES:                                                        $0      $49,093
TI/LC:                                                  $468,000           $0
INSURANCE:                                               $85,131      $18,918
REQUIRED REPAIRS:                                       $359,644       $2,550
HOLDBACK(1):                                          $2,725,615           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office
SQUARE FOOTAGE:                        207,022
LOCATION:                              Jacksonville, FL
YEAR BUILT/RENOVATED:                  2007
OCCUPANCY:                             86.1%
OCCUPANCY DATE:                        07/03/07
HISTORICAL NOI(2):                     N/A
NUMBER OF TENANTS:                     10
UW REVENUES:                           $5,275,670
UW EXPENSES:                           $1,932,070
UW NOI:                                $3,343,600
UW NET CASH FLOW:                      $3,157,280
APPRAISED VALUE:                       $51,100,000
APPRAISAL DATE:                        06/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $187
CUT-OFF DATE LTV:                      75.9%
MATURITY DATE LTV:                     71.2%
UW IO DSCR:                            1.29x
UW DSCR:                               1.10x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT TENANTS
                         RATINGS(3)
TENANT NAME           MOODY'S/S&P/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------

EVERBANK                                   50,746        24.5%          $ 21.00              2017
HARDEN & ASSOCIATES                        28,372        13.7%          $ 21.00              2017
LBA ACCOUNTANTS                            23,735        11.5%          $ 21.00              2017
VOLPE LAW FIRM                             23,735        11.5%          $ 21.00              2017
----------------------------------------------------------------------------------------------------------

(1)   Holdback funds in the amount of $2,725,615 are held in the following manner: H&E Holdback ($2,289,224), Axcess Sports Holdback ($30,167), Cooke
      Holdback ($183,892), Everbank Holdback ($83,073) and PMH Holdback
      ($139,259). The holdback funds in the amount of $2,725,615 will be released upon the satisfaction of the following criteria: (i) no event of default shall have occurred under the related mortgage loan documents,
      (ii) the tenant for each holdback account will be in physical occupancy of the space, open for business and be paying full rent in accordance with the terms of the lease, (iii) all tenant improvement allowances under the related leases will be paid in full and (iv) the related borrower will have requested the release of the individual holdback in writing, and will have delivered to lender evidence that each of the foregoing conditions has been met. The underwritten occupancy calculations assume that Harden &
      Associates will take occupancy in October of 2007, Axcess Sports will take occupancy in January of 2008, Cooke & Meaux will take occupancy in
      September of 2007 and PMH Attorney will take occupancy in January 2008.

(2)   Historical operating data for this mortgaged property is unavailable as the Everbank Building was built in April 2007 and tenants moved into the property in May of 2007.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    95 of 95

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.